SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.

                                    FORM S-1

                      POST-EFFECTIVE AMENDMENT NUMBER 26 TO

                      REGISTRATION STATEMENT NUMBER 33-26844

                     American Express Investors Certificate

                                      UNDER

                           THE SECURITIES ACT OF 1933

                      AMERICAN EXPRESS CERTIFICATE COMPANY
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               (Exact name of registrant as specified in charter)

                                    DELAWARE
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         (State or other jurisdiction of incorporation or organization)

                                      6725
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            (Primary Standard Industrial Classification Code Number)

                                   41-6009975
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                      (I.R.S. Employer Identification No.)

       70100 AXP Financial Center, Minneapolis, MN 55474, (612) 671-3131
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   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                 H. Bernt von Ohlen - 50605 AXP Financial Center,
                     Minneapolis, MN 55474, (612) 671-7981
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            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

Explanatory Note

The prospectuses contained in Part I of the Registration Statement are substantially similar and are for the same product. The prospectus indicated "for selected investors" on the front cover contains the following differences from the other Investors Certificate prospectus: The prospectus for selected investors is designed for those selected persons who plan to invest greater than $50 million in the aggregate in this product. This is indicated on the front cover and again under "Investment amount and terms." There is also a provision stating that if the certificate owner requests a withdrawal exceeding $50 million that the issuer may defer payment for up to 30 days. This provision is found under "Full and partial withdrawals."

               CONTENTS OF THIS POST-EFFECTIVE AMENDMENT NO. 26 TO
                       REGISTRATION STATEMENT NO. 33-26844

Cover Page

Prospectus

Part II Information

Signatures

Exhibits

                     American Express Investors Certificate
                            Prospectus April 27, 2005

              Provides high fixed rates with capital preservation.

You may:

o Purchase this certificate in any amount from $100,000 through $25 million on the date your term starts unless you receive prior approval from the Issuer to invest more. (Purchases greater than $9 million will be divided into separate accounts, each with the same term and interest rate.) The aggregate amount of your current investments in American Express Investors Certificate may not exceed $50 million (unless you receive prior approval from the Issuer to invest more).

o  Select a term of one, two, three, six, 12, 24 or 36 months.

o Invest in successive terms up to a total of 20 years from the issue date of the certificate.

This certificate is available to persons who are neither citizens nor residents of the United States and to certain U.S. trusts.

Like all investment companies, the Securities and Exchange Commission has not approved or disapproved these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This certificate is backed solely by the assets of the Issuer. See "Risk Factors" on page 2p.

AECC is not a bank or financial institution, and the securities it offers are not deposits or obligations of, or backed or guaranteed or endorsed by, any bank or financial institution, nor are they insured by the Federal Deposit Insurance Corporation (FDIC), the Federal Reserve Board or any other agency.

The distributor and selling agent are not required to sell any specific amount of certificates.

Issuer:           American Express Certificate Company
                  Unit 557
                  70100 AXP Financial Center
                  Minneapolis, MN 55474
                  (800) 862-7919
                  (612) 671-3131

Distributor:      American Express Financial Advisors Inc.

Selling Agent:    American Express Bank International

Initial Interest Rates

American Express Certificate Company (the Issuer or AECC) guarantees a fixed rate of interest for each term. For the initial term, the rate will be within a specified range of certain average interest rates generally referred to as the London Interbank Offered Rates (LIBOR). See "About the Certificate" for more explanation.

Here are the interest rates in effect on April 27, 2005:


                                     Actual compound            Effective
Term           Interest rate*     yield for the term**     annualized yield***
1 month             1.45%                 1.45%                  1.46%
2 month             1.57%                 1.57%                  1.58%
3 month             1.64%                 1.64%                  1.65%
6 month             1.90%                 1.91%                  1.92%
12 month            2.26%                 2.28%                  2.28%
24 month            2.26%                 2.28%                  2.28%
36 month            2.26%                 2.28%                  2.28%


    * These are the rates for investments of $100,000. Rates may depend on factors described in "Rates for New Purchases" under "About the Certificate."

   ** Assuming monthly compounding for the number of months in the term and a $100,000 purchase.

  *** Assuming monthly compounding for 12 months and a $100,000 purchase.

These rates may or may not have changed when you apply to purchase your certificate. Rates for future terms are set at the discretion of the Issuer and may also differ from the rates shown here.

RISK FACTORS

You should consider the following when investing in this certificate:

This certificate is backed solely by the assets of the Issuer. Most of our assets are debt securities and are subject to the following risks:

Interest rate risk: The price of debt securities generally falls as interest rates increase, and rises as interest rates decrease. In general, the longer the maturity of a bond, the greater its loss of value as interest rates increase, and the greater its gain in value as interest rates decrease. See "How Your Money Is Used and Protected."

Credit risk: This is the risk that the issuer of a security, or the counterparty to a contract, will default or otherwise become unable to honor a financial obligation (such as payments due on a bond or note). Credit ratings of the issuers of securities in our portfolio vary. See "How Your Money Is Used and Protected."

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2p      AMERICAN EXPRESS INVESTORS CERTIFICATE

Table of Contents

Initial Interest Rates                                 2p

Risk Factors                                           2p

About the Certificate                                  5p

Read and Keep This Prospectus                          5p

Investment Amounts and Terms                           5p

Face Amount and Principal                              6p

Value at Maturity                                      6p

Receiving Cash During the Term                         7p

Interest                                               7p

Promotions and Pricing Flexibility                     7p

Rates for New Purchases                                8p


Rates for Future Terms                                10p


Additional Investments                                11p


Earning Interest                                      11p


How to Invest and Withdraw Funds                      12p

Buying Your Certificate                               12p

How to Make Investments at Term End                   13p


Full and Partial Withdrawals                          13p


When Your Certificate Term Ends                       15p


Transfers to Other Accounts                           15p


Transfer of Ownership                                 16p


For More Information                                  16p

Giving Instructions and Written Notification          16p

Purchases by Bank Wire                                17p


Tax Treatment of Your Investment                      18p


How Your Money Is Used and Protected                  20p

Invested and Guaranteed by AECC                       20p


Regulated by Government                               21p

Backed by Our Investments                             22p


Investment Policies                                   22p


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PROSPECTUS -- APRIL 27, 2005     3p

General Information on the Issuer and
   How It Operates                                    26p

Relationship Between the Issuer and
   American Express Financial Corporation             26p

Corporate Reorganization                              26p


Capital Structure and Certificates Issued             27p


Service Providers                                     27p

Investment Management and Services                    27p


Distribution                                          29p


Selling Agent                                         29p

Other Selling Agents                                  30p

Transfer Agent                                        30p
Custodian                                             30p

Directors and Officers                                31p

Independent Registered Public Accounting Firm         36p

Appendix                                              36p

Annual Financial Information                          38p

Summary of Selected
   Financial Information                              38p

Management's Discussion and
   Analysis of Financial Condition and
   Results of Operations                              40p

American Express Certificate Company
   Responsibility of Management                       49p

Report of Independent Registered
   Public Accounting Firm                             50p

Financial Statements                                  52p

Notes to Financial Statements                         60p


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4p      AMERICAN EXPRESS INVESTORS CERTIFICATE

About the Certificate

READ AND KEEP THIS PROSPECTUS

This prospectus describes terms and conditions of your American Express Investors Certificate. It contains facts that can help you decide if the certificate is the right investment for you. Read the prospectus before you invest and keep it for future reference. No one has the authority to vary the terms and conditions of the American Express Investors Certificate from those described in the prospectus, or to bind the Issuer by any statement not in it.

This prospectus describes the American Express Investors Certificate distributed by American Express Financial Advisors Inc. and is offered to clients who are neither citizens nor residents of the United States and to certain U.S. trusts.

INVESTMENT AMOUNTS AND TERMS


You may purchase the American Express Investors Certificate in any amount from $100,000 through $25 million payable in U.S. currency on the date your term starts unless you receive prior approval from the Issuer to invest more. (Purchases greater than $9 million will be divided into separate accounts, each with the same term and interest rate.) The aggregate amount of your current investments in American Express Investors Certificate, less withdrawals, may not exceed $50 million (unless you receive prior approval from the Issuer to invest more).


After determining the amount you wish to invest, you select a term of one, two, three, six, 12, 24 or 36 months for which the Issuer will guarantee a specific interest rate. The Issuer guarantees the principal of and interest on your certificate. At the end of the term, you may have interest earned on the certificate during its term credited to your certificate or paid to you. Investments in the certificate may continue for successive terms up to a total of 20 years from the issue date of the certificate. Generally, you will be able to select any of the terms offered. However, if your certificate is nearing its 20-year maturity, you will not be allowed to select a term that would carry the certificate past its maturity date.

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PROSPECTUS -- APRIL 27, 2005     5p

FACE AMOUNT AND PRINCIPAL

The face amount of the certificate is the amount of your initial investment, and will remain the same over the life of the certificate. Any investment or withdrawal within 15 days of the end of a term will be added on or deducted to determine principal for the new term. A withdrawal at any other time is taken first from interest credited to your investment during that term. The principal is the amount that is reinvested at the beginning of each subsequent term, and is calculated as follows:


Principal equals    Face amount (initial investment)
plus                At the end of a term, interest credited to your account
                    during the term
minus               Any interest paid to you in cash
plus                Any additional investments
minus               Any withdrawals, fees and applicable penalties
--------------------------------------------------------------------------------


Principal may change during a term as described in "Full and Partial
Withdrawals."

For example, assume your initial investment (face amount) of $500,000 earned $7,500 of interest during the term. You have not taken any interest as cash or made any withdrawals. You have invested an additional $250,000 prior to the beginning of the next term. Your principal for the next term will equal:


         $500,000   Face amount (initial investment)
plus        7,500   Interest credited to your account
minus          (0)  Interest paid to you in cash
plus      250,000   Additional investment
minus          (0)  Withdrawals and applicable penalties or fees
--------------------------------------------------------------------------------
         $757,500   Principal at the beginning of the next term
================================================================================


VALUE AT MATURITY

You may continue to invest for successive terms for up to a total of 20 years. Your certificate matures at 20 years from its issue date. At maturity, you will receive a distribution for the value of your certificate, which will be the total of your purchase price, plus additional investments and any credited interest not paid to you in cash, less any withdrawals and penalties. Some fees may apply as described in "How to Invest and Withdraw Funds."

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6p      AMERICAN EXPRESS INVESTORS CERTIFICATE

RECEIVING CASH DURING THE TERM

If you need your money before your certificate term ends, you may withdraw part or all of its value at any time, less any penalties that apply.

Procedures for withdrawing money, as well as conditions under which penalties apply, are described in "How to Invest and Withdraw Funds."

INTEREST

Your investments earn interest from the date they are credited to your account. Interest is compounded and credited at the end of each certificate month (on the monthly anniversary of the issue date). Interest may be paid to you monthly in cash if you maintain a principal balance of at least $500,000.

The Issuer declares and guarantees a fixed rate of interest for each term during the life of your certificate. We calculate the amount of interest you earn each certificate month by:

o  applying the interest rate then in effect to your balance each day,

o  adding these daily amounts to get a monthly total, and

o subtracting interest accrued on any amount you withdraw during the certificate month.

Interest is calculated on a 30-day month and 360-day year basis.


This certificate may be available through other distributors or selling agents with different interest rates or related features and consequently with different returns. You may obtain information about other such distributors or selling agents by calling American Express Client Service Corporation (AECSC) in Minneapolis at the telephone numbers listed on the back cover of this prospectus.


PROMOTIONS AND PRICING FLEXIBILITY

The Issuer may sponsor or participate in promotions involving the certificate and its respective terms. For example, we may offer different rates to new clients, to existing clients, or to individuals who purchase or use products or services offered by American Express Company, or its affiliates. These promotions will generally be for a specified period of time. We also may offer different rates based on your amount invested. These rates will be within a range described in "Rates for New Purchases."

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PROSPECTUS -- APRIL 27, 2005     7p

RATES FOR NEW PURCHASES

The Issuer has complete discretion to determine whether to accept an application and sell a certificate. When your application is accepted and we have received your initial investment, we will send you a confirmation of your purchase showing the rate that your investment will earn. The Issuer guarantees that the rate in effect for your initial term will be within a 100 basis point (1%) range tied to certain average interest rates for comparable length dollar deposits available on an interbank basis in the London market, and generally referred to as the London Interbank Offered Rates (LIBOR). For investments of $1 million or more, initial rates for specific terms are determined as follows:

1 month          Within a range of 70 basis points below to 30 basis points above the one-month LIBOR rate.
--------------------------------------------------------------------------------
2 months         Within a range of 70 basis points below to 30 basis points above the two-month LIBOR rate.
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3 months         Within a range of 70 basis points below to 30 basis points above the three-month LIBOR rate.
--------------------------------------------------------------------------------
6 months         Within a range of 70 basis points below to 30 basis points above the six-month LIBOR rate.
--------------------------------------------------------------------------------
12 months        Within a range of 70 basis points below to 30 basis points above the 12-month LIBOR rate.
--------------------------------------------------------------------------------
24 months        Within a range of 50 basis points below to 50 basis points above the 12-month LIBOR rate. (A 24-month LIBOR rate is not published.)
--------------------------------------------------------------------------------
36 months        Within a range of 50 basis points below to 50 basis points above the 12-month LIBOR rate. (A 36-month LIBOR rate is not published.)
--------------------------------------------------------------------------------

For investments from $500,000 to $999,999 initial rates for specific terms are determined as follows:

1 month          Within a range of 90 basis points below to 10 basis points above the one-month LIBOR rate.
--------------------------------------------------------------------------------
2 months         Within a range of 90 basis points below to 10 basis points above the two-month LIBOR rate.
--------------------------------------------------------------------------------
3 months         Within a range of 90 basis points below to 10 basis points above the three-month LIBOR rate.
--------------------------------------------------------------------------------
6 months         Within a range of 90 basis points below to 10 basis points above the six-month LIBOR rate.
--------------------------------------------------------------------------------
12 months        Within a range of 90 basis points below to 10 basis points above the 12-month LIBOR rate.
--------------------------------------------------------------------------------
24 months        Within a range of 70 basis points below to 30 basis points above the 12-month LIBOR rate. (A 24-month LIBOR rate is not published.)
--------------------------------------------------------------------------------
36 months        Within a range of 70 basis points below to 30 basis points above the 12-month LIBOR rate. (A 36-month LIBOR rate is not published.)
--------------------------------------------------------------------------------

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8p      AMERICAN EXPRESS INVESTORS CERTIFICATE

For investments from $250,000 to $499,999 initial rates for specific terms are determined as follows:

1 month          Within a range of 130 basis points below to 30 basis points below the one-month LIBOR rate.
--------------------------------------------------------------------------------
2 months         Within a range of 130 basis points below to 30 basis points below the two-month LIBOR rate.
--------------------------------------------------------------------------------
3 months         Within a range of 130 basis points below to 30 basis points below the three-month LIBOR rate.
--------------------------------------------------------------------------------
6 months         Within a range of 130 basis points below to 30 basis points below the six-month LIBOR rate.
--------------------------------------------------------------------------------
12 months        Within a range of 130 basis points below to 30 basis points below the 12-month LIBOR rate.
--------------------------------------------------------------------------------
24 months        Within a range of 110 basis points below to 10 basis points below the 12-month LIBOR rate. (A 24-month LIBOR rate is not published.)
--------------------------------------------------------------------------------
36 months        Within a range of 110 basis points below to 10 basis points below the 12-month LIBOR rate. (A 36-month LIBOR rate is not published.)
--------------------------------------------------------------------------------

For investments of $100,000 to $249,999, initial rates for specific terms are determined as follows:

1 month          Within a range of 210 basis points below to 110 basis points below the one-month LIBOR rate.
--------------------------------------------------------------------------------
2 months         Within a range of 210 basis points below to 110 basis points below the two-month LIBOR rate.
--------------------------------------------------------------------------------
3 months         Within a range of 210 basis points below to 110 basis points below the three-month LIBOR rate.
--------------------------------------------------------------------------------
6 months         Within a range of 210 basis points below to 110 basis points below the six-month LIBOR rate.
--------------------------------------------------------------------------------
12 months        Within a range of 210 basis points below to 110 basis points below the 12-month LIBOR rate.
--------------------------------------------------------------------------------
24 months        Within a range of 190 basis points below to 90 basis points below the 12-month LIBOR rate. (A 24-month LIBOR rate is not published.)
--------------------------------------------------------------------------------
36 months        Within a range of 190 basis points below to 90 basis points below the 12-month LIBOR rate. (A 36-month LIBOR rate is not published.)
--------------------------------------------------------------------------------

For example, if the LIBOR rate published on the date rates are determined with respect to a six-month deposit is 2.00%, the rate declared on a six-month American Express Investors Certificate greater than $500,000 but less than $1 million would be between 1.10% and 2.10%. If the LIBOR rate published for a given week with respect to 12-month certificates is 2.50%, the Issuer's rates in effect that week for the 24- and 36-month American Express Investors Certificates greater than $500,000 but less than $1 million would be between 1.80% and 2.80%. When your application is accepted, you will be sent a confirmation showing the rate that your investment will earn for the first term.

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PROSPECTUS -- APRIL 27, 2005     9p

LIBOR is the interbank-offered rates for dollar deposits at which major commercial banks will lend for specific terms in the London market. Generally, LIBOR rates quoted by major London banks will be the same. However, market conditions, including movements in the U.S. prime rate and the internal funding position of each bank, may result in minor differences in the rates offered by different banks. LIBOR is a generally accepted and widely quoted interest-rate benchmark. The average LIBOR rate used by the Issuer is published in the Wall Street Journal.

Rates for new purchases are reviewed and may change daily. The guaranteed rate that is in effect for your chosen term on the day your application is accepted at the Issuer's corporate office in Minneapolis, Minnesota, U.S.A. will apply to your certificate. The interest rates printed in the front of this prospectus may or may not have changed on the date your application to invest is accepted. Rates for new purchases may vary depending on the amount you invest, but will always be within the 100 basis point range described above. You may obtain the current interest rates by calling your relationship manager or other selling agent representative.


Interest rates for the term you have selected will not change once the term has begun, unless a withdrawal reduces your account value to a point where we pay a lower interest rate, as described in "Full and Partial Withdrawals" under "How to Invest and Withdraw Funds" or an additional investment increases your account value to a point where we pay a higher rate as described in "Additional Investments" below.


RATES FOR FUTURE TERMS


Interest on your certificate for future terms may be greater or less than the rates you receive during your first term. In setting future interest rates for subsequent terms, a primary consideration will be the prevailing investment climate, including the LIBOR rates. Nevertheless, the Issuer has complete discretion as to what interest rates it will declare beyond the initial term. The Issuer will send you notice at the end of each term of the rate your certificate will earn for the new term. You have a 15 calendar day grace period to withdraw your certificate without a withdrawal charge. If LIBOR is no longer publicly available or feasible to use, the Issuer may use another, similar index as a guide for setting rates.


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10p      AMERICAN EXPRESS INVESTORS CERTIFICATE

ADDITIONAL INVESTMENTS


You may add to your investment when your term ends. (Additional purchases that increase the value of the certificate greater than $9 million will be divided into separate accounts, each with the same term and interest rate.) If your new term is a one-month term, you may add to your investment on the first three business days of your new term. If your new term is greater than one month, you may add to your investment within the 15 calendar days following the end of your term. A $25,000 minimum additional investment is required, payable in U.S. currency. Your confirmation will show the applicable rate. However, unless you receive prior approval from the Issuer, your investment may not bring the aggregate net investment of any one or more certificates held by you (excluding any interest added during the life of the certificate and less withdrawals) over $50 million. Additional investments may be made by bank wire.

The Issuer must receive your additional investment within the 15 calendar days following the end of a certificate's current term (unless your new investment is a one-month term, in which case you have three business days) if you wish to increase your principal investment as of the first day of the new term. Interest accrues from the first day of the new term or the day your additional investment is accepted by the Issuer, whichever is later, at the rate then in effect for your account.


The interest rate for these additional investments is the rate then in effect for your account. If your additional investment increases the principal of your certificate so that your certificate's principal has exceeded a break point for a higher interest rate, the certificate will earn this higher interest rate for the remainder of the term, from the date the Issuer accepts the additional investment.

EARNING INTEREST

At the end of each certificate month, interest is compounded and credited to your account. A certificate month is the monthly anniversary of the issue date. Interest may be paid to you monthly in cash if you maintain a principal balance of at least $500,000.

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PROSPECTUS -- APRIL 27, 2005     11p

The amount of interest you earn each certificate month is determined by applying the interest rate then in effect to the daily balance of your certificate, and subtracting from that total the interest accrued on any amount withdrawn during the month. Interest is calculated on a 360-day year basis. This means interest is calculated on the basis of a 30-day month even though terms are determined on a calendar month.

How to Invest and Withdraw Funds

BUYING YOUR CERTIFICATE

This certificate is available only to clients who are neither citizens nor residents of the United States (or which are foreign corporations, partnerships, estates or trusts) and to U.S. trusts organized under the laws of any state in the United States, so long as the following are true in the case of such a U.S. trust:

o the trust is unconditionally revocable by the grantor or grantors (the person or persons who put the money into the trust);

o  there are no more than 10 grantors of the trust;

o  all the grantors are neither citizens nor residents of the United States;

o each grantor provides an appropriately certified Form W-8 (or approved substitute), as described under "Tax Treatment of Your Investment;"

o the trustee of the trust is a bank organized under the laws of the United States or any state in the United States; and

o  the trustee supplies AECC with appropriate tax documentation.


The certificate is available through offices located in Florida and New York. Your relationship manager or other selling agent representative will help you prepare your purchase application. The Issuer will process the application at our corporate offices in Minneapolis, MN, U.S.A. When your application is accepted and we have received your initial investment, we will send a confirmation of your purchase, indicating your account number and applicable rate of interest for your first term, as described under "Rates for New Purchases." See "Purchase policies" below.


Important: When you open an account, you must provide a Form W-8 or approved substitute. See "Tax Treatment of Your Investment."

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12p      AMERICAN EXPRESS INVESTORS CERTIFICATE

Purchase policies


o You have 15 calendar days from the date of purchase to cancel your investment without penalty by notifying your relationship manager or other selling agent representative. If you decide to cancel your certificate within this 15-day period, you will not earn any interest.


o The Issuer has complete discretion to determine whether to accept an application and sell a certificate.

HOW TO MAKE INVESTMENTS AT TERM END


Your relationship manager or other selling agent representative will handle this transaction for you.


FULL AND PARTIAL WITHDRAWALS

You may receive all or part of your money at any time. However:

o Full and partial withdrawals of principal are subject to penalties, described below.

o Partial withdrawals during a term must be at least $10,000. You may not make a partial withdrawal if it would reduce your certificate balance to less than $100,000. If you request such a withdrawal, we will contact you for revised instructions.

o If a withdrawal reduces your account value to a point where we pay a lower interest rate, you will earn the lower rate from the date of the withdrawal.

o Because we credit interest on your certificate's monthly anniversary, withdrawals before the end of the certificate month will result in loss of interest on the amount withdrawn. You'll get the best result by timing a withdrawal at the end of the certificate month -- that is, on an interest crediting date.

o If your certificate is pledged as collateral, any withdrawal will be delayed until we get approval from the secured party.

Penalties for early withdrawal during a term: When you request a full or partial withdrawal, we pay the amount you request:

o  first from interest credited during the current term,

o  then from the principal of your certificate.

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PROSPECTUS -- APRIL 27, 2005     13p

Any withdrawals during a term exceeding the interest credited are deducted from the principal and are used in determining any withdrawal charges. However, the 2% penalty is waived upon the death of the certificate owner. When this certificate is owned by a revocable trust, this penalty also is waived upon death of any grantor of the revocable trust.

Withdrawal penalties: When a penalty applies, a 2% withdrawal penalty will be deducted from the account's remaining balance.

For example, assume you invest $1 million in a certificate and select a six-month term. Four months later assume you have earned $20,000 in interest. The following demonstrates how the withdrawal charge is deducted:


When you withdraw a specific amount of money in excess of the interest credited, the Issuer has to withdraw the amount you requested plus any additional amount to cover the withdrawal charge. For instance, suppose you request a $100,000 check on a $1 million investment. The first $20,000 paid to you is interest earned that term, and the remaining $80,000 paid to you is principal. The Issuer would send you a check for $100,000 and deduct a withdrawal charge of $1,600 (2% of $80,000) from the remaining balance of your certificate. Your new balance would be $918,400.


Total investments                                       $1,000,000
Interest credited                                           20,000
--------------------------------------------------------------------------------
Total balance                                           $1,020,000
Requested check                                            100,000
Credited interest withdrawn                                (20,000)
Withdrawal charge percent                                       2%
Actual withdrawal charge                                     1,600
Balance prior to withdrawal                              1,020,000
Requested withdrawal check                                (100,000)
Withdrawal charge                                           (1,600)
--------------------------------------------------------------------------------
Total balance after withdrawal                          $  918,400
================================================================================

Additionally, if you make a withdrawal during a certificate month, you will not earn interest for the month on the amount withdrawn.


Penalty exceptions: The 2% penalty is waived upon death of the certificate owner or upon death of any grantor of the revocable trust.


For more information on withdrawal charges, talk with your relationship manager or other selling agent representative.

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14p      AMERICAN EXPRESS INVESTORS CERTIFICATE

WHEN YOUR CERTIFICATE TERM ENDS


On or shortly after the end of the term you have selected for your certificate, the Issuer will send you a notice indicating the interest rate that will apply to the certificate for the new term. When your certificate term ends, the Issuer will automatically renew your certificate for the same term unless you notify your relationship manager or other selling agent representative otherwise. If you wish to select a different term, you must notify your representative before the end of the grace period. You will not be allowed to select a term that would carry the certificate past its maturity date.

The interest rates that will apply to your new term will be those in effect on the day the new term begins. The new term always begins on the day following the end of the previous term. We will send you a confirmation showing the rate of interest that will apply to the new term you have selected. This rate of interest will not be changed during that term.


If you want to withdraw your certificate without a withdrawal charge, you must notify us within 15 calendar days following the end of a term.

For most terms, you may also add to your investment within the 15 calendar days following the end of your term. See "Additional Investments" under "About the Certificate."

Other full and partial withdrawal policies

o If you request a partial or full withdrawal of a certificate recently purchased or added to by a check or money order that is not guaranteed, we will wait for your check to clear. Please expect a minimum of 10 days from the date of your payment before the Issuer mails a check to you. We may mail a check earlier if the bank provides evidence that your check has cleared.

o If your certificate is pledged as collateral, any withdrawal will be delayed until we get approval from the secured party.

o Any payments to you may be delayed under applicable rules, regulations or orders of the Securities and Exchange Commission (SEC).

TRANSFERS TO OTHER ACCOUNTS

You may transfer part or all of your certificate to other American Express Certificates available through your relationship manager.

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PROSPECTUS -- APRIL 27, 2005     15p

TRANSFER OF OWNERSHIP

While this certificate is not a negotiable instrument, it may be transferred or assigned on the Issuer's records if proper written notice is received by the Issuer. Ownership may be assigned or transferred to individuals or an entity who, for U.S. tax purposes, is considered to be neither a citizen nor resident of the United States. You may also pledge the certificate to an American Express Company affiliate or to another selling agent as collateral security. Your relationship manager or other selling agent representative can help you transfer ownership.

FOR MORE INFORMATION


For information on purchases, withdrawals, exchanges, transfers of ownership, proper instructions and other service questions regarding your certificate, please consult your relationship manager or other selling agent representative.


GIVING INSTRUCTIONS AND WRITTEN NOTIFICATION


Your relationship manager or other selling agent representative will handle instructions concerning your account. Written instructions may be provided to your representative's office.

Proper written notice to your relationship manager or other selling agent representative must:

o be addressed to your relationship manager or other selling agent office, in which case it must identify your relationship manager or other selling agent office,


o include your account number and sufficient information for the Issuer to carry out your request, and

o  be signed and dated by all registered owners.

The Issuer will acknowledge your written instructions. If your instructions are incomplete or unclear, you will be contacted for revised instructions.


In the absence of any other written mandate or instructions you have provided to your relationship manager or other selling agent, you may authorize your relationship manager or other selling agent to act upon the sole verbal instructions of any one of the named owners, and in turn to instruct the Issuer with regard to any and all actions in connection with the certificate referenced in the application as it may be modified from time to time by term changes, renewals, additions or withdrawals. The individual providing verbal instructions must be a named owner of the certificate involved. In providing such authorization you agree that the Issuer, its transfer agent, your


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16p      AMERICAN EXPRESS INVESTORS CERTIFICATE
relationship manager and other selling agents will not be liable for any loss, liability, cost or expense arising in connection with implementing such instructions, reasonably believed by the Issuer, your relationship manager or other selling agent, or their representatives, to be genuine. You may revoke such authority at any time by providing proper written notice to your relationship manager or other selling agent office.

All amounts payable to or by the Issuer in connection with this certificate are payable at the Issuer's corporate office unless you are advised otherwise.

PURCHASES BY BANK WIRE


If you wish to lock in a specific interest rate, contact your relationship manager about using a bank wire to purchase a certificate. Your relationship manager can instruct you about how to use this procedure. Using this procedure will allow you to start earning interest at the earliest possible time. The minimum that may be wired to purchase a new certificate is $100,000.

Wire orders will be accepted only in U.S. currency and only on days your bank, the Issuer and Wells Fargo Bank Minnesota, N.A. are open for business. The payment must be received by the Issuer before 3 p.m. Central U.S.A. time to be credited that day. Otherwise, it will be processed the next business day. The wire purchase will not be made until the wired amount is received and the purchase is accepted by the Issuer. Any delays that may occur in wiring the funds, including delays in processing by the banks, are not the responsibility of the Issuer. Wire orders may be rejected if they do not contain complete information.


While the Issuer does not charge a service fee for incoming wires, you must pay any charge assessed by your bank for the wire service. If a wire order is rejected, all money received will be returned promptly less any costs incurred in rejecting it.

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PROSPECTUS -- APRIL 27, 2005     17p

Tax Treatment of Your Investment


The U.S. Internal Revenue Service (IRS) has issued nonresident alien regulations that require withholding and reporting on foreign accounts. The IRS requires that nonresident alien investors certifying non-U.S. status and, if applicable, treaty eligibility, complete one of the Forms W-8.

Interest on your certificate is "portfolio interest" as defined in U.S. Internal Revenue Code Section 871(h) if earned by a nonresident alien who has supplied the Issuer with one of the Forms W-8. Even though your interest income is not taxed by the U.S. government, it will be reported at year end to you and to the U.S. government on a Form 1042-S, Foreign Person's U.S. Source Income Subject to Withholding. The United States participates in various tax treaties with foreign countries, which provide for sharing of tax information between the United States and such foreign countries.

Form W-8 must be supplied with a permanent residence address and a current mailing address, if different. Form W-8BEN must be signed and dated by the beneficial owner, an authorized representative or officer of the beneficial owner or an agent acting under and providing us with a duly authorized power of attorney. The Issuer will not accept purchases of certificates by nonresident aliens without an appropriately certified Form W-8 or approved substitute. If you have supplied a Form W-8 that certifies that you are a nonresident alien, the interest income will be reported at year end to you and to the U.S. government on a Form 1042-S, Foreign Person's U.S. Source Income Subject to Withholding.


To help you determine the form that is appropriate for you, please note the following description of the Forms W-8:

Form W-8BEN

(Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding)

This form should be completed by any foreign persons or organizations, if they are the beneficial owner of the income, whether or not they are claiming a reduced rate of, or exemption from, withholding. Foreign persons or organizations also may be required to fill out one of the other forms that follow in lieu of the W-8BEN.

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18p      AMERICAN EXPRESS INVESTORS CERTIFICATE

Form W-8ECI

(Certificate of Foreign Person's Claim for Exemption From Withholding on Income Effectively Connected With the Conduct of a Trade or Business in the United States)

This form should be completed by any foreign person or organization if they claim that the income is effectively connected with the conduct of a trade or business within the United States.

Form W-8EXP

(Certificate of Foreign Government or Other Foreign Organization for United States Tax Withholding)

This form should be completed by any foreign government, international organization, foreign central bank of issue, foreign tax-exempt organization, foreign private foundation or government of a U.S. possession.

Form W-8IMY

(Certificate of Foreign Intermediary, Foreign Flow-Through Entity or Certain U.S. Branches for United States Tax Withholding)

This form should be completed by an intermediary acting as custodian, broker, nominee, trustee or executor, or other type of agent for another person.

The Form W-8 must be resupplied every four calendar years.

Joint ownership: If the account is owned jointly with one or more persons, each owner must provide a Form W-8. If the Issuer receives a Form W-9 from any of the joint owners, payment will be treated as made to a U.S. person.

Withholding taxes: If you fail to provide us with a complete Form W-8 as required above, you will be subject to 28% backup withholding on interest payments and withdrawals from certificates.

Transfers on death: If you are a nonresident alien and you die while owning a certificate, then depending on the circumstances, the Issuer generally will not act on instructions with regard to the certificate unless the Issuer first receives, at a minimum, a statement from persons the Issuer believes are knowledgeable about your estate. The statement must be satisfactory to the Issuer and must tell us that, on your date of death, your estate did not include any property in the United States for U.S. estate tax purposes. In other cases, we generally will not take action regarding your certificate until we receive a transfer certificate from the IRS or evidence satisfactory to the Issuer that the estate is being administered by an executor or administrator appointed, qualified and acting within the United States.

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PROSPECTUS -- APRIL 27, 2005     19p

In general, a transfer certificate requires the opening of an estate in the United States and provides assurance that the IRS will not claim your certificate to satisfy estate taxes.

Trusts: If the investor is a trust described in "Buying Your Certificate" under "How to Invest and Withdraw Funds," the policies and procedures described above will apply with regard to each grantor who is a nonresident alien. Also, foreign trusts must apply for a permanent U.S. individual tax identification number
(ITIN) or an employer identification number, as appropriate for the trust.

Important: The information in this prospectus is a brief and selective summary of certain federal tax rules that apply to this certificate and is based on current law and practice. Tax matters are highly individual and complex. Investors should consult a qualified tax advisor about their own position.

How Your Money Is Used and Protected


INVESTED AND GUARANTEED BY AECC

The Issuer, a wholly owned subsidiary of AEFC, issues and guarantees the American Express Investors Certificate. AECC is the largest issuer of face-amount certificates in the United States, with total assets of more than $6.3 billion and a net worth in excess of $343 million on Dec. 31, 2004.


We back our certificates by investing the money received and keeping the invested assets on deposit. Our investments generate interest and dividends, out of which we pay:


o  interest to certificate owners, and

o various expenses, including taxes, fees to AEFC for advisory and other services, distribution fees to American Express Financial Advisors Inc., selling agent fees to selling agents, custody fees to American Express Trust Company and transfer agent fees to AECSC.


For a review of significant events relating to our business, see "Management's Discussion and Analysis of Financial Condition and Results of Operations." No national rating agency rates our certificates.

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20p      AMERICAN EXPRESS INVESTORS CERTIFICATE

Most banks and thrifts offer investments known as CDs that are similar to our certificates in many ways. Early withdrawals of bank CDs often result in penalties. Banks and thrifts generally have federal deposit insurance for their deposits and lend much of the money deposited to individuals, businesses and other enterprises. Other financial institutions and some insurance companies may offer investments with comparable combinations of safety and return on investment.

REGULATED BY GOVERNMENT

Because the American Express Investors Certificate is a security, its offer and sale are subject to regulation under federal and state securities laws. The American Express Investors Certificate is a face-amount certificate. It is not a bank product, an equity investment, a form of life insurance or an investment trust.


The federal Investment Company Act of 1940 requires us to keep investments on deposit in a segregated custodial account. These investments back the entire value of your certificate account. Their amortized cost must exceed the required carrying value of the outstanding certificates by at least $250,000. As of Dec. 31, 2004, the amortized cost of these investments exceeded the required carrying value of our outstanding certificates by more than $243.1 million. We are required to use amortized cost for these regulatory purposes. In general, amortized cost is determined by systematically increasing the carrying value of a security if acquired at a discount, or reducing the carrying value if acquired at a premium, so that the carrying value is equal to maturity value on the maturity date.


AECC has agreed with the SEC to maintain capital and surplus equal to 5% of outstanding liabilities on certificates (not including loans made on certificates in accordance with terms of some certificates that no longer are offered by AECC). AECC also has entered into a written informal understanding with the Minnesota Commerce Department that AECC will maintain capital equal to 5% of the assets of AECC (less any loans on outstanding certificates). When computing its capital for these purposes, AECC values its assets on the basis of statutory accounting for insurance companies rather than generally accepted accounting principles.

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PROSPECTUS -- APRIL 27, 2005     21p

BACKED BY OUR INVESTMENTS

The Issuer's investments are varied and of high quality. This was the composition of the AECC portfolio at Dec. 31, 2004:


Type of investment                   Net amount invested
Government agency bonds                      53%
Corporate and other bonds                    37
Mortgage loans and other loans                8
Cash and cash equivalents                     1
Preferred stocks                              1

At Dec. 31, 2004 about 93.5% of our securities portfolio (including bonds and preferred stocks) is rated investment grade by Moody's and Standard & Poor's (S&P) and approximately 2.5% of the portfolio is deemed investment grade based on AEFC's internal analysis, using criteria similar to those used by Moody's and S&P, when a public rating does not exist. For additional information regarding securities ratings, please refer to Note 3 to the financial statements.


Most of our investments are on deposit with American Express Trust Company, Minneapolis, Minnesota although we also maintain separate deposits as required by certain states. American Express Trust Company is a wholly owned subsidiary of AEFC. Copies of our Dec. 31, 2004 schedule of Investments in Securities of Unaffiliated Issuers are available upon request. For comments regarding the valuation, carrying values and unrealized appreciation (depreciation) of investment securities, see Notes 1, 2 and 3 to the financial statements.

INVESTMENT POLICIES


AEFC serves as the Issuer's investment manager and invests the assets in the Issuer's portfolio in accordance with the Issuer's investment policy and applicable law. The following policies currently govern AEFC's investment decisions:


Debt securities

Most of our investments are in debt securities as referenced in the table in "Backed by Our Investments" under "How Your Money is Used and Protected."


The prices of bonds generally fall as interest rates increase, and rises as interest rates decrease. The price of a bond also fluctuates if its credit rating is upgraded or downgraded. The prices of bonds below investment grade may react more to whether a company can pay interest and principal


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22p      AMERICAN EXPRESS INVESTORS CERTIFICATE
when due than to changes in interest rates. They experience greater price fluctuations, are more likely to experience a default, and sometimes are referred to as junk bonds. Under normal circumstances, at least 85% of the securities in AECC's portfolio will be rated investment grade, or in the opinion of AECC's investment advisor will be the equivalent of investment grade. Securities that are subsequently downgraded in quality may continue to be held by AECC and will be sold only when AECC believes it is advantageous to do so.

As of Dec. 31, 2004, AECC held about 4% of its investment portfolio in investments rated below investment grade.


Purchasing securities on margin

We will not purchase any securities on margin or participate on a joint basis or a joint-and-several basis in any trading account in securities.

Commodities

We have not and do not intend to purchase or sell commodities or commodity contracts except to the extent that transactions described in "Financial transactions including hedges" in this section may be considered commodity contracts.

Underwriting

We do not intend to engage in the public distribution of securities issued by others. However, if we purchase unregistered securities and later resell them, we may be considered an underwriter (selling securities for others) under federal securities laws.

Borrowing money

From time to time we have established a line of credit with banks if management believed borrowing was necessary or desirable. We may pledge some of our assets as security. We may occasionally use repurchase agreements as a way to borrow money. Under these agreements, we sell debt securities to our lender, and repurchase them at the sales price plus an agreed-upon interest rate within a specified period of time. There is no limit on the extent to which we may borrow money, except that borrowing must be through the sale of certificates, or must be short-term and not a public offering and not intended to be publicly offered.


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PROSPECTUS -- APRIL 27, 2005     23p

Real estate

We may invest in limited partnership interests in limited partnerships that either directly, or indirectly through other limited partnerships, invest in real estate. We may invest directly in real estate. We also invest in mortgage loans secured by real estate. We expect that equity investments in real estate, either directly or through a subsidiary of AECC, will be less than 5% of AECC's assets.

Lending securities

We may lend some of our securities to broker-dealers and receive cash equal to the market value of the securities as collateral. We invest this cash in short-term securities. If the market value of the securities goes up, the borrower pays us additional cash. During the course of the loan, the borrower makes cash payments to us equal to all interest, dividends and other distributions paid on the loaned securities. We will try to vote these securities if a major event affecting our investment is under consideration. We expect that outstanding securities loans will not exceed 10% of our assets.

When-issued securities

Some of our investments in debt securities and loans originated by banks or investment banks are purchased on a when-issued or similar basis. It may take as long as 45 days or more before these investments are available for sale, issued and delivered to us. We generally do not pay for these investments or start earning on them until delivery. We have established procedures to ensure that sufficient cash is available to meet when-issued commitments. AECC's ability to invest in when-issued investments is not limited except by its ability to set aside cash or high quality investments to meet when-issued commitments. When-issued investments are subject to market fluctuations and they may affect AECC's investment portfolio the same as owned securities.

Financial transactions including hedges

We buy or sell various types of options contracts for hedging purposes or as a trading technique to facilitate securities purchases or sales. We may buy interest rate caps for hedging purposes. These pay us a return if interest rates rise above a specified level. If interest rates do not rise above a specified level, the interest rate caps do not pay us a return. AECC may enter into other financial transactions, including futures and other derivatives, for the purpose of managing the interest rate exposures associated with AECC's assets or liabilities. Derivatives are financial instruments whose performance is derived, at least in part,

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24p      AMERICAN EXPRESS INVESTORS CERTIFICATE
from the performance of an underlying asset, security or index. A small change in the value of the underlying asset, security or index may cause a sizable gain or loss in the fair value of the derivative. There is no limit on AECC's ability to enter into financial transactions to manage the interest rate risk associated with AECC's assets and liabilities, but AECC does not foresee a likelihood that it will be feasible to hedge most or all of its assets or liabilities. We do not use derivatives for speculative purposes.

Illiquid securities

A security is illiquid if it cannot be sold in the normal course of business within seven days at approximately its current market value. Some investments cannot be resold to the U.S. public because of their terms or government regulations. All securities, however, can be sold in private sales, and many may be sold to other institutions and qualified buyers or on foreign markets. AECC's investment adviser will follow guidelines established by the board of directors and consider relevant factors such as the nature of the security and the number of likely buyers when determining whether a security is illiquid. No more than 15% of AECC's investment portfolio will be held in securities that are illiquid. In valuing its investment portfolio to determine this 15% limit, AECC will use statutory accounting under an SEC order. This means that, for this purpose, the portfolio will be valued in accordance with applicable Minnesota law governing investments of life insurance companies, rather than generally accepted accounting principles.


Foreign investments

We may invest up to 10% of our assets in certain foreign securities as permitted by applicable Minnesota law.

Other restrictions


There are no restrictions on concentration of investments in any particular industry or group of industries or on rates of portfolio turnover.


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PROSPECTUS -- APRIL 27, 2005     25p

General Information on the Issuer and How It Operates


RELATIONSHIP BETWEEN THE ISSUER AND AMERICAN EXPRESS FINANCIAL CORPORATION

The Issuer was originally organized as Investors Syndicate of America, Inc., a Minnesota corporation, on Oct. 15, 1940, and began business as an issuer of face amount investment certificates on Jan. 1, 1941. The company became a Delaware corporation on Dec. 31, 1977, changed its name to IDS Certificate Company on April 2, 1984, and to American Express Certificate Company on April 26, 2000.

The Issuer files reports on Form 10-K and 10-Q with the SEC. The public may read and copy materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

Before the Issuer was created, AEFC (formerly known as IDS Financial Corporation), our parent company, had issued similar certificates since 1894. The Issuer and AEFC have never failed to meet their certificate payments.

AEFC is a wholly owned subsidiary of American Express Company, a financial services company with executive offices at American Express Tower, World Financial Center, New York, NY 10285. American Express Company is a financial services company engaged through subsidiaries in other businesses including:

o travel related services (including American Express(R) Card and operations through American Express Travel Related Services Company, Inc. and its subsidiaries); and

o international banking services (through American Express Bank Ltd. and its subsidiaries including American Express Bank International) and Travelers Cheque and related services.


CORPORATE REORGANIZATION

On Feb. 1, 2005, American Express Company, the parent company of American Express Certificate Company's investment manager, American Express Financial Corporation (AEFC), announced plans to pursue a spin-off of 100% of the common stock of AEFC to


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26p      AMERICAN EXPRESS INVESTORS CERTIFICATE
shareholders of American Express Company. The transaction, expected to be completed in the third quarter of 2005, is subject to certain regulatory and other approvals, as well as final approval by the board of directors of American Express Company.

Upon completion of the transaction AEFC will be a publicly traded company separate from American Express Company and will continue to own all of the outstanding stock of American Express Certificate Company. The current agreements between American Express Certificate Company and AEFC and its affiliates will remain in place. No changes in operations or personnel are anticipated.


CAPITAL STRUCTURE AND  CERTIFICATES ISSUED


The Issuer authorized, issued and has outstanding 150,000 shares of common stock, par value of $10 per share. AEFC owns all of the outstanding shares.

As of the fiscal year ended Dec. 31, 2004, the Issuer had issued (in face amount) $144,548,181 of installment certificates and $3,211,598,540 of single payment certificates. As of Dec. 31, 2004, the Issuer had issued (in face amount) $15,084,688,787 of installment certificates and $30,861,437,079 of single payment certificates since its inception in 1941.


SERVICE PROVIDERS


In connection with AECC's business of issuing and distributing certificates and managing the assets that back the certificates it utilizes a number of service providers. AECC has entered into agreements with several entities, all of which are affiliated with AECC, to provide asset management and administrative services, distribution, transfer agent services, and custody.


INVESTMENT MANAGEMENT AND SERVICES

Under the Investment Advisory and Services Agreement, AEFC acts as our investment advisor and is responsible for:

o  providing investment research,


o  making specific investment recommendations, and

o executing purchase and sale orders according to our policy of seeking to obtain the best price and execution.


All these activities are subject to direction and control by our board of directors and officers. Our agreement with AEFC requires annual renewal by our board, including a majority of directors who are not interested persons of AEFC or the Issuer as defined in the federal Investment Company Act of 1940.

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PROSPECTUS -- APRIL 27, 2005     27p

For its services, we pay AEFC a monthly fee, equal on an annual basis to a percentage of the total book value of certain assets (included assets).


Included assets are all assets of the Issuer except mortgage loans, real estate, and any other asset on which AECC pays an advisory fee or management fee other than that provided for in the Investment Advisory and Services Agreement. The fee paid to AEFC for managing and servicing bank loans is 0.35%.

Advisory and services fee rates


Included assets                             Percentage of total book value
First $250 million                                         0.750%
Next $250 million                                          0.650
Next $250 million                                          0.550
Next $250 million                                          0.500
Any amount over $1 billion                                 0.107


Advisory and services fee paid for the past three years

Year                                                  Total fees
2004                                                 $10,939,640
2003                                                  10,436,023
2002                                                   9,979,742


Other expenses payable by the Issuer: The Investment Advisory and Services Agreement provides that we pay:

o  costs incurred by us in connection with real estate and mortgages;

o  taxes;


o  depository and custodian fees incurred by AECC;

o  brokerage commissions and charges in the purchase and sale of AECC's assets;


o fees and expenses for services not covered by other agreements and provided to us at our request, or by requirement, by attorneys, auditors, examiners and professional consultants who are not officers or employees of AEFC;

o fees and expenses of our directors who are not officers or employees of AEFC;


o provision for certificate reserves (interest accrued on certificate owner accounts);

o  expenses of customer settlements not attributable to sales functions; and

o  transfer agency fees and expenses.


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28p      AMERICAN EXPRESS INVESTORS CERTIFICATE

DISTRIBUTION

Under the Distribution Agreement with American Express Financial Advisors Inc. (AEFAI), the Issuer pays an annualized fee equal to 1% of the amount outstanding for the distribution of this certificate. Payments are made at the end of each term on certificates with a one-, two- or three-month term. Payments are made each quarter from issuance date on certificates with a six-, 12-, 24- or 36-month term.


Total distribution fees paid to AEFAI for all series of certificates amounted to $31,506,619 during the year ended Dec. 31, 2004.

See Note 1 to the financial statements regarding deferral of distribution fee expense.


AEFAI pays selling expenses in connection with services to the Issuer. The Issuer's board of directors, including a majority of directors who are not interested persons of AEFC or AECC, approved this distribution agreement.

SELLING AGENT

Under the Selling Agent Agreement between American Express Bank International
(AEBI) and AEFAI, AEBI receives compensation for its services as selling agent of this certificate as follows:

AEBI is paid an annualized fee ranging from 0.50% to 1.25% of the reserve balance of each certificate, depending on the amount outstanding for each such certificate, with this exception: the fee will be 0.40% of the reserve balance of each certificate with an amount outstanding of $1 million or more when:

o the aggregate reserve balance for that certificate, and any other certificate with identical ownership and an amount outstanding of $1 million or more, is at least $20 million;

o the aggregate reserve balance is invested for terms that average at least six months; and

o at least $5 million of this aggregate reserve balance is invested for a term of 12 months or longer.

These fees are not assessed to your certificate account.

AEBI is an Edge Act corporation organized under the provisions of Section 25(a) of the Federal Reserve Act. It is a wholly owned subsidiary of American Express Bank Ltd. (AEBL). As an Edge Act corporation, AEBI is subject to the provisions of Section 25(a) of the Federal Reserve Act and Regulation K of the Board of Governors of the Federal Reserve System (the Federal Reserve). It is supervised and regulated by the Federal Reserve.

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PROSPECTUS -- APRIL 27, 2005     29p

AEBI has an extensive international high net-worth client base that is serviced by a marketing staff in New York and Florida.

Although AEBI is a banking entity, the American Express Investors Certificate is not a bank product, nor is it backed or guaranteed by AEBI, by AEBL, or by any other bank, nor is it guaranteed or insured by the FDIC or any other federal agency. AEBI is registered where necessary as a securities broker-dealer.

OTHER SELLING AGENTS

This certificate may be sold through selling agents, under arrangements with American Express Financial Advisors Inc. at commissions of up to:

o  0.90% of the initial investment on the first day of the certificate's term;
   and

o  0.90% of the certificate's reserve at the beginning of each subsequent term.

This fee is not assessed to your certificate account.

In addition, AECC may pay distributors, and AEFAI may pay selling agents, additional compensation for selling and distribution activities under certain circumstances. From time to time, AECC or AEFAI may pay or permit other promotional incentives, in cash or credit or other compensation.

TRANSFER AGENT

Under the Transfer Agency Agreement, AECSC, a wholly owned subsidiary of AEFC, maintains certificate owner accounts and records. AECC pays AECSC a monthly fee of one-twelfth of $10.353 per certificate owner account for this service.

CUSTODIAN

Under the Custody Agreement, American Express Trust Company (AETC), a wholly owned subsidiary of AEFC, holds AECC's assets in custody for the benefit of AECC. The agreement authorizes AETC to enter into subcustodial arrangements with other banks, and AETC has established such an arrangement with Bank of New York for custody of foreign assets. AECC pays AETC fees based on the assets held in custody for AECC as well as per transaction charges for certain types of transactions and out-of-pocket expenses.


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30p      AMERICAN EXPRESS INVESTORS CERTIFICATE

DIRECTORS AND OFFICERS


The Issuer's sole shareholder, AEFC, elects the board of directors that oversees the Issuer's operations. The board annually elects the chairman and the Issuer's executive officers for a term of one year.

We paid a total of $78,935 during 2004 to directors not employed by AEFC.


Independent Board Members*
------------------------------- -------------------------------------------
Name,                           Karen M. Bohn
address,                        6620 Iroquois Trail
age                             Edina, MN 55439
                                Born in 1953

Position held with AECC  and    Board member since 2002
length of service

Principal occupations  during   President & CEO, Galeo Group LLC;
past five years                 Independent business consultant


Other directorships             Alerus Financial Corp., Gander Mountain,
                                Otter Tail Corporation


Committee memberships           Audit
------------------------------- -------------------------------------------
Name,                           Rodney P. Burwell
address,                        7901 Xerxes Avenue South, Suite 201
age                             Bloomington, MN 55431
                                Born in 1939
Position held with AECC  and    Board member since 1999
length of service

Principal occupations  during   Chairman, Xerxes Corporation  (fiberglass
past five years                 storage tanks)

Other directorships             TCF Financial

Committee memberships           Audit, Dividend
------------------------------- -------------------------------------------
Name,                           Jean B. Keffeler
address,                        P.O. Box 1377
age                             Livingston, MT 59047
                                Born in 1945

Position held with AECC  and    Board member since 1999
length of service

Principal occupations  during   Retired business executive
past five years

Other directorships

Committee memberships           Audit
------------------------------- -------------------------------------------

--------------------------------------------------------------------------------
PROSPECTUS -- APRIL 27, 2005     31p

------------------------------- -------------------------------------------
Name,                           Thomas R. McBurney
address,                        4900 IDS Center
age                             80 South Eighth Street
                                Minneapolis, MN 55402
                                Born in 1938


Position held with AECC  and    Chairman since 2005,  Board member since
length of service               1999


Principal occupations  during   President, McBurney Management Advisors
past five years


Other directorships             The Valspar Corporation (coatings),
                                Transport Corporation of America, Inc.


Committee memberships           Audit, Dividend
------------------------------- -------------------------------------------

* Mr. Burwell, Ms. Keffeler and Mr. McBurney also serve as directors of IDS Life Insurance Company of New York and American Centurion Life Assurance Company which are indirectly controlled by AEFC.

Board Member Affiliated with the AECC**
------------------------------- -------------------------------------------
Name,                           Paula R. Meyer
address,                        596 AXP Financial Center
age                             Minneapolis, MN 55474
                                Born in 1954

Position held with AECC  and    Board member and President since 1998
length of service

Principal occupations  during   Senior Vice President and General Manager
past five years                 - Mutual Funds, AEFC, since 2002;  Vice
                                President and Managing Director -
                                American Express Funds, AEFC, 2000-2002

Other directorships


Committee memberships           Dividend
------------------------------- -------------------------------------------


** Interested person by reason of being an officer, director and/or employee of AEFC.

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32p      AMERICAN EXPRESS INVESTORS CERTIFICATE

Executive Officers
------------------------------- -------------------------------------------
Name,                           Paula R. Meyer
address,                        596 AXP Financial Center
age                             Minneapolis, MN 55474
                                Born in 1954

Position held with AECC  and    Board member and President since 1998
length of service

Principal occupations  during   Senior Vice President and General Manager
past five years                 - Mutual Funds, AEFC, since 2002;  Vice
                                President and Managing Director -
                                American Express Funds, AEFC, 2000-2002

Other directorships


Committee memberships           Dividend
------------------------------- -------------------------------------------


Name,                           Brian J. McGrane
address,                        807 AXP Financial Center
age                             Minneapolis, MN 55474
                                Born in 1971

Position held with AECC  and    Vice President and Chief Financial
length of service               Officer since 2003

Principal occupations  during   Vice President - Lead Financial Officer -
past five years                 Asset Management Businesses, AEFC,  since
                                2003; Vice President - Lead Financial
                                Officer - Institutional and Brokerage,
                                AEFC, 2002-2003; Vice President - Lead
                                Financial Officer - US Brokerage, AEFC,
                                2001-2002; Director, Financial Standards and Accounting Policy - AEFC, 1999-2001

Other directorships

Committee memberships
------------------------------- -------------------------------------------


Name,                           David K. Stewart
address,                        802 AXP Financial Center
age                             Minneapolis, MN 55474
                                Born in 1953

Position held with AECC  and    Vice President, Controller and  Chief
length of service               Accounting Officer since 2004

Principal occupations  during   Vice President - AEFA Controller, since
past five years                 2002; Treasurer - Lutheran Brotherhood,
                                1985-2002


Other directorships

Committee memberships
------------------------------- -------------------------------------------

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PROSPECTUS -- APRIL 27, 2005     33p

------------------------------- -------------------------------------------
Name,                           Walter S. Berman
address,                        50115 AXP Financial Center
age                             Minneapolis, MN 55474
                                Born in 1942

Position held with AECC  and    Treasurer since 2003
length of service


Principal occupations  during   Chief Financial Officer - AEFA since
past five years                 2001; Various senior financial positions,
                                including Treasurer of IBM, at other
                                companies from 1996 to 2001


Other directorships


Committee memberships
------------------------------- -------------------------------------------


Name,                           Lorraine R. Hart
address,                        53643 AXP Financial Center
age                             Minneapolis, MN 55474
                                Born in 1951

Position held with AECC  and    Vice President - Investments
length of service

Principal occupations  during   Vice President - Investments
past five years                 Administration Officer, AEFC, since 2003;
                                Vice President - Insurance Investments,
                                AEFC, 1989-2003

Other directorships


Committee memberships
------------------------------- -------------------------------------------

Name,                           Michelle M. Keeley
address,                        257 AXP Financial Center
age                             Minneapolis, MN 55474
                                Born in 1964

Position held with AECC  and    Vice President - Investments since 2003
length of service

Principal occupations  during   Senior Vice President - Fixed Income,
past five years                 AEFC, since 2002; Managing Director,
                                Zurich Global Assets, 2000-2002

Other directorships

Committee memberships
------------------------------- -------------------------------------------


--------------------------------------------------------------------------------
34p      AMERICAN EXPRESS INVESTORS CERTIFICATE

------------------------------- -------------------------------------------
Name,                           Scott R. Plummer
address,                        813 AXP Financial Center
age                             Minneapolis, MN 55474
                                Born in 1959

Position held with AECC  and    Chief Compliance Officer since 2004
length of service

Principal occupations  during   Vice President - Asset Management
past five years                 Compliance, AEFC, since 2004; Senior Vice
                                President and Chief Compliance Officer,
                                U.S. Bancorp Asset Management, 2002-2004;
                                Second Vice President and Assistant
                                General Counsel, Hartford Life, 2001-2002

Other directorships

Committee memberships
------------------------------- -------------------------------------------

Name,                           H. Bernt von Ohlen
address,                        50607 AXP Financial Center
age                             Minneapolis, MN 55474
                                Born in 1946


Position held with AECC  and    Vice president, General Counsel, and
length of service               Secretary since September 2002

Principal occupations  during   Vice President & Group Counsel, AEFC,
past five years                 since 2000

Other directorships

Committee memberships
------------------------------- -------------------------------------------

The officers and directors as a group beneficially own less than 1% of the common stock of American Express Company.

AECC has provisions in its bylaws relating to the indemnification of its officers and directors against liability, as permitted by law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the 1933 Act) may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the 1933 Act and is therefore unenforceable.

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PROSPECTUS -- APRIL 27, 2005     35p

INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The financial statements of AECC at December 31, 2004 and 2003, and for each of the three years in the period ended December 31, 2004, appearing in this prospectus have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firms as experts in accounting and auditing.


Appendix

Description of corporate bond ratings

Bond ratings concern the quality of the issuing corporation. They are not an opinion of the market value of the security. Such ratings are opinions on whether the principal and interest will be repaid when due. A security's rating may change which could affect its price. Ratings by Moody's Investors Service, Inc. are Aaa, Aa, A, Baa, Ba, B, Caa, Ca and C. Ratings by Standard & Poor's are AAA, AA, A, BBB, BB, B, CCC, CC, C and D.

Aaa/AAA -- Judged to be of the best quality and carry the smallest degree of investment risk. Interest and principal are secure.

Aa/AA -- Judged to be high-grade although margins of protection for interest and principal may not be quite as good as Aaa or AAA rated securities.

A -- Considered upper-medium grade. Protection for interest and principal is deemed adequate but may be susceptible to future impairment.

Baa/BBB -- Considered medium-grade obligations. Protection for interest and principal is adequate over the short-term; however, these obligations may have certain speculative characteristics.

Ba/BB -- Considered to have speculative elements. The protection of interest and principal payments may be very moderate.

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36p      AMERICAN EXPRESS INVESTORS CERTIFICATE

B -- Lack characteristics of more desirable investments. There may be small assurance over any long period of time of the payment of interest and principal.

Caa/CCC -- Are of poor standing. Such issues may be in default or there may be risk with respect to principal or interest.

Ca/CC -- Represent obligations that are highly speculative. Such issues are often in default or have other marked shortcomings.

C -- Are obligations with a higher degree of speculation. These securities have major risk exposures to default.

D -- Are in payment default. The D rating is used when interest payments or principal payments are not made on the due date.

Non-rated securities will be considered for investment. When assessing each non-rated security, the Issuer will consider the financial condition of the issuer or the protection afforded by the terms of the security.

--------------------------------------------------------------------------------
PROSPECTUS -- APRIL 27, 2005     37p

Annual Financial Information

SUMMARY OF SELECTED FINANCIAL INFORMATION

The following selected financial information was derived from AECC's audited financial statements and should be read in conjunction with those statements and the related notes to financial statements. Also see "Management's Discussion and Analysis of Financial Condition and Results of Operations" for further information.

Year Ended
December 31,
(Thousands)                                      2004              2003             2002              2001             2000

Statements of Operations Data(a)
Investment income                            $265,628          $264,238         $221,151          $204,345         $222,535
Investment expenses                            53,998            44,417           43,626            44,050           43,952
----------------------------------------------------------------------------------------------------------------------------
Net investment income
   before provision for
   certificate reserves
   and income tax
   (expense) benefit                          211,630           219,821          177,525           160,295          178,583
Net provision for
   certificate reserves                       139,958           141,483          100,252           155,387          155,461
----------------------------------------------------------------------------------------------------------------------------
Net investment income
   before income tax
   (expense) benefit                           71,672            78,338           77,273             4,908           23,122
Income tax
   (expense) benefit                          (25,040)          (27,296)         (24,866)            3,348              (14)
----------------------------------------------------------------------------------------------------------------------------
Net investment income                          46,632            51,042           52,407             8,256           23,108
----------------------------------------------------------------------------------------------------------------------------
Net realized gain (loss)
   on investments
   in securities
   of unaffiliated
   issuers before
   income taxes                                 4,616             2,944           (9,899)          (92,375)         (10,110)
Income tax
   (expense) benefit                           (1,615)           (1,031)           3,631            32,331            3,539
----------------------------------------------------------------------------------------------------------------------------
Net realized gain (loss)
   on investments                               3,001             1,913           (6,268)          (60,044)          (6,571)
Net income --
   wholly-owned
   subsidiary                                      --                --               --                --               --
Cumulative effect of
   accounting change                               --                --               --              (397)              --
----------------------------------------------------------------------------------------------------------------------------
Net income (loss)                            $ 49,633          $ 52,955         $ 46,139          $(52,185)        $ 16,537
----------------------------------------------------------------------------------------------------------------------------


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38p      AMERICAN EXPRESS INVESTORS CERTIFICATE

Year Ended
December 31,
(Thousands)                                           2004              2003             2002              2001             2000

Cash Dividends Declared
                                                $       --        $       --       $       --        $       --       $    5,000
Capital Dividends Declared
                                                        --                --               --           166,906               --
(Return of capital to) contributions from AEFC
                                                        --           (50,000)         (10,000)          240,000               --
Balance Sheet Data(a)
Total assets                                    $6,311,786        $5,255,592       $5,199,769        $4,642,734       $4,043,806
Certificate loans                               $   13,006        $   15,606       $   18,614        $   21,807       $   25,547
Certificate reserves                            $5,835,243        $4,787,817       $4,493,372        $4,159,926       $3,831,059
Shareholder's equity                            $  343,069        $  323,213       $  359,389        $  263,005       $  166,514

(a) Certain reclassifications of prior period amounts have been made to conform to the current presentation.


--------------------------------------------------------------------------------
PROSPECTUS -- APRIL 27, 2005     39p

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS

Results of Operations

American Express Certificate Company's (AECC's) net income is derived primarily from the after-tax yield on investments and realized investment gains (losses), less investment expenses and interest credited on certificate reserve liabilities. Changes in net income trends occur largely due to changes in investment returns, interest crediting rates to certificate products, the mix of fully taxable and tax-advantaged investments in AECC's portfolio and from realization of investment gains (losses). AECC follows U.S. generally accepted accounting principles (GAAP).

Net income in 2004 decreased $3.3 million, or 6.3 percent, reflecting an increase in investment expenses which was mainly due to the write-off of previously deferred distribution fees paid to AEFC. Net income in 2003 increased $6.8 million, or 14.8 percent, reflecting increased investment income, increased gross realized gains and decreased gross realized losses on sale of investments, partially offset by slightly higher investment expenses and a higher provision for certificate reserves.

In 2004, investment income increased $1.4 million, or 0.5 percent, reflecting a slight increase in investment income from available-for-sale securities offset by a decrease in net pre-tax gains on equity index options due to the effect of lower appreciation in the S&P 500 on the value of options hedging outstanding stock market certificates compared to 2003. In 2003, investment income increased $43.1 million, or 19.5 percent, reflecting a $66.0 million increase in net pre-tax gains on equity index options, partially offset by lower investment portfolio yields. The increase in net pre-tax gains on equity index options was due to the effect of appreciation in the S&P 500 on the value of options economically hedging stock market certificate products.

In 2004, provision for certificate reserves decreased $1.5 million or 1.1 percent reflecting lower appreciation in the S&P 500. In 2003, provision for certificate reserves increased $41.2 million or 41.1 percent reflecting the effect on stock market certificates of appreciation in the S&P 500 during 2003 versus depreciation during 2002, partially offset by lower interest crediting rates on the interest rate sensitive portion of AECC's certificate product portfolio.


--------------------------------------------------------------------------------
40p      AMERICAN EXPRESS INVESTORS CERTIFICATE

AECC's gross realized gains on sales of securities classified as Available-for-Sale, using the specific identification method, were $6.1 million and $47.1 million for the years ended December 31, 2004 and 2003, respectively. Gross realized losses on sales were ($1.1 million) and ($2.8 million) for the same periods. AECC also recognized losses of ($0.6 million) and ($36.0 million) in other-than-temporary impairments on Available-for-Sale securities for the years ended December 31, 2004 and 2003, respectively.

Certain Critical Accounting Policies

AECC's significant accounting policies are described in Note 1 to the Financial Statements. The following provides a description of the critical accounting policy on investment securities valuation that is important to the Financial Statements.

Investment securities valuation

Generally, investment securities are carried at fair value on the balance sheet with unrealized gains (losses) recorded in accumulated other comprehensive income (loss) within equity, net of income tax provisions (benefits). At December 31, 2004, AECC had net unrealized pretax gains on Available-for-Sale securities of $21.8 million. Gains and losses are recognized in results of operations upon disposition of the securities. In addition, losses are recognized when management determines that a decline in value is other-than-temporary, which requires judgment regarding the amount and timing of recovery. Indicators of other-than-temporary impairment for debt securities include issuer downgrade, default or bankruptcy. AECC also considers the extent to which cost exceeds fair value, the duration and size of that gap, and management's judgment about the issuer's current and prospective financial condition. As of December 31, 2004, there were $31.9 million in gross unrealized losses that related to $2.7 billion of securities, of which only $321.6 million has been in a continuous unrealized loss position for twelve months or more. As part of its ongoing monitoring process, management has determined that substantially all of the gross unrealized losses on these securities is attributable to changes in interest rates. Additionally, AECC has the ability and intent to hold these securities for a time sufficient to recover its amortized cost and has, therefore, concluded that none of these securities is other-than-temporarily impaired at December 31, 2004.


--------------------------------------------------------------------------------
PROSPECTUS -- APRIL 27, 2005     41p

Liquidity and Capital Resources

AECC's principal sources of cash are receipts from sales of face-amount certificate products and cash flows from investments. AECC's principal uses of cash are payments to certificate product owners for matured and surrendered certificates, purchases of investments, and return of capital or dividend payments to AEFC.

Cash received from sales of certificates totaled $3.3 billion, $2.6 billion and $2.0 billion for the three years ended December 31, 2004, respectively. Certificate maturities and cash surrenders totaled $2.4 billion, $2.4 billion and $1.8 billion for the three years ended December 31, 2004, respectively.

AECC, as an issuer of face-amount certificates, is impacted by significant changes in interest rates as interest crediting rates on certificate products generally reset at shorter intervals than the change in the yield on AECC's investment portfolio. The specified maturities of most of AECC's certificate products range from ten to twenty years. Within that maturity period, most certificates have interest crediting rate terms ranging from one to thirty-six months. Interest crediting rates are subject to change and certificate product owners can surrender their certificates without penalty at term end. AECC has investment certificate obligations totaling $5.9 billion of which $5.4 billion have terms ending in 2005, $0.3 billion have terms ending in 2006 and $0.2 billion have terms ending in 2007. Contractholders have the right to redeem the investment certificates earlier and at their discretion subject to a surrender charge. Redemptions are most likely to occur in periods of dramatic increases in interest rates. AECC has investments in mortgage and asset-backed securities, and to a lesser extent, intermediate term corporate debt securities. AECC enters into interest rate swap contracts that effectively lengthen the rate reset interval on certificate products. As a result of interest rate fluctuations, the amount of interest paid on hedged liabilities will positively or negatively impact reported earnings. Income or loss on the derivative instruments that are linked to the hedged liabilities will generally offset the effect of this impact. The Company views this strategy as a prudent management of interest rate sensitivity, such that earnings are not exposed to undue risk presented by changes in interest rates. Also, on three series of AECC's certificates, interest is credited to certificate products based upon the relative change in a major stock market index between the beginning and end of the certificates' terms. To meet the obligations related to the provisions of these


--------------------------------------------------------------------------------
42p      AMERICAN EXPRESS INVESTORS CERTIFICATE
equity market sensitive certificates, AECC purchases and writes index call options on a major stock market index and, from time to time, enters into futures contracts.

AECC's investment program is designed to maintain an investment portfolio that will produce the competitive portfolio yields within acceptable risk and liquidity parameters. AECC's investment program considers investment securities as investments acquired to meet anticipated certificate owner obligations.

Debt securities and marketable equity securities are classified as Available-for-Sale and are carried at fair value. The Available-for-Sale classification does not mean AECC expects to sell these securities, but rather these securities are available to meet possible liquidity needs should there be significant changes in market interest rates or certificate owner redemptions.

At December 31, 2004, securities classified as Available-for-Sale were carried, in the aggregate, at a fair market value of $5.6 billion. Based on amortized costs, fixed maturity securities comprise 92 percent of AECC's total investment portfolio. Of these securities, 96 percent are investment grade. Investments primarily include mortgage and asset-backed securities and corporate debt securities. AECC's corporate debt securities are a diverse portfolio with concentrations in the following industries: banking and finance, utilities, communications, food processing and retail. Other than U.S. Government Agency mortgage-backed securities, no one issuer represents more than 1 percent of AECC's total investment portfolio.

AECC paid AEFC return of capital amounts of $20 million and $50 million during 2004 and 2003, respectively. In addition, AEFC paid AECC a capital contribution of $20 million during the fourth quarter of 2004.

Cash used in investing activities was $1,130.2 million and $522.5 million in 2004 and 2003, respectively. This change was primarily due to the decrease in sales and maturities and redemptions of Available-for-Sale investments partially offset by the increase in the amount due to brokers.

Cash provided by financing activities was $1,050.2 million and $246.8 million in 2004 and 2003, respectively. This increase primarily resulted from an increase in the payments received from certificate owners and lower amounts of return of capital paid to American Express Financial Corporation.


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PROSPECTUS -- APRIL 27, 2005     43p

Impact of Market Volatility on Results of Operations

The sensitivity analysis of two different tests of market risk discussed below estimate the effects of hypothetical sudden and sustained changes in the applicable market conditions on the ensuing year's earnings based on year-end positions. The market changes, assumed to occur as of year-end, are a 100 basis point increase in market interest rates and a 10 percent decline in a major stock market index. Computation of the prospective effects of hypothetical interest rate and major stock market index changes are based on numerous assumptions, including relative levels of market interest rates and the major stock market index level, as well as the levels of assets and liabilities. The hypothetical changes and assumptions presented will be different than what actually occurs in the future.

Furthermore, the computations do not anticipate actions that may be taken by management if the hypothetical market changes occur over time. As a result, actual earnings effects in the future will differ from those quantified below.

AECC primarily invests in mortgage and asset-backed securities, and intermediate term corporate debt securities to provide its certificate owners with a competitive rate of return on their certificate while managing risk. These investments provide AECC with a historically dependable and targeted margin between the interest rate earned on investments and the interest rate credited to certificate owners' accounts. AECC does not invest in securities to generate short-term trading profits for its own account.

AEFC's Asset Liability Committee (ALCO), which is comprised of senior business managers, holds regular scheduled meetings to review models projecting various interest rate scenarios and risk/return measures and their effect on various portfolios managed by AEFC, including that of AECC. AECC's Board of Directors has appointed the ALCO as the investment committee of AECC. The ALCO's objectives are to structure AECC's portfolio of investment securities based upon the type and behavior of the certificates in the certificate reserve liabilities, to achieve targeted levels of profitability within defined risk parameters and to meet certificate contractual obligations. Part of the committee's strategy includes entering into interest rate swaps to hedge interest rate risk.


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44p      AMERICAN EXPRESS INVESTORS CERTIFICATE

AECC is exposed to risk associated with fluctuating interest payments from certain certificate products tied to the London Interbank Offering Rate (LIBOR). As such, certificate product interest crediting rates reset at shorter intervals than the changes in the investment portfolio yield related to new investments and reinvestments. Therefore, AECC's spreads may be negatively impacted by increases in the general level of interest rates. AECC hedges the risk of rising interest rates by entering into pay-fixed, receive-variable (LIBOR-based) interest rate swaps that convert fluctuating crediting rate payments to fixed payments, effectively protecting AECC from unfavorable interest rate movements. The interest rate swaps are treated as cash flow hedges per Statement of Financial Accounting Standards (SFAS) No. 133, "Accounting for Derivative Instruments and Hedging Activities." At December 31, 2004, AECC had $300 million notional of interest rate swaps expiring by February 2005.

AECC is also exposed to risk associated with fluctuations in the equity market from three series of its certificate products. Such amounts credited to certificate product owners' accounts are tied to the relative change in a major stock market index between the beginning and end of the certificates' terms. AECC purchases and writes equity index call options on a major stock market index in order to meet such obligations.

SFAS No. 133 establishes accounting and reporting standards for derivative instruments and hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities on the balance sheet and measure those instruments at fair value. Changes in the fair value of a derivative are recorded in earnings or directly to equity, depending on the instrument's designated use. Those derivative instruments that are designated and qualify as hedging instruments under SFAS No. 133 are further classified as either fair value hedges, cash flow hedges or hedges of a net investment in a foreign operation, based upon the exposure being hedged. See Note 9 to the Financial Statements for further discussion of AECC's derivative and hedging activities.

The negative impact on AECC's annual pretax income of a 100 basis point increase in interest rates, which assumes certificate product interest crediting rate reset intervals and customer behavior based on the application of proprietary models, to the book of business at December 31, 2004 and 2003, would be $9.8 million and $11.8 million, respectively. A 10 percent decrease in the level of a major stock market index would have a minimal impact on


--------------------------------------------------------------------------------
PROSPECTUS -- APRIL 27, 2005     45p

AECC's annual pretax income related as of December 31, 2004 and 2003, because the income effect is a decrease in option related income and a corresponding decrease in interest credited to the American Express Stock Market Certificate, American Express Market Strategy Certificate and American Express Equity Indexed Savings Certificates product owners' accounts.

The ratio of shareholder's equity, excluding accumulated other comprehensive income (loss) net of tax, to total assets less certificate loans and net unrealized gains (losses) on securities classified as Available-for-Sale (the Capital-to-Assets Ratio) at December 31, 2004 and 2003, was 5.2 percent and 5.4 percent, respectively. In accordance with an informal agreement established with the Commissioner of Commerce for the State of Minnesota, AECC has agreed to maintain at all times a minimum Capital-to-Assets Ratio of 5 percent. In addition, AECC is required to maintain cash and "qualified investments" meeting the standards of Section 28(b) of the 1940 Act, as modified by an order of the SEC. The amortized cost of such investments must be at least equal to AECC's net liabilities on all outstanding face-amount certificates plus $250,000. So long as AECC wishes to rely on the SEC order, as a condition to the order, AECC has agreed to maintain an amount of unappropriated retained earnings and capital equal to at least 5 percent of net certificate reserves.

Other Reporting Matters

In January 2003, the Financial Accounting Standards Board issued Interpretation No. 46, "Consolidation of Variable Interest Entities" (FIN 46), as revised, which addresses consolidation by business enterprises of variable interest entities (VIEs) and was subsequently revised in December 2003. In general, FIN 46 requires a VIE to be consolidated when an enterprise has a variable interest for which it is deemed to be the primary beneficiary which means that it will absorb a majority of the VIE's expected losses or receive a majority of the VIE's expected residual return.

During 2003, FIN 46 did not impact the accounting for $27 million in a minority-owned secured loan trust (SLT) or $6 million in a collateralized debt obligation traunche (solely supported by a portfolio of high yield bonds), both of which were managed by third parties, as AECC was not the primary beneficiary. AECC had a 33 percent ownership interest in the SLT, which provided returns to investors primarily based on the performance of an underlying portfolio of high yield loans. The aggregate fair value of


--------------------------------------------------------------------------------
46p      AMERICAN EXPRESS INVESTORS CERTIFICATE
the loans related to AECC's pro rata share of this structure was $92.5 million. During 2004, the minority-owned secured loan trust and the CDO were both liquidated.

In November 2003, the FASB ratified a consensus on the disclosure provisions of Emerging Issues Task Force Issue 03-1, "The Meaning of Other-Than-Temporary Impairment and its Application to Certain Investments" (EITF 03-1). AECC complied with the disclosure provisions of this rule in its Annual Report on Form 10-K for the year ended December 31, 2003. In March 2004, the FASB reached a consensus regarding the application of a three-step impairment model to determine whether investments accounted for in accordance with SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities", and other cost method investments are other-than-temporarily impaired. However, with the issuance of FSP EITF 03-1-1 on September 30, 2004, the provisions of the consensus relating to the measurement and recognition of other-than-temporary impairments will be deferred pending further clarification from the FASB. The remaining provisions of this rule, which primarily relate to disclosure requirements, are required to be applied prospectively to all current and future investments accounted for in accordance with SFAS No. 115 and other cost method investments. The Company will evaluate the potential impact of EITF 03-1 after the FASB completes its reassessment.

Forward-Looking Statements

Certain statements in Item 7. of this Form 10-K Annual Report contain forward-looking statements, which are subject to risks and uncertainties. The words "believe," "expect," "anticipate," "optimistic," "intend," "plan," "aim," "will," "may," "should," "could," "would," "likely," and similar expressions are intended to identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. AECC undertakes no obligation to update or revise any forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to: AECC's ability to successfully implement a business model that allows for significant net income growth based on revenue growth that is lower than historical levels, including the ability to improve its operating expense to revenue ratio both in the short-term and over time, which will depend in part on the effectiveness of reengineering and other cost control initiatives, as well as factors impacting AECC's revenues;


--------------------------------------------------------------------------------
PROSPECTUS -- APRIL 27, 2005     47p

AECC's ability to grow its business, over time, which will depend on AECC's ability to manage its capital needs and the effect of business mix; the ability to increase investment spending, which will depend in part on the equity markets and other factors affecting revenues, and the ability to capitalize on such investments to improve business metrics; the accuracy of certain critical accounting estimates, including the fair value of the assets in AECC's investment portfolio (including those investments that are not readily marketable), fluctuation in the equity and fixed income markets, which can affect the amount and types of certificate products sold by AECC, potential deterioration in AECC's high-yield and other investments, which could result in further losses in AECC's investment portfolio; the ability of AECC to sell certain high-yield investments at expected values and within anticipated timeframes and to maintain its high-yield portfolio at certain levels in the future; and spreads in the certificate businesses; credit trends and the rate of bankruptcies, which can affect returns on AECC's investment portfolios; fluctuations in foreign currency exchange rates, which could affect commercial activities, among other businesses, or restrictions on convertibility of certain currencies; changes in laws or government regulations, including tax laws affecting AECC's businesses or that may affect the sales of the products and services that it offers, and regulatory activity in the areas of customer privacy, consumer protection, business continuity and data protection; the adoption of recently issued accounting rules related to the consolidation of variable interest entities, including those involving collateralized debt obligations and secured loan trusts, that AECC invests in, which could affect both AECC's balance sheet and results of operations; and outcomes and costs associated with litigation and compliance and regulatory matters. A further description of these and other risks and uncertainties can be found in AECC's other reports filed with the SEC.


--------------------------------------------------------------------------------
48p      AMERICAN EXPRESS INVESTORS CERTIFICATE

AMERICAN EXPRESS CERTIFICATE COMPANY RESPONSIBILITY OF MANAGEMENT

The management of American Express Certificate Company (AECC) is responsible for the preparation and fair presentation of its Financial Statements, which have been prepared in conformity with U.S. generally accepted accounting principles; and include amounts based on the best judgment of management. AECC's management is also responsible for the accuracy and consistency of other financial information included in this filing.

In recognition of its responsibility for the integrity and objectivity of data in the financial statements, AECC maintains a system of internal control over financial reporting which is designed to provide reasonable, but not absolute, assurance with respect to the reliability of AECC's financial statements. The concept of reasonable assurance is based on the notion that the cost of internal control system should not exceed the benefits derived.

The internal control system is founded on an ethical climate and includes: (i) an organizational structure with clearly defined lines of responsibility, policies and procedures; (ii) a Code of Conduct; and (iii) a careful selection and training of employees. Internal auditors monitor and assess the effectiveness of internal control system and report their findings to management and the Board of Directors throughout the year. AECC's independent auditors are engaged to express an opinion on the year-end financial statements and, with the coordinated support of the internal auditors, review the financial records and related data and test internal control system over financial reporting to the extent they believed necessary to support their report.


--------------------------------------------------------------------------------
PROSPECTUS -- APRIL 27, 2005     49p

American Express Certificate Company
--------------------------------------------------------------------------------

Report of Independent Registered Public Accounting Firm

THE BOARD OF DIRECTORS AND SHAREHOLDERS
AMERICAN EXPRESS CERTIFICATE COMPANY

We have audited the accompanying balance sheets of American Express Certificate Company (the Company), a wholly-owned subsidiary of American Express Financial Corporation, as of December 31, 2004 and 2003, and the related statements of operations, comprehensive income, shareholder's equity and cash flows for each of the three years in the period ended December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company's internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. Our procedures included confirmation of investments owned as of December 31, 2004 and 2003, by correspondence with the custodian. We believe that our audits provide a reasonable basis for our opinion.

--------------------------------------------------------------------------------
1

American Express Certificate Company
--------------------------------------------------------------------------------

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company at December 31, 2004 and 2003, the results of its operations and its cash flows for each of the three years in the period ended December 31, 2004, in conformity with U.S. generally accepting accounting principles.

                                                    /s/ Ernst & Young LLP

Minneapolis, Minnesota

February 18, 2005

--------------------------------------------------------------------------------
2

American Express Certificate Company
--------------------------------------------------------------------------------

Financial Statements

Balance Sheets

December 31,
(Thousands, except share amount)                                                  2004             2003
---------------------------------------------------------------------------------------------------------------------------
Assets
Qualified Assets (Note 2)

Investments in unaffiliated issuers (Note 3):
   Cash and cash equivalents                                                  $   35,212        $   25,099
   Available-for-Sale securities                                               5,603,789         4,509,726
   First mortgage loans on
     real estate and other loans                                                 461,211           469,309
   Certificate loans -- secured
     by certificate reserves                                                      13,006            15,606
---------------------------------------------------------------------------------------------------------------------------
Total investments                                                              6,113,218         5,019,740
---------------------------------------------------------------------------------------------------------------------------
Receivables:
   Dividends and interest                                                         42,162            36,007
   Investment securities sold                                                      3,699             7,946
---------------------------------------------------------------------------------------------------------------------------
Total receivables                                                                 45,861            43,953
---------------------------------------------------------------------------------------------------------------------------
Equity index options (Note 9)                                                    116,285           153,162
---------------------------------------------------------------------------------------------------------------------------
Total qualified assets                                                         6,275,364         5,216,855
---------------------------------------------------------------------------------------------------------------------------

Other Assets

Due from AEFC for federal income taxes                                                --            22,963
Deferred taxes, net (Note 8)                                                      34,483             9,321
Due from other affiliates                                                          1,939                --
Deferred distribution fees and other                                                  --             6,453
---------------------------------------------------------------------------------------------------------------------------
Total other assets                                                                36,422            38,737
---------------------------------------------------------------------------------------------------------------------------
Total assets                                                                  $6,311,786        $5,255,592
===========================================================================================================================

See Notes to Financial Statements

--------------------------------------------------------------------------------
3

American Express Certificate Company
--------------------------------------------------------------------------------

Balance Sheets (continued)

December 31,
(Thousands, except share amount)                                                 2004             2003
---------------------------------------------------------------------------------------------------------------------------
Liabilities and Shareholder's Equity
Liabilities

Certificate Reserves (Note 5):
  Installment certificates:
     Reserves to mature                                                       $  116,637        $  146,052
     Additional credits and accrued interest                                       3,092             3,514
     Advance payments and accrued interest                                           474               499
     Other                                                                             2                32
   Fully paid certificates:
     Reserves to mature                                                        5,666,939         4,573,514
     Additional credits and accrued interest                                      48,053            64,114
Due to unlocated certificate holders                                                  46                92
---------------------------------------------------------------------------------------------------------------------------
Total certificate reserves                                                     5,835,243         4,787,817
---------------------------------------------------------------------------------------------------------------------------
Accounts Payable and Accrued Liabilities:
   Due to AEFC (Note 7)                                                            1,190               880
   Due to other affiliates (Note 7)                                                  687               560
   Current taxes payable (Note 8)                                                 16,096                --
   Payable for investment securities purchased                                    25,541             9,173
   Equity index options and other liabilities (Note 9)                            89,960           133,949
---------------------------------------------------------------------------------------------------------------------------
Total accounts payable and accrued liabilities                                   133,474           144,562
---------------------------------------------------------------------------------------------------------------------------
Total liabilities                                                              5,968,717         4,932,379
---------------------------------------------------------------------------------------------------------------------------
Commitments (Note 4)
---------------------------------------------------------------------------------------------------------------------------

Shareholder's Equity (Note 6)

Common stock, $10 par -- authorized
   and issued 150,000 shares                                                       1,500             1,500
Additional paid-in capital                                                       323,844           323,844
Retained earnings:
   Appropriated for pre-declared
     additional credits and interest                                                 549               184
   Appropriated for additional
     interest on advance payments                                                     15                15
   Unappropriated                                                                  2,712           (46,556)
Accumulated other
   comprehensive income -- net of tax (Note 1)                                    14,449            44,226
---------------------------------------------------------------------------------------------------------------------------
Total shareholder's equity                                                       343,069           323,213
---------------------------------------------------------------------------------------------------------------------------
Total liabilities and shareholder's equity                                    $6,311,786        $5,255,592
===========================================================================================================================

See Notes to Financial Statements

--------------------------------------------------------------------------------
4

American Express Certificate Company
--------------------------------------------------------------------------------

Statements of Operations

Years ended December 31,
(Thousands)                                                            2004                 2003             2002
---------------------------------------------------------------------------------------------------------------------------
Investment Income

Interest income from unaffiliated investments:
   Available-for-Sale securities                                     $213,125            $204,932          $227,609
   Mortgage loans on real estate
     and other loans                                                   26,232              27,093            27,719
   Certificate loans                                                      772                 933             1,095
Dividends                                                               3,348               5,074             9,949
Equity index options (Note 9)                                          25,639              29,538           (36,421)
Interest rate swap
   agreements (Note 9)                                                 (5,367)             (5,301)           (9,780)
Other                                                                   1,879               1,969               980
---------------------------------------------------------------------------------------------------------------------------
Total investment income                                               265,628             264,238           221,151
---------------------------------------------------------------------------------------------------------------------------

Investment Expenses

AEFC and affiliated company fees (Note 7):
   Distribution                                                        37,960              29,731            29,762
   Investment advisory and services                                    10,940              10,436             9,980
   Transfer agent                                                       3,522               3,378             3,203
   Depository                                                             414                 349               321
Other                                                                   1,162                 523               360
---------------------------------------------------------------------------------------------------------------------------
Total investment expenses                                              53,998              44,417            43,626
---------------------------------------------------------------------------------------------------------------------------
Net investment income before
   provision for certificate
   reserves and income tax benefit                                   $211,630            $219,821          $177,525
---------------------------------------------------------------------------------------------------------------------------

See Notes to Financial Statements

--------------------------------------------------------------------------------
5

American Express Certificate Company
--------------------------------------------------------------------------------

Statements of Operations (continued)

Years ended December 31,
(Thousands)                                                            2004                 2003             2002
---------------------------------------------------------------------------------------------------------------------------
Provision for Certificate Reserves (Note 5)

According to the terms of the certificates:
  Provision for certificate reserves                                 $  6,416            $  6,043          $  7,888
  Interest on additional credits                                          348                 425               543
  Interest on advance payments                                             16                  17                19
Additional credits/interest authorized by AECC:
   On fully paid certificates                                         131,888             132,975            88,201
   On installment certificates                                          2,650               3,379             4,757
---------------------------------------------------------------------------------------------------------------------------
Total provision for certificate
  reserves before reserve recoveries                                  141,318             142,839           101,408
Reserve recoveries from
  terminations prior to maturity                                       (1,360)             (1,356)           (1,156)
---------------------------------------------------------------------------------------------------------------------------
Net provision for certificate reserves                                139,958             141,483           100,252
---------------------------------------------------------------------------------------------------------------------------
Net investment income
  before income tax expense                                            71,672              78,338            77,273
Income tax expense (Note 8)                                           (25,040)            (27,296)          (24,866)
---------------------------------------------------------------------------------------------------------------------------
Net investment income                                                  46,632              51,042            52,407
---------------------------------------------------------------------------------------------------------------------------

Net realized gain (loss) on investments

Securities of unaffiliated issuers
  before income tax benefit (expense)                                   4,616               2,944            (9,899)
Income tax (expense) benefit (Note 8)                                  (1,615)             (1,031)            3,631
---------------------------------------------------------------------------------------------------------------------------
Net realized gain (loss) on investments                                 3,001               1,913            (6,268)
---------------------------------------------------------------------------------------------------------------------------
Net income                                                           $ 49,633            $ 52,955          $ 46,139
===========================================================================================================================

See Notes to Financial Statements

--------------------------------------------------------------------------------
6

American Express Certificate Company
--------------------------------------------------------------------------------

Statements of Cash Flows

Years Ended December 31,
(Thousands)                                                            2004                 2003             2002
---------------------------------------------------------------------------------------------------------------------------
Cash Flows from Operating Activities

Net income                                                        $    49,633         $    52,955       $    46,139
Adjustments to reconcile
  net income to net
  cash provided by
  operating activities:
   Interest added to
      certificate loans                                                  (530)               (630)             (738)
   Amortization of premiums,
      accretion of discounts, net                                      17,915              14,907            (2,426)
   Deferred taxes, net                                                 (9,127)            (38,877)           (3,288)
   Net realized (gain) loss
      on investments before
      income tax provision                                             (4,616)             (2,944)            9,899
   Changes in other operating
      assets and liabilities:
      Deferred distribution fees, net                                   6,453                (479)            1,801
      Equity index options
        purchased and written, net                                       (946)             44,273            13,306
      Dividends and interest receivable                                (6,155)             (1,893)            4,184
      Due to American Express
        Financial Corporation --
        federal income taxes                                           37,553                  --             3,908
  Other assets and liabilities, net                                      (114)             (6,856)           (9,911)
---------------------------------------------------------------------------------------------------------------------------
Net cash provided by
  operating activities                                                 90,066              60,456            62,874
---------------------------------------------------------------------------------------------------------------------------

Cash Flows from Investing Activities

Available-for-Sale investments:
  Sales                                                               124,575           1,132,131           887,193
  Maturities and redemptions                                          842,427           1,305,953         1,111,493
  Purchases                                                        (2,126,951)         (2,626,239)       (2,228,071)
Other investments:
  Sales                                                                25,022              16,972            59,515
  Maturities and redemptions                                          128,463             117,159            39,195
  Purchases                                                          (144,660)           (231,478)         (210,061)
Certificate loans:
  Payments                                                              1,902               2,805             2,919
  Fundings                                                             (1,558)             (1,553)           (2,085)
Changes in amounts due to
  and from brokers, net                                                20,615            (238,262)           97,482
---------------------------------------------------------------------------------------------------------------------------
Net cash used in investing activities                              (1,130,165)           (522,512)         (242,420)
---------------------------------------------------------------------------------------------------------------------------

See Notes to Financial Statements

--------------------------------------------------------------------------------
7

American Express Certificate Company
--------------------------------------------------------------------------------

Statements of Cash Flows (continued)

Years Ended December 31,
(Thousands)                                                            2004                 2003             2002
---------------------------------------------------------------------------------------------------------------------------
Cash Flows from Financing Activities

Payments from certificate owners                                  $ 3,285,610         $ 2,571,209       $ 2,031,414
Net provision for certificate reserves                                139,958             141,483           100,252
Certificate maturities
  and cash surrenders                                              (2,375,356)         (2,415,860)       (1,788,995)
Payment of capital from
  American Express
  Financial Corporation                                                20,000                  --                --
Return of capital to
  American Express
  Financial Corporation                                               (20,000)            (50,000)          (10,000)
---------------------------------------------------------------------------------------------------------------------------
Net cash provided
  by financing activities                                           1,050,212             246,832           332,671
---------------------------------------------------------------------------------------------------------------------------
Net increase (decrease)
  in cash and cash equivalents                                         10,113            (215,224)          153,125
Cash and cash equivalents
  at beginning of year                                                 25,099             240,323            87,198
---------------------------------------------------------------------------------------------------------------------------
Cash and cash equivalents
  at end of year                                                   $   35,212          $   25,099        $  240,323
===========================================================================================================================

See Notes to Financial Statements

--------------------------------------------------------------------------------
8

American Express Certificate Company
--------------------------------------------------------------------------------

Statements of Comprehensive Income

Years Ended December 31,
(Thousands)                                                            2004                 2003             2002
---------------------------------------------------------------------------------------------------------------------------
Net income                                                           $ 49,633            $ 52,955          $ 46,139
---------------------------------------------------------------------------------------------------------------------------
Other comprehensive (loss)
  income net of tax
---------------------------------------------------------------------------------------------------------------------------
Unrealized (losses) gains on
  Available-for-Sale securities:
   Unrealized holding (losses)
     gains arising during period                                      (47,844)            (52,669)           82,904
   Income tax benefit (provision)                                      16,745              18,434           (29,016)
---------------------------------------------------------------------------------------------------------------------------
  Net unrealized holding (losses)
   gains arising during the period                                    (31,099)            (34,235)           53,888
---------------------------------------------------------------------------------------------------------------------------
  Reclassification adjustment
   for (gains) losses included
   in net income                                                       (4,395)             (8,260)            8,142
  Income tax provision (benefit)                                        1,538               2,891            (2,850)
---------------------------------------------------------------------------------------------------------------------------
  Net reclassification adjustment
   for (gains) losses included
   in net income                                                       (2,857)             (5,369)            5,292
---------------------------------------------------------------------------------------------------------------------------
Net unrealized (losses) gains
   on Available-for-Sale securities                                   (33,956)            (39,604)           59,180
---------------------------------------------------------------------------------------------------------------------------
Unrealized gains (losses) on interest rate swaps:
   Unrealized gains (losses)
     arising during the period                                          1,062              (4,579)           (8,141)
   Income tax (benefit) provision                                        (372)              1,603             2,849
---------------------------------------------------------------------------------------------------------------------------
  Net unrealized holding
   gains (losses) arising during the period                               690              (2,976)           (5,292)
---------------------------------------------------------------------------------------------------------------------------
  Reclassification adjustment
   for gains included in net income                                     5,367               5,300             9,780
  Income tax benefit                                                   (1,878)             (1,855)           (3,423)
---------------------------------------------------------------------------------------------------------------------------
  Net reclassification adjustment
   for losses included in net income                                    3,489               3,445             6,357
---------------------------------------------------------------------------------------------------------------------------
Net unrealized gains
   on interest rate swaps                                               4,179                 469             1,065
---------------------------------------------------------------------------------------------------------------------------
Net other comprehensive (loss) income                                 (29,777)            (39,135)           60,245
---------------------------------------------------------------------------------------------------------------------------
Total comprehensive income                                           $ 19,856            $ 13,820          $106,384
===========================================================================================================================

See Notes to Financial Statements

--------------------------------------------------------------------------------
9

American Express Certificate Company
--------------------------------------------------------------------------------

Statements of Shareholder's Equity

Years Ended December 31,
(Thousands)                                                            2004                 2003             2002
---------------------------------------------------------------------------------------------------------------------------
Common Stock                                                         $  1,500           $   1,500         $   1,500
---------------------------------------------------------------------------------------------------------------------------

Additional Paid-in Capital

Balance at beginning of year                                         $323,844           $ 373,844         $ 383,844
Receipt of capital from Parent                                         20,000                  --                --
Return of capital to Parent                                           (20,000)            (50,000)          (10,000)
---------------------------------------------------------------------------------------------------------------------------
Balance at end of year                                               $323,844           $ 323,844         $ 373,844
===========================================================================================================================

Retained Earnings

Appropriated for pre-declared
additional credits/interest (Note 5)
Balance at beginning of year                                         $    184           $     811         $   1,123
Transferred from (to)
  unappropriated retained earnings                                        365                (627)             (312)
---------------------------------------------------------------------------------------------------------------------------
Balance at end of year                                               $    549           $     184         $     811
---------------------------------------------------------------------------------------------------------------------------
Appropriated for additional
  interest on advance payments                                       $     15           $      15         $      15
---------------------------------------------------------------------------------------------------------------------------
Unappropriated (Note 6)

Balance at beginning of year                                         $(46,556)          $(100,142)        $(146,593)
Net income                                                             49,633              52,955            46,139
Transferred (to) from appropriated
  retained earnings                                                      (365)                627               312
Other                                                                      --                   4                --
---------------------------------------------------------------------------------------------------------------------------
Balance at end of year                                               $  2,712           $ (46,556)        $(100,142)
===========================================================================================================================

Accumulated other
comprehensive
income -- net of tax

Balance at beginning of year                                         $ 44,226             $83,361         $  23,116
Net other comprehensive (loss) income                                 (29,777)            (39,135)           60,245
---------------------------------------------------------------------------------------------------------------------------
Balance at end of year                                               $ 14,449           $  44,226         $  83,361
---------------------------------------------------------------------------------------------------------------------------
Total shareholder's equity                                           $343,069           $ 323,213         $ 359,389
===========================================================================================================================

See Notes to Financial Statements

--------------------------------------------------------------------------------
10

American Express Certificate Company
--------------------------------------------------------------------------------

Notes to Financial Statements

1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of business

American Express Certificate Company (AECC), is a wholly-owned subsidiary of American Express Financial Corporation (AEFC), which is a wholly-owned subsidiary of American Express Company. AECC is registered as an investment company under the Investment Company Act of 1940 ("the 1940 Act") and is in the business of issuing face-amount investment certificates. Face-amount certificates issued by AECC entitle the certificate owner to receive at maturity a stated amount of money and interest or credits declared from time to time by AECC, at its discretion. The certificates issued by AECC are not insured by any government agency. AECC's certificates are sold primarily by American Express Financial Advisor Inc. (AEFAI) and American Express Bank Ltd. (AEB), both affiliates of AECC. AEFAI is registered as a broker dealer in all 50 states, the District of Columbia and Puerto Rico. AEFC acts as investment advisor for AECC.

As of December 31, 2004, AECC offered nine different certificate products to the public. AECC is impacted by significant changes in interest rates as interest crediting rates on certificate products generally reset at shorter intervals than the change in the yield on AECC's investment portfolio. The specified maturities of most of AECC's certificate products range from ten to twenty years. Within that maturity period, most certificates have interest crediting rate terms ranging from one to thirty-six months. Interest crediting rates are subject to change and certificate product owners can surrender their certificates without penalty at term end. In addition, three types of certificate products have interest tied, in whole or in part, to a broad-based stock market index. Except for two types of certificate products, all of the certificates are available as qualified investments for Individual Retirement Accounts, 401(k) plans and other qualified retirement plans.

--------------------------------------------------------------------------------
11

American Express Certificate Company
--------------------------------------------------------------------------------

AECC's net investment income is derived primarily from interest and dividends generated by its investments. AECC's net income is determined by deducting from net investment income provision expenses for certificate reserves, and other expenses, including taxes, fees paid to AEFC for investment advisory and other services, distribution fees paid to AEFAI, and marketing fees paid to AEB, a wholly-owned indirect subsidiary of American Express Company.

Basis of financial statement presentation

The accompanying financial statements are presented in accordance with U.S. generally accepted accounting principles. AECC uses the equity method of accounting for its wholly-owned unconsolidated subsidiary, Investors Syndicate Development Corporation, as prescribed by the Securities and Exchange Commission
(SEC) for non-investment company subsidiaries. Certain reclassifications of prior period amounts have been made to conform to the current presentation.

Accounting estimates are an integral part of the Financial Statements. In part, they are based upon assumptions concerning future events. Among the more significant is investment securities valuation as discussed in Note 3. These accounting estimates reflect the best judgment of management and actual results could differ.

Fair values of financial instruments

The fair values of financial instruments disclosed in the notes to financial statements are estimates based upon current market conditions and perceived risks, and require varying degrees of management judgment.

Interest income

Interest income is accrued as earned using the effective interest method, which makes an adjustment for security premiums and discounts, so that the related security recognizes a constant rate of return on the outstanding balance throughout its term.

Preferred stock dividend income

AECC recognizes dividend income from cumulative redeemable preferred stocks with fixed maturity amounts on an accrual basis similar to that used for recognizing interest income on debt securities. Dividend income from perpetual preferred stock is recognized on an ex-dividend date basis.

--------------------------------------------------------------------------------
12

American Express Certificate Company
--------------------------------------------------------------------------------

Cash and cash equivalents

AECC has defined cash and cash equivalents as cash in banks and highly liquid investments with original maturities of ninety days or less.

Available-for-Sale investments

Debt securities and marketable equity securities are classified as Available-for-Sale and carried at fair value. Unrealized gains (losses) on securities classified as Available-for-Sale are reflected, net of taxes, in accumulated other comprehensive income as part of Shareholder's Equity.

The basis for determining cost in computing realized gains (losses) on securities is specific identification. Gains (losses) are recognized in the results of operations upon disposition of the securities. In addition, losses are also recognized when management determines that a decline in value is other-than-temporary, which requires judgment regarding the amount and timing of recovery. Indicators of other-than-temporary impairment for debt securities include issuer downgrade, default or bankruptcy. AECC also considers the extent to which cost exceeds fair value, the duration of time of that decline and management's judgment as to the issuer's current and prospective financial condition. The charges are reflected in net realized gain (loss) on investments in the statements of operations.

Fair value is generally based on quoted market prices. However, AECC's investment portfolio contained structured investments of various asset quality as of December 31, 2003, which were not readily marketable. As a result, the carrying values of these structured investments were based on future cash flow projections that required a significant degree of management judgment as to the amount and timing of cash payments, defaults and recovery rates of the underlying investments and as such, are subject to change. The structured investments were called in 2004 and AECC has no exposure as of December 31, 2004.

--------------------------------------------------------------------------------
13

American Express Certificate Company
--------------------------------------------------------------------------------

First mortgage loans on real estate and other loans

First mortgage loans on real estate reflect principal amounts outstanding less reserves for losses, which is the basis for determining realized gains (losses). Estimated fair values of mortgage loans on real estate are determined by a discounted cash flow analysis using mortgage interest rates currently offered for mortgages of similar maturities. Other loans reflect amortized cost less reserve for losses. Fair values of other loans represent estimated fair values when quoted prices are not available.

The reserve for loan losses is measured as the excess of the loan's recorded investment over its present value of expected principal and interest payments discounted at the loan's effective interest rate or the fair value of collateral. Additionally, the level of the reserve account is determined based on several factors, including historical experience and current economic and political conditions. Management regularly evaluates the adequacy of the reserve for loan losses, and believes it is adequate to absorb estimated losses in the portfolio.

AECC generally stops accruing interest on mortgage loans on real estate for which interest payments are delinquent more than three months. Based on management's judgment as to the ultimate collectibility of principal, interest payments received are either recognized as income or applied to the recorded investment in the loan.

Certificate Reserves

Investment certificates may be purchased either with a lump-sum payment or by installment payments. Certificate product owners are entitled to receive, at maturity, a definite sum of money. Payments from certificate owners are credited to investment certificate reserves. Investment certificate reserves accumulate interest at specified percentage rates as declared by AECC. Reserves also are maintained for advance payments made by certificate owners, accrued interest thereon, and for additional credits in excess of minimum guaranteed rates and accrued interest thereon. On certificates allowing for the deduction of a surrender charge, the cash surrender values may be less than accumulated investment certificate reserves prior to maturity dates. Cash surrender values on certificates allowing for no surrender charge are equal to certificate reserves. The payment distribution, reserve accumulation rates, cash surrender values, reserve values and other matters are governed by the 1940 Act.

--------------------------------------------------------------------------------
14

American Express Certificate Company
--------------------------------------------------------------------------------

Deferred distribution fees and other

Prior to September 30, 2004, distribution fees on sales of certain certificate products were deferred and amortized over the estimated lives of the related certificates, which was generally one year but could have been up to 10 years. Upon surrender prior to maturity, unamortized deferred distribution fees were reflected in expenses and any related surrender charges were reflected as a reduction to the provision expense for certificate reserves. During the third quarter of 2004, and based on management's recent review of AECC's certificate product portfolio mix and certificate portfolio maturities, AECC determined it to be appropriate to not defer distribution fees in the future and to completely write-down previously deferred balances to zero. As a result of these actions, investment expenses increased $5.7 million on a pre-tax basis during the third quarter of 2004.

Federal income taxes

AECC's taxable income is included in the consolidated federal income tax return of American Express Company. AECC provides for income taxes on a separate return basis, except that, under an agreement between AEFC and American Express Company, tax benefits are recognized for losses to the extent they can be used in the consolidated return. It is the policy of AEFC and its subsidiaries that AEFC will reimburse its subsidiaries for any tax benefits recorded.

Supplemental Disclosures of Cash Flow Information

Net cash paid for income taxes in 2004, 2003 and 2002 was $6.5 million, ($71.6) million and ($22.2) million, respectively. Certificate maturities and surrenders through loan reductions in 2004, 2003 and 2002 was $2.8 million, $2.4 million and $3.1 million, respectively.

Recently Issued Accounting Standards

In January 2003, the Financial Accounting Standards Board issued Interpretation No. 46, "Consolidation of Variable Interest Entities" (FIN 46), as revised, which addresses consolidation by business enterprises of variable interest entities (VIEs) and was subsequently revised in December 2003. In general, FIN 46 requires a VIE to be consolidated when an enterprise has a variable interest for which it is deemed to be the primary beneficiary which means that it will absorb a majority of the VIE's expected losses or receive a majority of the VIE's expected residual return.

--------------------------------------------------------------------------------
15

American Express Certificate Company
--------------------------------------------------------------------------------

During 2003, FIN 46 did not impact the accounting for $27 million in a minority-owned secured loan trust (SLT) or $6 million in a collateralized debt obligation traunche (solely supported by a portfolio of high yield bonds), both of which were managed by third parties, as AECC was not the primary beneficiary. AECC had a 33 percent ownership interest in the SLT, which provided returns to investors primarily based on the performance of an underlying portfolio of high yield loans. The aggregate fair value of the loans related to AECC's pro rata share of this structure was $92.5 million. During 2004, the minority-owned secured loan trust and the CDO were both liquidated.

In November 2003, the FASB ratified a consensus on the disclosure provisions of Emerging Issues Task Force Issue 03-1, "The Meaning of Other-Than-Temporary Impairment and its Application to Certain Investments" (EITF 03-1). AECC complied with the disclosure provisions of this rule in its Annual Report on Form 10-K for the year ended December 31, 2003. In March 2004, the FASB reached a consensus regarding the application of a three-step impairment model to determine whether investments accounted for in accordance with SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities", and other cost method investments are other-than-temporarily impaired. However, with the issuance of FSP EITF 03-1-1 on September 30, 2004, the provisions of the consensus relating to the measurement and recognition of other-than-temporary impairments will be deferred pending further clarification from the FASB. The remaining provisions of this rule, which primarily relate to disclosure requirements, are required to be applied prospectively to all current and future investments accounted for in accordance with SFAS No. 115 and other cost method investments. The Company will evaluate the potential impact of EITF 03-1 after the FASB completes its reassessment.

--------------------------------------------------------------------------------
16

American Express Certificate Company
--------------------------------------------------------------------------------

2. DEPOSIT OF ASSETS AND MAINTENANCE OF QUALIFIED ASSETS

Under the provisions of its certificates and the 1940 Act, AECC was required to have Qualified Assets (as that term is defined in Section 28(b) of the 1940 Act) in the amount of $5.8 billion and $4.8 billion at December 31, 2004 and 2003, respectively. AECC reported Qualified Assets of $6.2 billion and $5.1 billion at December 31, 2004 and 2003, respectively, excluding net unrealized pretax gains on Available-for-Sale securities of $22 million and $74 million at December 31, 2004 and 2003, respectively, and unsettled investment purchases of $26 million and $9 million at December 31, 2004 and 2003, respectively.

Qualified Assets are valued in accordance with such provisions of Minnesota Statutes as are applicable to investments of life insurance companies. These values are the same as financial statement carrying values, except for debt securities classified as Available-for-Sale and all marketable equity securities, which are carried at fair value in the financial statements but are valued at either amortized cost, market value or par value based on the state requirements for qualified asset and deposit maintenance purposes.

Pursuant to provisions of the certificates, the 1940 Act, the central depository agreement and requirements of various states, qualified assets (accounted for on a trade date basis) of AECC were deposited as follows:

                                                                           December 31, 2004
                                                            --------------------------------------------------
                                                                               Required
(Thousands)                                                   Deposits         Deposits            Excess
--------------------------------------------------------------------------------------------------------------
Deposits to meet
 certificate liability requirements:
Pennsylvania (at market value)                               $      155       $      100          $     55
Texas, Illinois, New Jersey
  (at par value)                                             $      215       $      185          $     30
Central Depository
  (at amortized cost)                                        $6,133,903       $5,791,501          $342,402
--------------------------------------------------------------------------------------------------------------

                                                                           December 31, 2003
                                                            --------------------------------------------------
                                                                               Required
(Thousands)                                                   Deposits         Deposits            Excess
--------------------------------------------------------------------------------------------------------------
Deposits to meet
  certificate liability requirements:
Pennsylvania (at market value)                               $      162       $      100          $     62
Texas, Illinois, New Jersey
  (at par value)                                             $      215       $      185          $     30
Central Depository
  (at amortized cost)                                        $5,004,553       $4,742,572          $261,981
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
17

American Express Certificate Company
--------------------------------------------------------------------------------

The assets on deposit with the central depository at December 31, 2004 and 2003 consisted of securities and other loans having a deposit value of $5.7 billion and $4.6 billion, respectively, mortgage loans on real estate of $322 million and $331 million, respectively, and other investments of $81 million and $74 million, respectively. Additionally, these assets on deposit include unsettled purchases of investments in the amount of $26 million and $9 million at December 31, 2004 and 2003, respectively.

American Express Trust Company, the custodian for AECC, is the Central Depository. See Note 7.

3. INVESTMENTS IN UNAFFILIATED ISSUERS

Fair values of investments in securities represent market prices or estimated fair values when quoted prices are not available. Estimated fair values are determined by using established procedures involving, among other things, review of market indexes, price levels of current offerings and comparable issues, price estimates, estimated future cash flows, and market data from independent brokers.

Investments classified as Available-for-Sale securities at December 31 are distributed by type as presented below:

                                                                            2004
                                  -----------------------------------------------------------------------------------------
                                                                 Gross             Gross
                                             Amortized        Unrealized        Unrealized         Fair
(Thousands)                                    Cost              Gains             Losses          Value
---------------------------------------------------------------------------------------------------------------------------
Mortgage and
  asset-backed securities                  $3,226,417           $23,251         $(17,372)       $3,232,296
Corporate debt securities                   2,279,295            29,927          (14,043)        2,295,179
Stated maturity
  preferred stock                              24,043               348               (9)           24,382
Perpetual preferred stock                      17,782               168              (81)           17,869
U.S. Government & agency
  obligations                                  25,365                62             (120)           25,307
State and municipal
  obligations                                   9,048                 2             (294)            8,756
---------------------------------------------------------------------------------------------------------------------------
Total                                      $5,581,950           $53,758         $(31,919)       $5,603,789
---------------------------------------------------------------------------------------------------------------------------

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18

American Express Certificate Company
--------------------------------------------------------------------------------

                                                                            2003
                                  -----------------------------------------------------------------------------------------
                                                                 Gross             Gross
                                             Amortized        Unrealized        Unrealized         Fair
(Thousands)                                    Cost              Gains             Losses          Value
---------------------------------------------------------------------------------------------------------------------------
Mortgage and
  asset-backed securities                  $2,605,686           $35,954         $(10,975)       $2,630,665
Corporate debt securities                   1,710,353            53,497           (7,762)        1,756,088
Stated maturity
  preferred stock                              44,340             1,178              (34)           45,484
Structured Investments                         32,592             1,788               --            34,380
Perpetual preferred stock                      17,782               270               --            18,052
U.S. Government
  & agency obligations                         15,355               350               --            15,705
State and municipal obligations                 9,539                 6             (214)            9,331
Common Stock                                       --                21               --                21
---------------------------------------------------------------------------------------------------------------------------
Total                                      $4,435,647           $93,064         $(18,985)       $4,509,726
---------------------------------------------------------------------------------------------------------------------------

The following table provides information about Available-for-Sale securities with gross unrealized losses and the length of time that individual securities have been in a continuous unrealized loss position as of December 31, 2004:

(Thousands)                                                                         Less than 12 months
---------------------------------------------------------------------------------------------------------------------------
                                                                                   Fair         Unrealized
Description of Securities                                                          Value          Losses
---------------------------------------------------------------------------------------------------------------------------
Corporate debt securities                                                     $  875,416          $(10,104)
Mortgage and other asset-backed securities                                     1,444,363           (12,085)
State and  municipal obligations                                                   3,850              (150)
US Government & agency obligations                                                10,053              (120)
---------------------------------------------------------------------------------------------------------------------------
Perpetual preferred stock                                                          5,213               (81)
---------------------------------------------------------------------------------------------------------------------------
Stated maturity preferred stock                                                    1,285                (9)
---------------------------------------------------------------------------------------------------------------------------
Total                                                                         $2,340,180          $(22,549)
===========================================================================================================================

(Thousands)                                                                          12 months or more
---------------------------------------------------------------------------------------------------------------------------
                                                                                   Fair         Unrealized
Description of Securities                                                          Value          Losses
---------------------------------------------------------------------------------------------------------------------------
Corporate debt securities                                                       $135,885           $(3,939)
Mortgage and other asset-backed securities                                       180,808            (5,287)
State and  municipal obligations                                                   4,859              (144)
US Government & agency obligations                                                    --                --
---------------------------------------------------------------------------------------------------------------------------
Perpetual preferred stock                                                             --                --
---------------------------------------------------------------------------------------------------------------------------
Stated maturity preferred stock                                                       --                --
---------------------------------------------------------------------------------------------------------------------------
Total                                                                           $321,552           $(9,370)
===========================================================================================================================

(Thousands)                                                                                Total
---------------------------------------------------------------------------------------------------------------------------
                                                                                   Fair         Unrealized
Description of Securities                                                          Value          Losses
---------------------------------------------------------------------------------------------------------------------------
Corporate debt securities                                                     $1,011,301          $(14,043)
Mortgage and other asset-backed securities                                     1,625,171           (17,372)
State and  municipal obligations                                                   8,709              (294)
US Government & agency obligations                                                10,053              (120)
---------------------------------------------------------------------------------------------------------------------------
Perpetual preferred stock                                                          5,213               (81)
---------------------------------------------------------------------------------------------------------------------------
Stated maturity preferred stock                                                    1,285                (9)
---------------------------------------------------------------------------------------------------------------------------
Total                                                                         $2,661,732          $(31,919)
===========================================================================================================================

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19

American Express Certificate Company
--------------------------------------------------------------------------------

In evaluating potential other-than-temporary impairments, AECC considers the extent to which cost exceeds fair value and the duration and size of that difference. A key metric in performing this evaluation is the ratio of fair value to cost. The following table summarizes the unrealized losses by ratio of fair value to cost as of December 31, 2004:

(Thousands, except  number of securities)                                   Less than 12 months
-----------------------------------------------------------------------------------------------------------------
                                                                                                     Gross
Ratio of Fair Value to                                           Number of        Fair            Unrealized
Amortized Cost                                                  Securities        Value             Losses
-----------------------------------------------------------------------------------------------------------------
95% - 100%                                                          248       $2,326,063          $(21,666)
90% - 95%                                                             1           14,117              (883)
80% - 90%                                                            --               --                --
-----------------------------------------------------------------------------------------------------------------
Total                                                               249       $2,340,180          $(22,549)
-----------------------------------------------------------------------------------------------------------------

(Thousands, except  number of securities)                                    12 months or more
-----------------------------------------------------------------------------------------------------------------
                                                                                                     Gross
Ratio of Fair Value to                                           Number of        Fair            Unrealized
Amortized Cost                                                  Securities        Value             Losses
-----------------------------------------------------------------------------------------------------------------
95% - 100%                                                           37         $311,595           $(7,589)
90% - 95%                                                             1            3,249              (276)
80% - 90%                                                             1            6,708            (1,505)
-----------------------------------------------------------------------------------------------------------------
Total                                                                39         $321,552           $(9,370)
-----------------------------------------------------------------------------------------------------------------

(Thousands, except  number of securities)                                          Total
-----------------------------------------------------------------------------------------------------------------
                                                                                                     Gross
Ratio of Fair Value to                                           Number of        Fair            Unrealized
Amortized Cost                                                  Securities        Value             Losses
-----------------------------------------------------------------------------------------------------------------
95% - 100%                                                          285       $2,637,658          $(29,255)
90% - 95%                                                             2           17,366            (1,159)
80% - 90%                                                             1            6,708            (1,505)
-----------------------------------------------------------------------------------------------------------------
Total                                                               288       $2,661,732          $(31,919)
-----------------------------------------------------------------------------------------------------------------

Substantially, all of the gross unrealized losses on the securities are attributable to changes in interest rates. Credit spreads and specific credit events associated with individual issuers can also cause unrealized losses although these impacts are not significant as of December 31, 2004. As noted in the table above, a significant portion of the unrealized loss relates to securities that have a fair value to cost ratio of 95% or above resulting in an overall 99% ratio of fair value to cost for all securities with an unrealized loss.

--------------------------------------------------------------------------------
20

American Express Certificate Company
--------------------------------------------------------------------------------

The $1.5 million in unrealized losses for securities with an unrealized loss for twelve months or more and a fair value to cost ratio in 80-90% category relates to a commercial mortgage-backed security collateralized by a commercial property for which AECC expects that all contractual principal and interest will be received. The unrealized losses in the other categories are not concentrated in any individual industries or with any individual securities.

The Company monitors the investments and metrics discussed above on a quarterly basis to identify and evaluate investments that have indications of possible other-than-temporary impairment. See the Available-for-Sale Investments section of Note 1 for information regarding AECC's policy for determining when an investment's decline in value is other than temporary. As stated earlier, substantially all of the gross unrealized losses on its Available-for-Sale securities are attributable to changes in interest rates. Additionally, AECC has the ability and intent to hold these securities for a time sufficient to recover its amortized cost and has, therefore, concluded that none are other-than-temporarily impaired at December 31, 2004.

The amortized cost and fair value of Available-for-Sale securities, by contractual maturity at December 31, 2004 are shown below. Cash flows may differ from contractual maturities because issuers may call or prepay obligations.

                                                  Amortized           Fair
(Thousands)                                          Cost             Value
--------------------------------------------------------------------------------
Due within one year                              $  122,541        $  125,200
Due from one to five years                        1,749,956         1,758,232
Due from five to ten years                          461,132           466,082
Due in more than ten years                            4,122             4,110
--------------------------------------------------------------------------------
                                                 $2,337,751        $2,353,624
Mortgage and asset-backed securities              3,226,417         3,232,296
Perpetual preferred stock                            17,782            17,869
--------------------------------------------------------------------------------
Total                                            $5,581,950        $5,603,789
--------------------------------------------------------------------------------

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21

American Express Certificate Company
--------------------------------------------------------------------------------

Mortgage and other asset-backed securities primarily reflect GNMA, FNMA, and FHLMC securities at December 31, 2004 and 2003. The expected payouts on mortgage and other asset-backed securities may not coincide with their contractual maturities. As such, these securities, as well as perpetual preferred stock, were not included in the maturities distribution.

Gross realized gains on sales of securities classified as Available-for-Sale, using the specific identification method, were $6.1 million, $47.1 million and $23.4 million for the years ended December 31, 2004, 2003 and 2002, respectively. Gross realized losses on sales were ($1.1 million), ($2.8 million) and ($15.7 million) for the same periods. AECC also recognized losses of ($0.6 million), ($36 million) and ($15.8 million) in other-than-temporary impairments on Available-for-Sale securities for the years ended December 31, 2004, 2003 and 2002, respectively.

Investments in securities with fixed maturities comprised 92 percent and 90 percent of AECC's total investments at December 31, 2004 and 2003, respectively. Securities are rated by Moody's and Standard & Poors (S&P), or by AEFC's internal analysts, using criteria similar to Moody's and S&P, when a public rating does not exist. Ratings are presented using S&P's convention and if the two agency's ratings differ, the lower rating is used. A summary of investments in securities with fixed maturities, at amortized cost, by rating of investment is as follows:

Rating                                                           2004       2003
--------------------------------------------------------------------------------
AAA                                                               57%        60%
AA                                                                 6          2
A                                                                 15         16
BBB                                                               18         18
Below investment grade                                             4          4
--------------------------------------------------------------------------------
Total                                                            100%       100%
--------------------------------------------------------------------------------

Of the securities rated AAA, 76 percent and 94 percent at December 31, 2004 and 2003, respectively, are U.S. Government Agency mortgage-backed securities that are rated by a public rating agency. At December 31, 2004 and 2003, approximately 3 percent and 6 percent, respectively, of securities with fixed maturities, other than U.S. Government Agency mortgage-backed securities, are rated by AEFC's internal analysts.

--------------------------------------------------------------------------------
22

American Express Certificate Company
--------------------------------------------------------------------------------

At December 31, 2004 and 2003 no one issuer, other than U.S. Government Agency mortgage-backed securities, is greater than 1 percent of AECC's total investment in securities with fixed maturities.

AECC reserves freedom of action with respect to its acquisition of restricted securities that offer advantageous and desirable investment opportunities. In a private negotiation, AECC may purchase for its portfolio all or part of an issue of restricted securities. Since AECC would intend to purchase such securities for investment and not for distribution, it would not be "acting as a distributor" if such securities are resold by AECC at a later date. AECC's board of directors, using the aforementioned procedures and factors, approve fair value procedures, which are implemented by investment accounting.

In the event AECC were to be deemed to be a distributor of the restricted securities, it is possible that AECC would be required to bear the costs of registering those securities under the Securities Act of 1933, although in most cases such costs would be incurred by the issuer of the restricted securities.

4. INVESTMENTS IN FIRST MORTGAGE LOANS ON REAL ESTATE AND OTHER LOANS

The carrying amounts and fair values of first mortgage loans on real estate and other loans at December 31 are below:

                                                          2004                              2003
-----------------------------------------------------------------------------------------------------------
                                              Carrying          Fair             Carrying          Fair
(Thousands)                                    Amount           Value              Amount          Value
-----------------------------------------------------------------------------------------------------------
First mortgage loans on
  real estate                                $329,452          $342,116         $337,489          $355,442
Other loans                                   139,295           140,428          141,356           141,356
Reserve for losses                             (7,536)               --           (9,536)               --
-----------------------------------------------------------------------------------------------------------
Net first mortgage
  and other loans                            $461,211          $482,544         $469,309          $496,798
-----------------------------------------------------------------------------------------------------------

During the years ended December 31, 2004 and 2003, AECC held investments in impaired mortgage or other loans totaling $4.6 million and $9.9 million, respectively. AECC recognized $0.5 million and $0.4 million of interest income related to such investments for the years ended December 31, 2004 and 2003, respectively.

--------------------------------------------------------------------------------
23

American Express Certificate Company
--------------------------------------------------------------------------------

At December 31, 2004 and 2003, approximately 5 percent and 7 percent, respectively, of AECC's invested assets were first mortgage loans on real estate. A summary of first mortgage loans on real estate by region and property type at December 31, is as follows:

Region of the United States of America                           2004       2003
--------------------------------------------------------------------------------
South Atlantic                                                    20%        18%
West North Central                                                15         15
East North Central                                                10         12
Mountain                                                          10         10
West South Central                                                17         17
Pacific                                                           16         16
New England                                                        8          7
Middle Atlantic                                                    4          5
--------------------------------------------------------------------------------
Total                                                            100%       100%
--------------------------------------------------------------------------------

Property Type                                                    2004       2003
--------------------------------------------------------------------------------
Office buildings                                                  44%        42%
Retail/shopping centers                                           21         23
Apartments                                                        11         10
Industrial buildings                                              14         14
Other                                                             10         11
--------------------------------------------------------------------------------
Total                                                            100%       100%
--------------------------------------------------------------------------------

At December 31, 2004 and 2003, commitments for funding of first mortgage loans on real estate, at market interest rates, aggregated $2.5 million and $9.8 million, respectively. AECC holds the mortgage document, which gives it the right to take possession of the property if the borrower fails to perform according to the terms of the agreements. AECC employs policies and procedures to ensure the creditworthiness of the borrowers and that funds will be available on the funding date. AECC's first mortgage loans on real estate is restricted to 80 percent or less of the market value of the real estate at the time of the loan funding. Fair values for these commitments were not substantial at December 31, 2004 and 2003.

--------------------------------------------------------------------------------
24

American Express Certificate Company
--------------------------------------------------------------------------------

5. CERTIFICATE RESERVES

Reserves maintained on outstanding certificates have been computed in accordance with the provisions of the certificates and Section 28 of the 1940 Act. The average rates of accumulation on certificate reserves at December 31 were as follows:

                                                           2004
                                           -------------------------------------
                                                          Average       Average
                                                           Gross      Additional
                                             Reserve   Accumulation     Credit
(Dollars in Thousands)                       Balance       Rates         Rates
--------------------------------------------------------------------------------
Installment certificates:
Reserves to mature:
  With guaranteed rates                    $    9,394      4.00%         0.50%
  Without guaranteed rates(a)                 107,243        --          0.88%
Additional credits and accrued interest         3,092      3.25%           --
Advance payments and accrued interest(b)          474      3.37%           --
Other                                               2        --          5.67%
Fully paid certificates:
Reserves to mature:
  With guaranteed rates                        82,424      3.21%         0.01%
  Without guaranteed rates(a)and(c)         5,584,515        --          0.65%
Additional credits and accrued interest        48,053      3.02%           --
Due to unlocated certificate holders               46        --            --
------------------------------------------------------
Total                                      $5,835,243
------------------------------------------------------

(a) There is no minimum rate of accrual on these reserves. Interest is declared periodically, quarterly, or annually in accordance with the terms of the separate series of certificates.

(b) Certain series of installment certificates guarantee accrual of interest on advance payments at an average of 3.26 percent. AECC's rate of accrual is currently set at 4 percent, which is in effect through April 2006.

(c) American Express Stock Market Certificate, American Express Market Strategy Certificate and American Express Equity Indexed Savings Certificates enable the certificate owner to participate in any relative rise in a major stock market index without risking loss of principal. Generally the certificates have a term of 52 weeks and may continue for up to 20 successive terms. The reserve balance on these certificates at December 31, 2004 and 2003 was $1.5 billion and $1.3 billion, respectively.

--------------------------------------------------------------------------------
25

American Express Certificate Company
--------------------------------------------------------------------------------

                                                           2003
                                           -------------------------------------
                                                          Average       Average
                                                           Gross      Additional
                                             Reserve   Accumulation     Credit
(Dollars in Thousands)                       Balance       Rates         Rates
--------------------------------------------------------------------------------
Installment certificates:
Reserves to mature:
  With guaranteed rates                    $   11,153      4.00%          .50%
  Without guaranteed rates(a)                 134,899        --           .80%
Additional credits and accrued interest         3,514      3.22%           --
Advance payments and accrued interest(b)          499      3.35%           --
Other                                              32        --           .32%
Fully paid certificates:
Reserves to mature:
  With guaranteed rates                        90,149      3.21%          .01%
  Without guaranteed rates(a)and(c)         4,483,365        --           .53%
Additional credits and accrued interest        64,114      3.05%           --
Due to unlocated certificate holders               92        --            --
------------------------------------------------------
Total                                      $4,787,817
------------------------------------------------------

(a) There is no minimum rate of accrual on these reserves. Interest is declared periodically, quarterly, or annually in accordance with the terms of the separate series of certificates.

(b) Certain series of installment certificates guarantee accrual of interest on advance payments at an average of 3.26 percent. AECC's rate of accrual is currently set at 4 percent, which is in effect through April 2006.

(c) American Express Stock Market Certificate, American Express Market Strategy Certificate and American Express Equity Indexed Savings Certificates enable the certificate owner to participate in any relative rise in a major stock market index without risking loss of principal. Generally the certificates have a term of 52 weeks and may continue for up to 20 successive terms. The reserve balance on these certificates at December 31, 2004 and 2003 was $1.5 billion and $1.3 billion, respectively.

--------------------------------------------------------------------------------
26

American Express Certificate Company
--------------------------------------------------------------------------------

Certificate maturities and surrenders through loan reductions during the years ended December 31, 2004 and 2003 were $2.4 million.

On certain series of single payment certificates, additional interest is pre-declared for periods greater than one year. The retained earnings appropriated for the pre-declared additional interest at December 31, 2004 and 2003 was $549,000 and $184,000, respectively, which reflects the difference between certificate reserves on these series, calculated on a statutory basis, and the reserves maintained per books.

Fair values of certificate reserves with interest rate terms of one year or less approximated the carrying values less any applicable surrender charges. Fair values for other certificate reserves are determined by discounted cash flow analyses using interest rates currently offered for certificates with similar remaining terms, less any applicable surrender charges.

The carrying amounts and fair values of certificate reserves at December 31, consisted of the following:

                                                        2004                               2003
------------------------------------------------------------------------------------------------------------
                                              Carrying          Fair             Carrying          Fair
(Thousands)                                    Amount           Value             Amount           Value
------------------------------------------------------------------------------------------------------------
Reserves with terms of
  one year or less                         $5,393,448        $5,416,179       $4,322,321        $4,320,182
Other                                         441,795           439,636          465,496           471,427
------------------------------------------------------------------------------------------------------------
Total certificate reserves                 $5,835,243        $5,855,815       $4,787,817        $4,791,609
Unapplied certificate
  transactions                                  4,933             4,933            3,499             3,499
Certificate loans and
  accrued interest                            (13,176)          (13,176)         (15,798)          (15,798)
------------------------------------------------------------------------------------------------------------
Total                                      $5,827,000        $5,847,572       $4,775,518        $4,779,310
------------------------------------------------------------------------------------------------------------

6. DIVIDEND RESTRICTION

Certain series of installment certificates outstanding provide that cash dividends may be paid by AECC only in calendar years for which additional credits of at least one-half of one percent on such series of certificates have been authorized by AECC. This restriction has been satisfied for 2004 and 2003 by AECC's declaration of additional credits in meeting this requirement.

--------------------------------------------------------------------------------
27

American Express Certificate Company
--------------------------------------------------------------------------------

AECC is required to maintain cash and "qualified investments" meeting the standards of Section 28(b) of the 1940 Act, as modified by an order of the Securities and Exchange Commission (the SEC). The amortized cost of such investments must be at least equal to AECC's net liabilities on all outstanding face-amount certificates plus $250,000. So long as AECC wishes to rely on the SEC order, as a condition to the order, AECC has agreed to maintain an amount of unappropriated retained earnings and capital equal to at least 5 percent of net certificate reserves. For these purposes, net certificate reserves means certificate reserves less outstanding certificate loans. In determining compliance with this condition, qualified investments are valued in accordance with the provisions of Minnesota Statutes where such provisions are applicable. AECC's qualified assets consist of cash and cash equivalents, first mortgage loans on real estate and other loans, U.S. government and government agency securities, municipal bonds, corporate bonds, preferred stocks and other securities meeting specified standards. AECC has also entered into a written informal understanding with the State of Minnesota, Department of Commerce, that AECC will maintain capital equal to 5 percent of the assets of AECC (less any loans on outstanding certificates). When computing its capital for these purposes, AECC values its assets on the basis of statutory accounting for insurance companies rather than U.S. generally accepted accounting principles
(GAAP). AECC is subject to annual examination and supervision by the State of Minnesota, Department of Commerce (Banking Division).

--------------------------------------------------------------------------------
28

American Express Certificate Company
--------------------------------------------------------------------------------

7. RELATED PARTY TRANSACTIONS

Investment advisory, joint facilities and technology support

The investment advisory and services agreement with AEFC provides for a graduated scale of fees equal on an annual basis to 0.750 percent on the first $250 million of total book value of investments of AECC, 0.650 percent on the next $250 million, 0.550 percent on the next $250 million, 0.500 percent on the next $250 million and 0.107 percent on the amount in excess of $1 billion. The fee is payable monthly in an amount equal to one-twelfth of each of the percentages set forth above. Excluded from investments for purposes of this computation are first mortgage and other loans, real estate and any other asset on which AECC pays an outside advisory or service fee. The fee paid to AEFC for managing and servicing bank loans is equal to 0.35 percent on an annual basis.

Distribution services

Fees payable to AEFAI on sales of AECC's certificates are based upon terms of agreements giving AEFAI the right to distribute the certificates covered under the agreements. The agreements provide for payment of fees over a period of time.

From time to time, AECC may sponsor or participate in sales promotions involving one or more of the certificates and their respective terms. These promotions may offer a special interest rate to attract new clients or retain existing clients. To cover the cost of these promotions, distribution fees paid to AEFAI may be lowered. From September 29, 2004 through December 31, 2004, AECC sponsored a sales promotion on the Flexible Savings Certificate. During that time, the distribution fee on 7 and 11 month Flexible Savings Certificates has been 0.08 percent per quarter.

The aggregate fees payable under the agreements is $25 per $1,000 face amount of installment certificates sold on or after April 30, 1997. The aggregate fees payable for the first year is $2.50 and the remaining $22.50 aggregate fees is payable over nine subsequent years.

American Express Investors Certificates have contractual distribution fee rates at an annualized rate of 1 percent of the reserves maintained for the certificates. Fees are paid at the end of each term on certificates with a one-, two- or three-month term. Fees are paid each quarter from date of issuance on certificates with a six, twelve, twenty-four or thirty-six month term.

--------------------------------------------------------------------------------
29

American Express Certificate Company
--------------------------------------------------------------------------------

American Express Preferred Investors Certificates have contractual distribution fee rates of 0.165 percent of the initial payment on issue date of the certificate and 0.165 percent of the certificate's reserve at the beginning of the second and subsequent quarters from issue date.

Effective April 26, 2000, the American Express Flexible Savings Certificate have contractual distribution fee rates of 0.08 percent of the purchase price at the time of issuance and 0.08 percent of the reserves maintained for these certificates at the beginning of the second and subsequent quarters from issue date. For certificates sold from April 30, 1997 to April 25, 2000, fees were paid at the rate of 0.20 percent of the purchase price at time of issuance and
0.20 percent of the reserves maintained for these certificates at the beginning of the second and subsequent quarters from issue date.

Effective April 25, 2001, the American Express Cash Reserve Certificate have contractual distribution fee rates of 0.0625 percent of the purchase price at the time of issuance and 0.0625 percent of the reserves maintained for these certificates at the beginning of the second and subsequent quarters from issue date. For certificates sold from April 30, 1997 to April 24, 2001, the American Express Cash Reserve Certificates have contractual distribution fee rates of
0.20 percent of the purchase price at the time of issuance and 0.20 percent of the reserves maintained for these certificates at the beginning of the second and subsequent quarters from issue date.

Effective April 28, 1999, the American Express Stock Market, sold through AEFAI, and American Express Market Strategy Certificates have contractual distribution fee rates of 0.90 percent. For certificates sold from April 30, 1997 to April 27, 1999, fees were at the rate of 0.70 percent. Fees are paid on the purchase price on the first day of the certificate's term and on the reserves maintained for these certificates at the beginning of each subsequent term.

--------------------------------------------------------------------------------
30

American Express Certificate Company
--------------------------------------------------------------------------------

Effective April 26, 2000, the American Express Stock Market Certificates, sold through American Express Bank International, have contractual distribution fee rates of 0.90 percent. For certificates sold from April 28, 1999 to April 25, 2000, fees were paid at the rate of 1.00 percent. For certificates sold from April 30, 1997 to April 27, 1999, fees were at a rate of 1.25 percent. Fees are paid on the purchase price on the first day of the certificate's term and on the reserves maintained for these certificates at the beginning of each subsequent term.

The American Express Equity Indexed Savings Certificates have contractual distribution fee rates of 1.00 percent of the initial investment on the first day of each certificate's term and 1.00 percent of the certificate's reserve at the beginning of each subsequent term.

Depository fees

The basis for computing fees paid or payable to American Express Trust Company for depository services is as follows:

Depository fees paid or payable to American Express Trust Company (an affiliate) is:

Maintenance charge
   per account                      5 cents per $1,000 of assets on deposit
Transaction charge                  $20 per transaction
Security loan activity:
   Depository Trust Company
   receive/deliver                  $20 per transaction
   Physical receive/deliver         $25 per transaction
   Exchange collateral              $15 per transaction
--------------------------------------------------------------------------------

A transaction consists of the receipt or withdrawal of securities and commercial paper and/or a change in the security position. The charges are payable quarterly except for maintenance, which is an annual fee.

--------------------------------------------------------------------------------
31

American Express Certificate Company
--------------------------------------------------------------------------------

Other fees

The basis for computing fees paid or payable to American Express Bank Ltd. (an affiliate) for the distribution of the American Express Special Deposits on an annualized basis is 1.25 percent of the reserves maintained for the certificates on an amount from $100,000 to $249,999, 0.80 percent on an amount from $250,000 to $499,999, 0.65 percent on an amount from $500,000 to $999,999 and 0.50 percent on an amount $1,000,000 or more. Fees are paid at the end of each term on certificates with a one-, two- or three-month term. Fees are paid at the end of each quarter from date of issuance on certificates with six, twelve, twenty-four, or thirty-six month terms.

Transfer agent fees

The basis of computing transfer agent fees paid or payable to American Express Client Service Corporation (AECSC) (an affiliate) is under a Transfer Agency Agreement effective December 2, 2004. AECSC maintains certificate owner accounts and records. AECC pays AECSC a monthly fee of one-twelfth of $10.353 per certificate owner account for this service.

8. INCOME TAXES

Income tax (expense) benefit as shown in the Statements of Operations for the three years ended December 31 consists of:

(Thousands)                       2004             2003              2002
--------------------------------------------------------------------------------
Federal:
  Current                      $(44,763)         $(44,777)         $(24,367)
  Deferred                       18,934            17,804             3,288
--------------------------------------------------------------------------------
                                (25,829)          (26,973)          (21,079)
State                              (826)           (1,354)             (156)
--------------------------------------------------------------------------------
Total income tax expense       $(26,655)         $(28,327)         $(21,235)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
32

American Express Certificate Company
--------------------------------------------------------------------------------

Income tax expense differs from that computed by using the federal statutory rate of 35%. The principal causes of the difference in each year are shown below:

(Thousands)                                                     2004
--------------------------------------------------------------------------------
Federal tax expense at federal statutory rate         $(26,701)      35.0%
Dividend exclusion                                         820       (1.1)%
Other, net                                                  52       (0.1)%
--------------------------------------------------------------------------------
Federal tax expense                                   $(25,829)      33.8%
--------------------------------------------------------------------------------

(Thousands)                                                     2003
--------------------------------------------------------------------------------
Federal tax expense at federal statutory rate         $(28,449)      35.0%
Dividend exclusion                                         998       (1.2)%
Other, net                                                 478       (0.6)%
--------------------------------------------------------------------------------
Federal tax expense                                   $(26,973)      33.2%
--------------------------------------------------------------------------------

(Thousands)                                                     2002
--------------------------------------------------------------------------------
Federal tax expense at federal statutory rate         $(23,581)      35.0%
Dividend exclusion                                       2,462       (3.6)%
Other, net                                                  40       (0.1)%
--------------------------------------------------------------------------------
Federal tax expense                                   $(21,079)      31.3%
--------------------------------------------------------------------------------

Deferred income tax provision (benefit) results from differences between assets and liabilities measured for financial reporting and for income tax purposes. The significant components of deferred tax assets and liabilities at December 31, 2004 and 2003 are reflected in the following table:

(Thousands)                                               2004     2003
--------------------------------------------------------------------------------
Deferred tax assets:
Certificate reserves                                   $18,676  $18,454
Investments                                             24,512   34,425
Other, net                                                  --      140
--------------------------------------------------------------------------------
Total deferred tax assets                              $43,188  $53,019
--------------------------------------------------------------------------------

Deferred tax liabilities:
Investment unrealized gains, net                       $ 7,780  $23,814
Deferred distribution fees                                  --    2,259
Purchased/written call options                              --   17,501
Other, net                                                 925      124
--------------------------------------------------------------------------------
Total deferred tax liabilities                           8,705   43,698
--------------------------------------------------------------------------------
Net deferred tax assets                                $34,483  $ 9,321
--------------------------------------------------------------------------------

AECC is required to establish a valuation allowance for any portion of the deferred tax assets that management believes will not be realized. In the opinion of management, it is more likely than not that AECC will realize the benefit of the deferred tax assets and, therefore, no such valuation allowance has been established.

--------------------------------------------------------------------------------
33

American Express Certificate Company
--------------------------------------------------------------------------------

Net income taxes paid during the years ended December 31, 2004 and 2003 were $6.5 million and $71.6 million, respectively.

9. DERIVATIVE FINANCIAL INSTRUMENTS

AECC maintains an overall risk management strategy that incorporates the use of derivative instruments to minimize significant unplanned fluctuations in earnings that are caused by interest rate and equity market volatility. AECC enters into interest rate swaps to manage interest rate sensitivity and enters into options and futures contracts to mitigate the negative effect on earnings that would result from an increase in the equity markets.

AECC is exposed to risk associated with fluctuating interest payments on certain certificate products tied to the London Interbank Offering Rate (LIBOR) as the certificate products reset at shorter intervals than the average maturity of the investment portfolio. AECC enters into interest rate swap contracts that effectively lengthen the rate reset interval on certificate products. As a result of interest rate fluctuations, the amount of interest paid on hedged liabilities will positively or negatively impact reported earnings. Income or loss on the derivative instruments that are linked to the hedged liabilities will generally offset the effect of this impact. The Company views this strategy as a prudent management of interest rate sensitivity, such that earnings are not exposed to undue risk presented by changes in interest rates.

AECC uses interest rate swap contracts to hedge the risk of interest rate fluctuations on a portion of the certificate products. Interest rate swaps generally involve the exchange of fixed and variable rate interest rate payments between two parties, based on a common notional principal amount and maturity date. The Company is required to pay counterparties to the contracts a stream of fixed interest payments, and in turn, receives a stream of LIBOR-based variable interest payments.

The interest rate swaps qualify for and are designated as cash flow hedges. The effective portions of changes in the fair value of the derivatives are recorded in other comprehensive income. Amounts are reclassified from other comprehensive income to investment income as interest is credited to certificate reserves. The fair value of the interest rate swaps are included in accounts payable and accrued liabilities on the balance sheet.

--------------------------------------------------------------------------------
34

American Express Certificate Company
--------------------------------------------------------------------------------

For the years ended December 31, 2004 and 2003, AECC recognized no losses on the derivatives as a result of ineffectiveness. AECC reclassified into earnings pretax losses of ($5.4 million) and ($5.3 million) during 2004 and 2003, respectively. An estimated ($0.4 million) of the unrealized losses accumulated in other comprehensive income related to derivatives designated as cash flow hedges will be reclassified into earnings by December 31, 2005. This effect will occur at the same time as the Company realizes the benefits of lower market rates of interest on its certificates. The longest period of time over which the Company is hedging exposure to the variability in future cash flows is 2 months.

AECC offers American Express Stock Market Certificates ("SMC") that offer a return based upon the relative change in a major stock market index between the beginning and end of the SMC's term. The SMC product contains an embedded derivative, essentially the equity based return of the certificate that must be separated from the host contract and accounted for as a derivative instrument per SFAS No. 133. As a result of fluctuations in equity markets, and the corresponding changes in value of the embedded derivative, the amount of expenses incurred by the Company related to SMC will positively or negatively impact reported earnings. As a means of hedging its obligations under the provisions for these certificates, the Company purchases and writes call options on the major market index. The Company views this strategy as a prudent management of equity market sensitivity, such that earnings are not exposed to undue risk presented by changes in equity market levels.

On the same series of certificates, AECC also purchases futures on the major market index to economically hedge its obligations. The futures are marked-to-market daily and exchange traded, exposing the Company to no counterparty risk.

--------------------------------------------------------------------------------
35

American Express Certificate Company
--------------------------------------------------------------------------------

The options and futures contracts do not receive special hedge accounting under SFAS No. 133. As such, any changes in the fair value of the contracts are taken through earnings. The fair values of the purchased and written call options are included in equity index options receivable and equity indexed options and other liabilities, respectively, on the balance sheet. The fair value of the embedded derivatives is reflected in certificate reserves. Gains (losses) on options and futures are reflected in investment income, equity index options, on the statements of operations. Changes in fair values of embedded derivative instruments are reflected in provision for certificate reserves.

By using derivative instruments, AECC is exposed to credit and market risk. Credit risk is the possibility that the counterparty will not fulfill the terms of the contract. AECC monitors credit risk related to derivative financial instruments through established approval procedures, including setting concentration limits by counterparty, reviewing credit ratings and requiring collateral where appropriate.

Market risk is the possibility that the value of the derivative financial instrument will change due to fluctuations in a factor from which the instrument derives its value, primarily an interest rate or a major market index. AECC manages the market risk associated with interest rate contracts by establishing and monitoring limits as to the types and degree of risk that may be undertaken. AECC primarily uses derivatives to manage risk and, therefore, cash flow and income effects of such derivatives generally offset effects of the underlying certificate product reserves.

10. FAIR VALUES OF FINANCIAL INSTRUMENTS

AECC discloses fair value information for most on- and off-balance sheet financial instruments for which it is practicable to estimate that value. The fair value of the financial instruments presented may not be indicative of their future fair values. The estimated fair value of certain financial instruments such as cash and cash equivalents, receivables for dividends and interest, and investment securities sold, accounts payable due to parent and other affiliates, payable for investment securities purchased and other accounts payable and accrued expenses approximate the carrying amounts disclosed in the Balance Sheets.

--------------------------------------------------------------------------------
36

American Express Certificate Company
--------------------------------------------------------------------------------

A summary of fair values of financial instruments as of December 31, is as follows:

                                                        2004                               2003
-----------------------------------------------------------------------------------------------------------
                                             Carrying           Fair            Carrying           Fair
(Thousands)                                    Value            Value             Value            Value
-----------------------------------------------------------------------------------------------------------
Financial assets:
  Assets for which carrying
   values approximate
   fair values                             $  102,703        $  102,703       $  101,105        $  101,105
  Available-for-sale
   securities (Note 3)                     $5,603,789        $5,603,789       $4,509,726        $4,509,726
  First mortgage loans
   on real estate and
   other loans (Note 4)                    $  468,747        $  482,544       $  469,309        $  493,798
  Derivative financial
   instruments (Note 9)                    $  116,285        $  116,285       $  153,162        $  153,162
Financial liabilities:
  Liabilities for which
   carrying values
   approximate fair values                 $   55,560        $   55,560       $   24,444        $   24,444
  Net certificate
   reserves (Note 5)                       $5,827,000        $5,847,572       $4,775,518        $4,779,310
  Derivative financial
   instruments (Note 9)                    $   72,428        $   72,428       $  116,680        $  116,680
-----------------------------------------------------------------------------------------------------------

11. SUBSEQUENT EVENT

On February 1, 2005, American Express Company announced plans to pursue a tax-free spin-off of the common stock of AEFC through a special dividend to American Express Company common shareholders. The final transaction, which is subject to certain conditions including receipt of a favorable tax ruling and approval by American Express Company's Board of Directors, is expected to close in the third quarter of 2005.

At the time of the spin-off, American Express Company intends to provide additional capital to AEFC that will provide additional liquidity and a senior debt rating that will allow AEFC to have efficient access to the capital markets. Additionally, American Express Company anticipates that it will incur spin-off related expenses associated with establishing an independent company that could be significant on a cumulative basis. These expenses will be recorded by American Express Company or AEFC, as appropriate, as they are incurred each quarter.

--------------------------------------------------------------------------------
37

Quick telephone reference

Selling Agent:     American Express Bank International

Regional offices   600 Lexington Ave.       (212) 415-9500
                   4th Floor
                   New York, NY 10022

                   1111 Brickell Avenue     (305) 350-7750
                   16th Floor
                   Miami, FL 33131

--------------------------------------------------------------------------------
(logo)
AMERICAN
 EXPRESS
(R)
--------------------------------------------------------------------------------

American Express
Certificate Company
70100 AXP Financial Center
Minneapolis, MN 55474
(800) 862-7919

Distributed by
American Express
Financial Advisors Inc.

Investment Company Act File #811-00002

                                                                 S-6037 W (4/05)

                     American Express Investors Certificate
                            Prospectus April 27, 2005
                            (for selected investors)
                 Provides high fixed rates with capital preservation.

--------------------------------------------------------------------------------
(logo)                                                                   (logo)
   American                                                             AMERICAN
     Express(R)                                                          EXPRESS
Certificates                                                           (R)
--------------------------------------------------------------------------------

This product is intended for clients who invest greater than $50 million in the aggregate in this product.

You may:

o Purchase this certificate in any amount from $100,000 through $25 million on the date your term starts unless you receive prior approval from the Issuer to invest more. (Purchases greater than $9 million will be divided into separate accounts, each with the same term and interest rates.) The aggregate amount of your current investments in American Express Investors Certificate (for selected investors) may not exceed $300 million (unless you receive prior approval from the Issuer to invest more). In order to invest more you must receive prior authorization from the Issuer.

o  Select a term of one, two, three, six, 12, 24 or 36 months.

o Invest in successive terms up to a total of 20 years from the issue date of the certificate.

This certificate is available to persons who are neither citizens nor residents of the United States and to certain U.S. trusts.

Like all investment companies, the Securities and Exchange Commission has not approved or disapproved these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This certificate is backed solely by the assets of the Issuer. See "Risk Factors" on page 2p.

AECC is not a bank or financial institution, and the securities it offers are not deposits or obligations of, or backed or guaranteed or endorsed by, any bank or financial institution, nor are they insured by the Federal Deposit Insurance Corporation (FDIC), the Federal Reserve Board or any other agency.

The distributor and selling agent are not required to sell any specific amount of certificates.

Issuer:               American Express Certificate Company
                      Unit 557
                      70100 AXP Financial Center
                      Minneapolis, MN 55474
                      (800) 862-7919 (612) 671-3131

Distributor:          American Express Financial Advisors Inc.

Selling Agent:        American Express Bank International

Initial Interest Rates

American Express Certificate Company (the Issuer or AECC) guarantees a fixed rate of interest for each term. For the initial term, the rate will be within a specified range of certain average interest rates generally referred to as the London Interbank Offered Rates (LIBOR). See "About the Certificate" for more explanation.

Here are the interest rates in effect on April 27, 2005:


                                     Actual compound             Effective
Term          Interest rate*      yield for the term**      annualized yield***
1 month            3.15%                  3.15%                    3.20%
2 month            3.27%                  3.27%                    3.32%
3 month            3.33%                  3.34%                    3.38%
6 month            3.58%                  3.61%                    3.64%
12 month           3.91%                  3.98%                    3.98%
24 month           3.91%                  3.98%                    3.98%
36 month           3.91%                  3.98%                    3.98%

  * These are the rates for investments of $1,000,000. Rates may depend on factors described in "Rates for New Purchases" under "About the Certificate."

 ** Assuming monthly compounding for the number of months in the term and a $1,000,000 purchase.

*** Assuming monthly compounding for 12 months and a $1,000,000 purchase.


These rates may or may not have changed when you apply to purchase your certificate. Rates for future terms are set at the discretion of the Issuer and may also differ from the rates shown here.

RISK FACTORS

You should consider the following when investing in this certificate:

This certificate is backed solely by the assets of the Issuer. Most of our assets are debt securities and are subject to the following risks:

Interest rate risk: The price of debt securities generally falls as interest rates increase, and rises as interest rates decrease. In general, the longer the maturity of a bond, the greater its loss of value as interest rates increase, and the greater its gain in value as interest rates decrease. See "How Your Money Is Used and Protected."

Credit risk: This is the risk that the issuer of a security, or the counterparty to a contract, will default or otherwise become unable to honor a financial obligation (such as payments due on a bond or note). Credit ratings of the issuers of securities in our portfolio vary. See "How Your Money Is Used and Protected."

--------------------------------------------------------------------------------
2p      AMERICAN EXPRESS INVESTORS CERTIFICATE

Table of Contents

Initial Interest Rates                                2p

Risk Factors                                          2p

About the Certificate                                 5p

Read and Keep This Prospectus                         5p

Investment Amounts and Terms                          5p

Face Amount and Principal                             6p

Value at Maturity                                     6p

Receiving Cash During the Term                        7p

Interest                                              7p

Promotions and Pricing Flexibility                    7p

Rates for New Purchases                               8p

Rates for Future Terms                               10p


Additional Investments                               10p


Earning Interest                                     11p

How to Invest and Withdraw Funds                     12p

Buying Your Certificate                              12p

How to Make Investments at Term End                  13p


Full and Partial Withdrawals                         13p

When Your Certificate Term Ends                      14p

Transfers to Other Accounts                          15p

Transfer of Ownership                                15p

For More Information                                 16p

Giving Instructions and Written Notification         16p

Purchases by Bank Wire                               17p


Tax Treatment of Your Investment                     18p


How Your Money Is Used and Protected                 20p

Invested and Guaranteed by AECC                      20p


Regulated by Government                              21p

Backed by Our Investments                            22p


Investment Policies                                  22p


--------------------------------------------------------------------------------
PROSPECTUS -- APRIL 27, 2005      3p

General Information on the Issuer
   and How It Operates                               26p

Relationship Between the Issuer and
   American Express Financial Corporation            26p

Corporate Reorganization                             26p


Capital Structure and Certificates Issued            27p

Service Providers                                    27p


Investment Management and Services                   27p


Distribution                                         29p


Selling Agent                                        29p

Other Selling Agents                                 30p

Transfer Agent                                       30p

Custodian                                            30p

Directors and Officers                               31p

Independent Registered Public Accounting Firm        36p

Appendix                                             36p

Annual Financial Information                         38p

Summary of Selected
   Financial Information                             38p

Management's Discussion and
   Analysis of Financial Condition and
   Results of Operations                             40p

American Express Certificate Company
   Responsibility of Management                      49p

Report of Independent Registered
   Public Accounting Firm                            50p

Financial Statements                                 52p

Notes to Financial Statements                        60p


--------------------------------------------------------------------------------
4p      AMERICAN EXPRESS INVESTORS CERTIFICATE

About the Certificate

READ AND KEEP THIS PROSPECTUS

This prospectus describes terms and conditions of your American Express Investors Certificate. It contains facts that can help you decide if the certificate is the right investment for you. Read the prospectus before you invest and keep it for future reference. No one has the authority to vary the terms and conditions of the American Express Investors Certificate from those described in the prospectus, or to bind the Issuer by any statement not in it.

This prospectus describes the American Express Investors Certificate distributed by American Express Financial Advisors Inc. and is offered to clients who are neither citizens nor residents of the United States and to certain U.S. trusts.

INVESTMENT AMOUNTS AND TERMS

This product is intended for clients who invest greater than $50 million in the aggregate in this product.


You may purchase the American Express Investors Certificate in any amount from $100,000 through $25 million payable in U.S. currency on the date your term starts unless you receive prior approval from the Issuer to invest more. (Purchases greater than $9 million will be divided into separate accounts, each with the same term and interest rate.) The aggregate amount of your current investments in American Express Investors Certificate (for selected investors), less withdrawals, may not exceed $300 million (unless you receive prior approval from the Issuer to invest more) payable in U.S. currency.


After determining the amount you wish to invest, you select a term of one, two, three, six, 12, 24 or 36 months for which the Issuer will guarantee a specific interest rate. The Issuer guarantees the principal of and interest on your certificate. At the end of the term, you may have interest earned on the certificate during its term credited to your certificate or paid to you. Investments in the certificate may continue for successive terms up to a total of 20 years from the issue date of the certificate. However, you will be able to select any of the terms offered. But if your certificate is nearing its 20-year maturity, you will not be allowed to select a term that would carry the certificate past its maturity date.

--------------------------------------------------------------------------------
PROSPECTUS -- APRIL 27, 2005      5p

FACE AMOUNT AND PRINCIPAL

The face amount of the certificate is the amount of your initial investment, and will remain the same over the life of the certificate. Any investment or withdrawal within 15 days of the end of a term will be added on or deducted to determine principal for the new term. A withdrawal at any other time is taken first from interest credited to your investment during that term. The principal is the amount that is reinvested at the beginning of each subsequent term, and is calculated as follows:

Principal equals      Face amount (initial investment)
plus                  At the end of a term, interest credited to your account
                      during the term
minus                 Any interest paid to you in cash

plus                  Any additional investments

minus                 Any withdrawals, fees and applicable penalties
--------------------------------------------------------------------------------

Principal may change during a term as described in "Full and Partial
Withdrawals."

For example: Assume your initial investment (face amount) of $500,000 earned $7,500 of interest during the term. You have not taken any interest as cash or made any withdrawals. You have invested an additional $250,000 prior to the beginning of the next term. Your principal for the next term will equal:

         $500,000   Face amount (initial investment)
plus        7,500   Interest credited to your account
minus          (0)  Interest paid to you in cash

plus      250,000   Additional investment

minus          (0)  Withdrawals and applicable penalties or fees
--------------------------------------------------------------------------------
         $757,500   Principal at the beginning of the next term
================================================================================

VALUE AT MATURITY

You may continue to invest for successive terms for up to a total of 20 years. Your certificate matures at 20 years from its issue date. At maturity, you will receive a distribution for the value of your certificate, which will be the total of your purchase price, plus additional investments and any credited interest not paid to you in cash, less any withdrawals and penalties. Some fees may apply as described in "How to Invest and Withdraw Funds."

--------------------------------------------------------------------------------
6p      AMERICAN EXPRESS INVESTORS CERTIFICATE

RECEIVING CASH DURING THE TERM

If you need your money before your certificate term ends, you may withdraw part or all of its value at any time, less any penalties that apply.

Procedures for withdrawing money, as well as conditions under which penalties apply, are described in "How to Invest and Withdraw Funds."

INTEREST

Your investments earn interest from the date they are credited to your account. Interest is compounded and credited at the end of each certificate month (on the monthly anniversary of the issue date). Interest may be paid to you monthly in cash if you maintain a principal balance of at least $500,000.

The Issuer declares and guarantees a fixed rate of interest for each term during the life of your certificate. We calculate the amount of interest you earn each certificate month by:

o  applying the interest rate then in effect to your balance each day,

o  adding these daily amounts to get a monthly total, and

o  subtracting   interest   accrued  on  any  amount  you  withdraw  during  the
   certificate month.

Interest is calculated on a 30-day month and 360-day year basis.


This certificate may be available through other distributors or selling agents with different interest rates or related features and consequently with different returns. You may obtain information about other such distributors or selling agents by calling American Express Client Service Corporation (AECSC) in Minneapolis at the telephone numbers listed on the back cover of this prospectus.


PROMOTIONS AND PRICING FLEXIBILITY

The Issuer may sponsor or participate in promotions involving the certificate and its respective terms. For example, we may offer different rates to new clients, to existing clients, or to individuals who purchase or use products or services offered by American Express Company, or its affiliates. These promotions will generally be for a specified period of time. We also may offer different rates based on your amount invested. These rates will be within a range described in "Rates for New Purchases."

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PROSPECTUS -- APRIL 27, 2005      7p

RATES FOR NEW PURCHASES

The Issuer has complete discretion to determine whether to accept an application and sell a certificate. When your application is accepted and we have received your initial investment, we will send you a confirmation of your purchase showing the rate that your investment will earn. The Issuer guarantees that the rate in effect for your initial term will be within a 100 basis point (1%) range tied to certain average interest rates for comparable length dollar deposits available on an interbank basis in the London market, and generally referred to as the London Interbank Offered Rates (LIBOR). For investments of $1 million or more, initial rates for specific terms are determined as follows:

1 month      Within a range of 70 basis points below to 30 basis points above the one-month LIBOR rate.
--------------------------------------------------------------------------------
2 months     Within a range of 70 basis points below to 30 basis points above the two-month LIBOR rate.
--------------------------------------------------------------------------------
3 months     Within a range of 70 basis points below to 30 basis points above the three-month LIBOR rate.
--------------------------------------------------------------------------------
6 months     Within a range of 70 basis points below to 30 basis points above the six-month LIBOR rate.
--------------------------------------------------------------------------------
12 months    Within a range of 70 basis points below to 30 basis points above the 12-month LIBOR rate.
--------------------------------------------------------------------------------
24 months    Within a range of 50 basis points below to 50 basis points above the 12-month LIBOR rate. (A 24-month LIBOR rate is not published.)
--------------------------------------------------------------------------------
36 months    Within a range of 50 basis points below to 50 basis points above the 12-month LIBOR rate. (A 36-month LIBOR rate is not published.)
--------------------------------------------------------------------------------

For investments from $500,000 to $999,999 initial rates for specific terms are determined as follows:

1 month      Within a range of 90 basis points below to 10 basis points above the one-month LIBOR rate.
--------------------------------------------------------------------------------
2 months     Within a range of 90 basis points below to 10 basis points above the two-month LIBOR rate.
--------------------------------------------------------------------------------
3 months     Within a range of 90 basis points below to 10 basis points above the three-month LIBOR rate.
--------------------------------------------------------------------------------
6 months     Within a range of 90 basis points below to 10 basis points above the six-month LIBOR rate.
--------------------------------------------------------------------------------
12 months    Within a range of 90 basis points below to 10 basis points above the 12-month LIBOR rate.
--------------------------------------------------------------------------------
24 months    Within a range of 70 basis points below to 30 basis points above the 12-month LIBOR rate. (A 24-month LIBOR rate is not published.)
--------------------------------------------------------------------------------
36 months    Within a range of 70 basis points below to 30 basis points above the 12-month LIBOR rate. (A 36-month LIBOR rate is not published.)
--------------------------------------------------------------------------------

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8p      AMERICAN EXPRESS INVESTORS CERTIFICATE

For investments from $250,000 to $499,999 initial rates for specific terms are determined as follows:

1 month      Within a range of 130 basis points below to 30 basis points below the one-month LIBOR rate.
--------------------------------------------------------------------------------
2 months     Within a range of 130 basis points below to 30 basis points below the two-month LIBOR rate.
--------------------------------------------------------------------------------
3 months     Within a range of 130 basis points below to 30 basis points below the three-month LIBOR rate.
--------------------------------------------------------------------------------
6 months     Within a range of 130 basis points below to 30 basis points below the six-month LIBOR rate.
--------------------------------------------------------------------------------
12 months    Within a range of 130 basis points below to 30 basis points below the 12-month LIBOR rate.
--------------------------------------------------------------------------------
24 months    Within a range of 110 basis points below to 10 basis points below the 12-month LIBOR rate. (A 24-month LIBOR rate is not published.)
--------------------------------------------------------------------------------
36 months    Within a range of 110 basis points below to 10 basis points below the 12-month LIBOR rate. (A 36-month LIBOR rate is not published.)
--------------------------------------------------------------------------------

For investments of $100,000 to $249,999, initial rates for specific terms are determined as follows:

1 month      Within a range of 210 basis points below to 110 basis points below the one-month LIBOR rate.
--------------------------------------------------------------------------------
2 months     Within a range of 210 basis points below to 110 basis points below the two-month LIBOR rate.
--------------------------------------------------------------------------------
3 months     Within a range of 210 basis points below to 110 basis points below the three-month LIBOR rate.
--------------------------------------------------------------------------------
6 months     Within a range of 210 basis points below to 110 basis points below the six-month LIBOR rate.
--------------------------------------------------------------------------------
12 months    Within a range of 210 basis points below to 110 basis points below the 12-month LIBOR rate.
--------------------------------------------------------------------------------
24 months    Within a range of 190 basis points below to 90 basis points below the 12-month LIBOR rate. (A 24-month LIBOR rate is not published.)
--------------------------------------------------------------------------------
36 months    Within a range of 190 basis points below to 90 basis points below the 12-month LIBOR rate. (A 36-month LIBOR rate is not published.)
--------------------------------------------------------------------------------

For example, if the LIBOR rate published on the date rates are determined with respect to a six-month deposit is 2.00%, the rate declared on a six-month American Express Investors Certificate greater than $500,000 but less than $1 million would be between 1.10% and 2.10%. If the LIBOR rate published for a given week with respect to 12-month certificates is 2.50%, the Issuer's rates in effect that week for the 24- and 36-month American Express Investors Certificates greater than $500,000 but less than $1 million would be between 1.80% and 2.80%. When your application is accepted, you will be sent a confirmation showing the rate that your investment will earn for the first term.

--------------------------------------------------------------------------------
PROSPECTUS -- APRIL 27, 2005      9p

LIBOR is the interbank-offered rates for dollar deposits at which major commercial banks will lend for specific terms in the London market. Generally, LIBOR rates quoted by major London banks will be the same. However, market conditions, including movements in the U.S. prime rate and the internal funding position of each bank, may result in minor differences in the rates offered by different banks. LIBOR is a generally accepted and widely quoted interest-rate benchmark. The average LIBOR rate used by the Issuer is published in the Wall Street Journal.

Rates for new purchases are reviewed and may change daily. The guaranteed rate that is in effect for your chosen term on the day your application is accepted at the Issuer's corporate office in Minneapolis, Minnesota, U.S.A. will apply to your certificate. The interest rates printed in the front of this prospectus may or may not have changed on the date your application to invest is accepted. Rates for new purchases may vary depending on the amount you invest, but will always be within the 100 basis point range described above. You may obtain the current interest rates by calling your relationship manager or other selling agent representative.


Interest rates for the term you have selected will not change once the term has begun, unless a withdrawal reduces your account value to a point where we pay a lower interest rate, as described in "Full and Partial Withdrawals" under "How to Invest and Withdraw Funds" or an additional investment increases your account value to a point where we pay a higher interest rate as described in "Additional Investments" below.


RATES FOR FUTURE TERMS


Interest on your certificate for future terms may be greater or less than the rates you receive during your first term. In setting future interest rates for subsequent terms, a primary consideration will be the prevailing investment climate, including the LIBOR rates. Nevertheless, the Issuer has complete discretion as to what interest rates it will declare beyond the initial term. The Issuer will send you notice at the end of each term of the rate your certificate will earn for the new term. You have a 15 calendar day grace period to withdraw your certificate without a withdrawal charge. If LIBOR is no longer publicly available or feasible to use, the Issuer may use another, similar index as a guide for setting rates.


ADDITIONAL INVESTMENTS

You may add to your investment when your term ends. (Additional purchases that increase the value of the

--------------------------------------------------------------------------------
10p      AMERICAN EXPRESS INVESTORS CERTIFICATE
certificate greater than $9 million will be divided into separate accounts, each with the same term limit and interest rate.) If your new term is a one-month term, you may add to your investment on the first three business days of your new term. If your new term is greater than one month, you may add to your investment within the 15 calendar days following the end of your term. A $25,000 minimum additional investment is required, payable in U.S. currency. Your confirmation(s) will show the applicable rate. However, unless you receive prior approval from the Issuer, your investment may not bring the aggregate net investment of any one or more certificates held by you (excluding any interest added during the life of the certificate and less withdrawals) over $300 million. Additional investments may be made by bank wire.

The Issuer must receive your additional investment within the 15 calendar days following the end of a certificate's current term (unless your new investment is a one-month term, in which case you have three business days) if you wish to increase your principal investment as of the first day of the new term. Interest accrues from the first day of the new term or the day your additional investment is accepted by the Issuer, whichever is later, at the rate then in effect for your account.


The interest rate for these additional investments is the rate then in effect for your account. If your additional investment increases the principal of your certificate so that your certificate's principal has exceeded a break point for a higher interest rate, the certificate will earn this higher interest rate for the remainder of the term, from the date the Issuer accepts the additional investment.

EARNING INTEREST

At the end of each certificate month, interest is compounded and credited to your account. A certificate month is the monthly anniversary of the issue date. Interest may be paid to you monthly in cash if you maintain a principal balance of at least $500,000.

The amount of interest you earn each certificate month is determined by applying the interest rate then in effect to the daily balance of your certificate, and subtracting from that total the interest accrued on any amount withdrawn during the month. Interest is calculated on a 360-day year basis. This means interest is calculated on the basis of a 30-day month even though terms are determined on a calendar month.

--------------------------------------------------------------------------------
PROSPECTUS -- APRIL 27, 2005      11p

How to Invest and Withdraw Funds

BUYING YOUR CERTIFICATE

This certificate is available only to clients who are neither citizens nor residents of the United States (or which are foreign corporations, partnerships, estates or trusts) and to U.S. trusts organized under the laws of any state in the United States, so long as the following are true in the case of such a U.S. trust:

o the trust is unconditionally revocable by the grantor or grantors (the person or persons who put the money into the trust);

o  there are no more than 10 grantors of the trust;

o  all the grantors are neither citizens nor residents of the United States;

o each grantor provides an appropriately certified Form W-8 (or approved substitute), as described under "Tax Treatment of Your Investment;"

o the trustee of the trust is a bank organized under the laws of the United States or any state in the United States; and

o  the trustee supplies AECC with appropriate tax documentation.


The certificate is available through offices located in Florida and New York. Your relationship manager or other selling agent representative will help you prepare your purchase application. The Issuer will process the application at our corporate offices in Minneapolis, MN, U.S.A. When your application is accepted and we have received your initial investment, we will send a confirmation of your purchase, indicating your account number and applicable rate of interest for your first term, as described under "Rates for New Purchases." See "Purchase policies" below.


Important: When you open an account, you must provide a Form W-8 or approved substitute. See "Tax Treatment of Your Investment."

Purchase policies


o You have 15 calendar days from the date of purchase to cancel your investment without penalty by notifying your relationship manager or other selling agent representative. If you decide to cancel your certificate within this 15-day period, you will not earn any interest.


o The Issuer has complete discretion to determine whether to accept an application and sell a certificate.

--------------------------------------------------------------------------------
12p      AMERICAN EXPRESS INVESTORS CERTIFICATE

HOW TO MAKE INVESTMENTS AT TERM END


Your relationship manager or other selling agent representative will handle this transaction for you.


FULL AND PARTIAL WITHDRAWALS

You may receive all or part of your money at any time. However:

o Full and partial withdrawals of principal are subject to penalties, described below.

o If you request a withdrawal or a series of withdrawals exceeding $50,000,000 in any 30-day period, the Issuer at its option may, prior to the maturity of any of these certificates, defer any payment or payments to the certificate owner for a period of not more than 30 days. If the Issuer exercises this option, interest will accrue on any such payment or payments, for the period of deferment, at a rate at least equal to that applicable to the last term of the certificate.

o Partial withdrawals during a term must be at least $10,000. You may not make a partial withdrawal if it would reduce your certificate balance to less than $100,000. If you request such a withdrawal, we will contact you for revised instructions.

o If a withdrawal reduces your account value to a point where we pay a lower interest rate, you will earn the lower rate from the date of the withdrawal.

o Because we credit interest on your certificate's monthly anniversary, withdrawals before the end of the certificate month will result in loss of interest on the amount withdrawn. You'll get the best result by timing a withdrawal at the end of the certificate month -- that is, on an interest crediting date.

o If your certificate is pledged as collateral, any withdrawal will be delayed until we get approval from the secured party.

Penalties for early withdrawal during a term: When you request a full or partial withdrawal, we pay the amount you request:

o  first from interest credited during the current term,

o  then from the principal of your certificate.

Any withdrawals during a term exceeding the interest credited are deducted from the principal and are used in determining any withdrawal charges. However, the 2% penalty is waived upon the death of the certificate owner. When this certificate is owned by a revocable trust, this penalty also is waived upon death of any grantor of the revocable trust.

--------------------------------------------------------------------------------
PROSPECTUS -- APRIL 27, 2005      13p

Withdrawal penalties: When a penalty applies, a 2% withdrawal penalty will be deducted from the account's remaining balance.

For example, assume you invest $1 million in a certificate and select a six-month term. Four months later assume you have earned $20,000 in interest. The following demonstrates how the withdrawal charge is deducted:


When you withdraw a specific amount of money in excess of the interest credited, the Issuer has to withdraw the amount you requested plus any additional amount to cover the withdrawal charge. For instance, suppose you request a $100,000 check on a $1 million investment. The first $20,000 paid to you is interest earned that term, and the remaining $80,000 paid to you is principal. The Issuer would send you a check for $100,000 and deduct a withdrawal charge of $1,600 (2% of $80,000) from the remaining balance of your certificate. Your new balance would be $918,400.


Total investments                                       $1,000,000
Interest credited                                           20,000
--------------------------------------------------------------------------------
Total balance                                           $1,020,000
Requested check                                            100,000
Credited interest withdrawn                                (20,000)
Withdrawal charge percent                                       2%
Actual withdrawal charge                                     1,600
Balance prior to withdrawal                              1,020,000
Requested withdrawal check                                (100,000)
Withdrawal charge                                           (1,600)
--------------------------------------------------------------------------------
Total balance after withdrawal                          $  918,400
================================================================================

Additionally, if you make a withdrawal during a certificate month, you will not earn interest for the month on the amount withdrawn.


Penalty exceptions: The 2% penalty is waived upon death of the certificate owner or upon death of any grantor of the revocable trust.


For more information on withdrawal charges, talk with your relationship manager or other selling agent representative.

WHEN YOUR CERTIFICATE TERM ENDS

On or shortly after the end of the term you have selected for your certificate, the Issuer will send you a notice indicating the interest rate that will apply to the certificate for the new term. When your certificate term ends, the Issuer will automatically renew your certificate for the same term unless you notify your relationship manager or other selling agent representative otherwise. If you wish to select a different term, you must notify your representative

--------------------------------------------------------------------------------
14p      AMERICAN EXPRESS INVESTORS CERTIFICATE
before the end of the grace period. You will not be allowed to select a term that would carry the certificate past its maturity date.

The interest rates that will apply to your new term will be those in effect on the day the new term begins. The new term always begins on the day following the end of the previous term. We will send you a confirmation showing the rate of interest that will apply to the new term you have selected. This rate of interest will not be changed during that term.


If you want to withdraw your certificate without a withdrawal charge, you must notify us within 15 calendar days following the end of a term.

For most terms, you may also add to your investment within the 15 calendar days following the end of your term. See "Additional Investments" under "About the Certificate."

Other full and partial withdrawal policies

o If you request a partial or full withdrawal of a certificate recently purchased or added to by a check or money order that is not guaranteed, we will wait for your check to clear. Please expect a minimum of 10 days from the date of your payment before the Issuer mails a check to you. We may mail a check earlier if the bank provides evidence that your check has cleared.

o If your certificate is pledged as collateral, any withdrawal will be delayed until we get approval from the secured party.

o Any payments to you may be delayed under applicable rules, regulations or orders of the Securities and Exchange Commission (SEC).

TRANSFERS TO OTHER ACCOUNTS

You may transfer part or all of your certificate to other American Express Certificates available through your relationship manager.

TRANSFER OF OWNERSHIP

While this certificate is not a negotiable instrument, it may be transferred or assigned on the Issuer's records if proper written notice is received by the Issuer. Ownership may be assigned or transferred to individuals or an entity who, for U.S. tax purposes, is considered to be neither a citizen nor resident of the United States. You may also pledge the certificate to an American Express Company affiliate or to another selling agent as collateral security. Your relationship manager or other selling agent representative can help you transfer ownership.

--------------------------------------------------------------------------------
PROSPECTUS -- APRIL 27, 2005      15p

FOR MORE INFORMATION


For information on purchases, withdrawals, exchanges, transfers of ownership, proper instructions and other service questions regarding your certificate, please consult your relationship manager or other selling agent representative.


GIVING INSTRUCTIONS AND WRITTEN NOTIFICATION


Your relationship manager or other selling agent representative will handle instructions concerning your account. Written instructions may be provided to your representative's office.

Proper written notice to your relationship manager or other selling agent representative must:

o be addressed to your relationship manager or other selling agent office, in which case it must identify your relationship manager or other selling agent office,


o include your account number and sufficient information for the Issuer to carry out your request, and

o  be signed and dated by all registered owners.

The Issuer will acknowledge your written instructions. If your instructions are incomplete or unclear, you will be contacted for revised instructions.


In the absence of any other written mandate or instructions you have provided to your relationship manager or other selling agent, you may authorize your relationship manager or other selling agent to act upon the sole verbal instructions of any one of the named owners, and in turn to instruct the Issuer with regard to any and all actions in connection with the certificate referenced in the application as it may be modified from time to time by term changes, renewals, additions or withdrawals. The individual providing verbal instructions must be a named owner of the certificate involved. In providing such authorization you agree that the Issuer, its transfer agent, your relationship manager and other selling agents will not be liable for any loss, liability, cost or expense arising in connection with implementing such instructions, reasonably believed by the Issuer, your relationship manager or other selling agent, or their representatives, to be genuine. You may revoke such authority at any time by providing proper written notice to your relationship manager or other selling agent office.


All amounts payable to or by the Issuer in connection with this certificate are payable at the Issuer's corporate office unless you are advised otherwise.

--------------------------------------------------------------------------------
16p      AMERICAN EXPRESS INVESTORS CERTIFICATE

PURCHASES BY BANK WIRE


If you wish to lock in a specific interest rate, contact your relationship manager about using a bank wire to purchase a certificate. Your relationship manager can instruct you about how to use this procedure. Using this procedure will allow you to start earning interest at the earliest possible time. The minimum that may be wired to purchase a new certificate is $100,000.

Wire orders will be accepted only in U.S. currency and only on days your bank, the Issuer and Wells Fargo Bank Minnesota, N.A. are open for business. The payment must be received by the Issuer before 3 p.m. Central U.S.A. time to be credited that day. Otherwise, it will be processed the next business day. The wire purchase will not be made until the wired amount is received and the purchase is accepted by the Issuer. Any delays that may occur in wiring the funds, including delays in processing by the banks, are not the responsibility of the Issuer. Wire orders may be rejected if they do not contain complete information.


While the Issuer does not charge a service fee for incoming wires, you must pay any charge assessed by your bank for the wire service. If a wire order is rejected, all money received will be returned promptly less any costs incurred in rejecting it.

--------------------------------------------------------------------------------
PROSPECTUS -- APRIL 27, 2005      17p

Tax Treatment of Your Investment


The U.S. Internal Revenue Service (IRS) has issued nonresident alien regulations that require certain withholding and reporting on foreign accounts. The IRS requires that nonresident alien investors certifying non-U.S. status and, if applicable, treaty eligibility, complete one of the Forms W-8.

Interest on your certificate is "portfolio interest" as defined in U.S. Internal Revenue Code Section 871(h) if earned by a nonresident alien who has supplied the Issuer with one of the Forms W-8. Even though your interest income is not taxed by the U.S. government, it will be reported at year end to you and to the U.S. government on a Form 1042-S, Foreign Person's U.S. Source Income Subject to Withholding. The United States participates in various tax treaties with foreign countries, which provide for sharing of tax information between the United States and such foreign countries.

Form W-8 must be supplied with a permanent residence address and a current mailing address, if different. Form W-8BEN must be signed and dated by the beneficial owner, an authorized representative or officer of the beneficial owner or an agent acting under and providing us with a duly authorized power of attorney. The Issuer will not accept purchases of certificates by nonresident aliens without an appropriately certified Form W-8 or approved substitute. If you have supplied a Form W-8 that certifies that you are a nonresident alien, the interest income will be reported at year end to you and to the U.S. government on a Form 1042-S, Foreign Person's U.S. Source Income Subject to Withholding.


To help you determine the form that is appropriate for you, please note the following description of the Forms W-8:

Form W-8BEN

(Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding)

This form should be completed by any foreign persons or organizations, if they are the beneficial owner of the income, whether or not they are claiming a reduced rate of, or exemption from, withholding. Foreign persons or organizations also may be required to fill out one of the other forms that follow in lieu of the W-8BEN.

--------------------------------------------------------------------------------
18p      AMERICAN EXPRESS INVESTORS CERTIFICATE

Form W-8ECI

(Certificate of Foreign Person's Claim for Exemption From Withholding on Income Effectively Connected With the Conduct of a Trade or Business in the United States)

This form should be completed by any foreign person or organization if they claim that the income is effectively connected with the conduct of a trade or business within the United States.

Form W-8EXP

(Certificate of Foreign Government or Other Foreign Organization for United States Tax Withholding)

This form should be completed by any foreign government, international organization, foreign central bank of issue, foreign tax-exempt organization, foreign private foundation or government of a U.S. possession.

Form W-8IMY

(Certificate of Foreign Intermediary, Foreign Flow-Through Entity or Certain U.S. Branches for United States Tax Withholding)

This form should be completed by an intermediary acting as custodian, broker, nominee, trustee or executor, or other type of agent for another person.

The Form W-8 must be resupplied every four calendar years.

Joint ownership: If the account is owned jointly with one or more persons, each owner must provide a Form W-8. If the Issuer receives a Form W-9 from any of the joint owners, payment will be treated as made to a U.S. person.

Withholding taxes: If you fail to provide us with a complete Form W-8 as required above, you will be subject to 28% backup withholding on interest payments and withdrawals from certificates.

Transfers on death: If you are a nonresident alien and you die while owning a certificate, then depending on the circumstances, the Issuer generally will not act on instructions with regard to the certificate unless the Issuer first receives, at a minimum, a statement from persons the Issuer believes are knowledgeable about your estate. The statement must be satisfactory to the Issuer and must tell us that, on your date of death, your estate did not include any property in the United States for U.S. estate tax purposes. In other cases, we generally will not take action regarding your certificate until we receive a transfer certificate from the IRS or evidence satisfactory to the

--------------------------------------------------------------------------------
PROSPECTUS -- APRIL 27, 2005      19p

Issuer that the estate is being administered by an executor or administrator appointed, qualified and acting within the United States. In general, a transfer certificate requires the opening of an estate in the United States and provides assurance that the IRS will not claim your certificate to satisfy estate taxes.

Trusts: If the investor is a trust described in "Buying Your Certificate" under "How to Invest and Withdraw Funds," the policies and procedures described above will apply with regard to each grantor who is a nonresident alien. Also, foreign trusts must apply for a permanent U.S. individual tax identification number
(ITIN) or an employer identification number, as appropriate for the trust.

Important: The information in this prospectus is a brief and selective summary of certain federal tax rules that apply to this certificate and is based on current law and practice. Tax matters are highly individual and complex. Investors should consult a qualified tax advisor about their own position.

How Your Money Is Used and Protected


INVESTED AND GUARANTEED BY AECC

The Issuer, a wholly owned subsidiary of AEFC, issues and guarantees the American Express Investors Certificate. AECC is the largest issuer of face-amount certificates in the United States, with total assets of more than $6.3 billion and a net worth in excess of $343 million on Dec. 31, 2004.


We back our certificates by investing the money received and keeping the invested assets on deposit. Our investments generate interest and dividends, out of which we pay:


o  interest to certificate owners, and

o various expenses, including taxes, fees to AEFC for advisory and other services, distribution fees to American Express Financial Advisors Inc., selling agent fees to selling agents, custody fees to American Express Trust Company and transfer agent fees to AECSC.


For a review of significant events relating to our business, see "Management's Discussion and Analysis of Financial Condition and Results of Operations." No national rating agency rates our certificates.

--------------------------------------------------------------------------------
20p      AMERICAN EXPRESS INVESTORS CERTIFICATE

Most banks and thrifts offer investments known as CDs that are similar to our certificates in many ways. Early withdrawals of bank CDs often result in penalties. Banks and thrifts generally have federal deposit insurance for their deposits and lend much of the money deposited to individuals, businesses and other enterprises. Other financial institutions and some insurance companies may offer investments with comparable combinations of safety and return on investment.

REGULATED BY GOVERNMENT

Because the American Express Investors Certificate is a security, its offer and sale are subject to regulation under federal and state securities laws. The American Express Investors Certificate is a face-amount certificate. It is not a bank product, an equity investment, a form of life insurance or an investment trust.


The federal Investment Company Act of 1940 requires us to keep investments on deposit in a segregated custodial account. These investments back the entire value of your certificate account. Their amortized cost must exceed the required carrying value of the outstanding certificates by at least $250,000. As of Dec. 31, 2004, the amortized cost of these investments exceeded the required carrying value of our outstanding certificates by more than $243.1 million. We are required to use amortized cost for these regulatory purposes. In general, amortized cost is determined by systematically increasing the carrying value of a security if acquired at a discount, or reducing the carrying value if acquired at a premium, so that the carrying value is equal to maturity value on the maturity date.


AECC has agreed with the SEC to maintain capital and surplus equal to 5% of outstanding liabilities on certificates (not including loans made on certificates in accordance with terms of some certificates that no longer are offered by AECC). AECC also has entered into a written informal understanding with the Minnesota Commerce Department that AECC will maintain capital equal to 5% of the assets of AECC (less any loans on outstanding certificates). When computing its capital for these purposes, AECC values its assets on the basis of statutory accounting for insurance companies rather than generally accepted accounting principles.

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PROSPECTUS -- APRIL 27, 2005      21p

BACKED BY OUR INVESTMENTS

The Issuer's investments are varied and of high quality. This was the composition of the AECC portfolio at Dec. 31, 2004:


Type of investment                   Net amount invested
Government agency bonds                      53%
Corporate and other bonds                    37
Mortgage loans and other loans                8
Cash and cash equivalents                     1
Preferred stocks                              1

At Dec. 31, 2004 about 93.5% of our securities portfolio (including bonds and preferred stocks) is rated investment grade by Moody's and Standard and Poor's (S&P) and approximately 2.5% of the portfolio is deemed investment grade based on AEFC's internal analysis, using criteria similar to those used by Moody's and S&P, when a public rating does not exist. For additional information regarding securities ratings, please refer to Note 3 to the financial statements.


Most of our investments are on deposit with American Express Trust Company, Minneapolis, Minnesota although we also maintain separate deposits as required by certain states. American Express Trust Company is a wholly owned subsidiary of AEFC. Copies of our Dec. 31, 2004 schedule of Investments in Securities of Unaffiliated Issuers are available upon request. For comments regarding the valuation, carrying values and unrealized appreciation (depreciation) of investment securities, see Notes 1, 2 and 3 to the financial statements.

INVESTMENT POLICIES


AEFC serves as the Issuer's investment manager and invests the assets in the Issuer's portfolio in accordance with the Issuer's investment policy and applicable law. The following policies currently govern AEFC's investment decisions:


Debt securities

Most of our investments are in debt securities as referenced in the table in "Backed by Our Investments" under "How Your Money is Used and Protected."


The prices of bond generally fall as interest rates increase, and rise as interest rates decrease. The price of a bond also fluctuates if its credit rating is upgraded or downgraded. The prices of bonds below investment grade may react more to whether a company can pay interest and principal when due than to changes in interest rates. They


--------------------------------------------------------------------------------

22p      AMERICAN EXPRESS INVESTORS CERTIFICATE
experience greater price fluctuations, are more likely to experience a default, and sometimes are referred to as junk bonds. Under normal circumstances, at least 85% of the securities in AECC's portfolio will be rated investment grade, or in the opinion of AECC's investment advisor will be the equivalent of investment grade. Securities that are subsequently downgraded in quality may continue to be held by AECC and will be sold only when AECC believes it is advantageous to do so.

As of Dec. 31, 2004, AECC held about 4% of its investment portfolio in investments rated below investment grade.


Purchasing securities on margin

We will not purchase any securities on margin or participate on a joint basis or a joint-and-several basis in any trading account in securities.

Commodities

We have not and do not intend to purchase or sell commodities or commodity contracts except to the extent that transactions described in "Financial transactions including hedges" in this section may be considered commodity contracts.

Underwriting

We do not intend to engage in the public distribution of securities issued by others. However, if we purchase unregistered securities and later resell them, we may be considered an underwriter (selling securities for others) under federal securities laws.

Borrowing money

From time to time we have established a line of credit with banks if management believed borrowing was necessary or desirable. We may pledge some of our assets as security. We may occasionally use repurchase agreements as a way to borrow money. Under these agreements, we sell debt securities to our lender, and repurchase them at the sales price plus an agreed-upon interest rate within a specified period of time. There is no limit on the extent to which we may borrow money, except that borrowing must be through the sale of certificates, or must be short-term and not a public offering and not intended to be publicly offered.

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PROSPECTUS -- APRIL 27, 2005      23p

Real estate

We may invest in limited partnership interests in limited partnerships that either directly, or indirectly through other limited partnerships, invest in real estate. We may invest directly in real estate. We also invest in mortgage loans secured by real estate. We expect that equity investments in real estate, either directly or through a subsidiary of AECC, will be less than 5% of AECC's assets.

Lending securities

We may lend some of our securities to broker-dealers and receive cash equal to the market value of the securities as collateral. We invest this cash in short-term securities. If the market value of the securities goes up, the borrower pays us additional cash. During the course of the loan, the borrower makes cash payments to us equal to all interest, dividends and other distributions paid on the loaned securities. We will try to vote these securities if a major event affecting our investment is under consideration. We expect that outstanding securities loans will not exceed 10% of our assets.

When-issued securities

Some of our investments in debt securities and loans originated by banks or investment banks are purchased on a when-issued or similar basis. It may take as long as 45 days or more before these investments are available for sale, issued and delivered to us. We generally do not pay for these investments or start earning on them until delivery. We have established procedures to ensure that sufficient cash is available to meet when-issued commitments. AECC's ability to invest in when-issued investments is not limited except by its ability to set aside cash or high quality investments to meet when-issued commitments. When-issued investments are subject to market fluctuations and they may affect AECC's investment portfolio the same as owned securities.

Financial transactions including hedges

We buy or sell various types of options contracts for hedging purposes or as a trading technique to facilitate securities purchases or sales. We may buy interest rate caps for hedging purposes. These pay us a return if interest rates rise above a specified level. If interest rates do not rise above a specified level, the interest rate caps do not pay us a return. AECC may enter into other financial transactions, including futures and other derivatives, for the purpose of managing the interest rate exposures associated with AECC's assets or liabilities. Derivatives are financial instruments whose performance is derived, at least in part,

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24p      AMERICAN EXPRESS INVESTORS CERTIFICATE
from the performance of an underlying asset, security or index. A small change in the value of the underlying asset, security or index may cause a sizable gain or loss in the fair value of the derivative. There is no limit on AECC's ability to enter into financial transactions to manage the interest rate risk associated with AECC's assets and liabilities, but AECC does not foresee a likelihood that it will be feasible to hedge most or all of its assets or liabilities. We do not use derivatives for speculative purposes.

Illiquid securities

A security is illiquid if it cannot be sold in the normal course of business within seven days at approximately its current market value. Some investments cannot be resold to the U.S. public because of their terms or government regulations. All securities, however, can be sold in private sales, and many may be sold to other institutions and qualified buyers or on foreign markets. AECC's investment adviser will follow guidelines established by the board of directors and consider relevant factors such as the nature of the security and the number of likely buyers when determining whether a security is illiquid. No more than 15% of AECC's investment portfolio will be held in securities that are illiquid. In valuing its investment portfolio to determine this 15% limit, AECC will use statutory accounting under an SEC order. This means that, for this purpose, the portfolio will be valued in accordance with applicable Minnesota law governing investments of life insurance companies, rather than generally accepted accounting principles.


Foreign investments

We may invest up to 10% of our assets in certain foreign securities as permitted by applicable Minnesota law.

Other restrictions


There are no restrictions on concentration of investments in any particular industry or group of industries or on rates of portfolio turnover.

--------------------------------------------------------------------------------
PROSPECTUS -- APRIL 27, 2005      25p

General Information on the Issuer and How It Operates


RELATIONSHIP BETWEEN THE ISSUER AND AMERICAN EXPRESS FINANCIAL CORPORATION

The Issuer was originally organized as Investors Syndicate of America, Inc., a Minnesota corporation, on Oct. 15, 1940, and began business as an issuer of face amount investment certificates on Jan. 1, 1941. The company became a Delaware corporation on Dec. 31, 1977, changed its name to IDS Certificate Company on April 2, 1984, and to American Express Certificate Company on April 26, 2000.

The Issuer files reports on Form 10-K and 10-Q with the SEC. The public may read and copy materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

Before the Issuer was created, AEFC (formerly known as IDS Financial Corporation), our parent company, had issued similar certificates since 1894. The Issuer and AEFC have never failed to meet their certificate payments.

AEFC is a wholly owned subsidiary of American Express Company, a financial services company with executive offices at American Express Tower, World Financial Center, New York, NY 10285. American Express Company is a financial services company engaged through subsidiaries in other businesses including:

o travel related services (including American Express(R) Card and operations through American Express Travel Related Services Company, Inc. and its subsidiaries); and

o international banking services (through American Express Bank Ltd. and its subsidiaries including American Express Bank International) and Travelers Cheque and related services.


CORPORATE REORGANIZATION

On Feb. 1, 2005, American Express Company, the parent company of American Express Certificate Company's investment manager, American Express Financial Corporation (AEFC), announced plans to pursue a spin-off of 100% of the common stock of AEFC to


--------------------------------------------------------------------------------
26p      AMERICAN EXPRESS INVESTORS CERTIFICATE
shareholders of American Express Company. The transaction, expected to be completed in the third quarter of 2005, is subject to certain regulatory and other approvals, as well as final approval by the board of directors of American Express Company.

Upon completion of the transaction AEFC will be a publicly traded company separate from American Express Company and will continue to own all of the outstanding stock of American Express Certificate Company. The current agreements between American Express Certificate Company and AEFC and its affiliates will remain in place. No changes in operations or personnel are anticipated.


CAPITAL STRUCTURE AND  CERTIFICATES ISSUED


The Issuer authorized, issued and has outstanding 150,000 shares of common stock, par value of $10 per share. AEFC owns all of the outstanding shares.

As of the fiscal year ended Dec. 31, 2004, the Issuer had issued (in face amount) $144,548,181 of installment certificates and $3,211,598,540 of single payment certificates. At Dec. 31, 2004, the Issuer had issued (in face amount) $15,084,688,787 of installment certificates and $30,861,437,079 of single payment certificates since its inception in 1941.


SERVICE PROVIDERS


In connection with AECC's business of issuing and distributing certificates and managing the assets that back the certificates it utilizes a number of service providers. AECC has entered into agreements with several entities, all of which are affiliated with AECC, to provide asset management and administrative services, distribution, transfer agent services, and custody.


INVESTMENT MANAGEMENT AND SERVICES

Under the Investment Advisory and Services Agreement, AEFC acts as our investment advisor and is responsible for:

o  providing investment research,


o  making specific investment recommendations, and

o executing purchase and sale orders according to our policy of seeking to obtain the best price and execution.


All these activities are subject to direction and control by our board of directors and officers. Our agreement with AEFC requires annual renewal by our board, including a majority of directors who are not interested persons of AEFC or the Issuer as defined in the federal Investment Company Act of 1940.

--------------------------------------------------------------------------------
PROSPECTUS -- APRIL 27, 2005      27p

For its services, we pay AEFC a monthly fee, equal on an annual basis to a percentage of the total book value of certain assets (included assets).


Included assets are all assets of the Issuer except mortgage loans, real estate, and any other asset on which AECC pays an advisory fee or management fee other than that provided for in the Investment Advisory and Services Agreement. The fee paid to AEFC for managing and servicing bank loans is 0.35%.

Advisory and services fee rates


Included assets                         Percentage of total book value
First $250 million                                 0.750%
Next $250 million                                  0.650
Next $250 million                                  0.550
Next $250 million                                  0.500
Any amount over $1 billion                         0.107


Advisory and services fee paid for the past three years

Year                                           Total fees
2004                                          $10,939,640
2003                                           10,436,023
2002                                            9,979,742


Other expenses payable by the Issuer: The Investment Advisory and Services Agreement provides that we pay:

o  costs incurred by us in connection with real estate and mortgages;

o  taxes;


o  depository and custodian fees incurred by AECC;

o  brokerage commissions and charges in the purchase and sale of AECC's assets;


o fees and expenses for services not covered by other agreements and provided to us at our request, or by requirement, by attorneys, auditors, examiners and professional consultants who are not officers or employees of AEFC;

o  fees and expenses of our directors who are not officers or employees of AEFC;


o provision for certificate reserves (interest accrued on certificate owner accounts);

o  expenses of customer settlements not attributable to  sales functions; and

o  transfer agency fees and expenses.


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28p      AMERICAN EXPRESS INVESTORS CERTIFICATE

DISTRIBUTION

Under the Distribution Agreement with American Express Financial Advisors Inc. (AEFAI), the Issuer pays an annualized fee equal to 1% of the amount outstanding for the distribution of this certificate. Payments are made at the end of each term on certificates with a one-, two- or three-month term. Payments are made each quarter from issuance date on certificates with a six-, 12-, 24- or 36-month term.


Total distribution fees paid to AEFAI for all series of certificates amounted to $31,506,619 during the year ended Dec. 31, 2004.

See Note 1 to the financial statements regarding deferral of distribution fee expense.


AEFAI pays selling expenses in connection with services to the Issuer. The Issuer's board of directors, including a majority of directors who are not interested persons of AEFC or AECC, approved this distribution agreement.

SELLING AGENT

Under the Selling Agent Agreement between American Express Bank International
(AEBI) and AEFAI, AEBI receives compensation for its services as selling agent of this certificate as follows:

AEBI is paid an annualized fee ranging from 0.50% to 1.25% of the reserve balance of each certificate, depending on the amount outstanding for each such certificate, with this exception: the fee will be 0.40% of the reserve balance of each certificate with an amount outstanding of $1 million or more when:

o the aggregate reserve balance for that certificate, and any other certificate with identical ownership and an amount outstanding of $1 million or more, is at least $20 million;

o the aggregate reserve balance is invested for terms that average at least six months; and

o at least $5 million of this aggregate reserve balance is invested for a term of 12 months or longer.

These fees are not assessed to your certificate account.

AEBI is an Edge Act corporation organized under the provisions of Section 25(a) of the Federal Reserve Act. It is a wholly owned subsidiary of American Express Bank Ltd. (AEBL). As an Edge Act corporation, AEBI is subject to the provisions of Section 25(a) of the Federal Reserve Act and Regulation K of the Board of Governors of the Federal Reserve System (the Federal Reserve). It is supervised and regulated by the Federal Reserve.

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PROSPECTUS -- APRIL 27, 2005      29p

AEBI has an extensive international high net-worth client base that is serviced by a marketing staff in New York and Florida.

Although AEBI is a banking entity, the American Express Investors Certificate is not a bank product, nor is it backed or guaranteed by AEBI, by AEBL, or by any other bank, nor is it guaranteed or insured by the FDIC or any other federal agency. AEBI is registered where necessary as a securities broker-dealer.

OTHER SELLING AGENTS

This certificate may be sold through selling agents, under arrangements with AEFAI at commissions of up to:

o  0.90% of the initial  investment on the first day of the certificate's  term;
   and

o  0.90% of the certificate's reserve at the beginning of each subsequent term.

This fee is not assessed to your certificate account.

In addition, AECC may pay distributors, and AEFAI may pay selling agents, additional compensation for selling and distribution activities under certain circumstances. From time to time, AECC or AEFAI may pay or permit other promotional incentives, in cash or credit or other compensation.

TRANSFER AGENT

Under the Transfer Agency Agreement, AECSC, a wholly owned subsidiary of AEFC, maintains certificate owner accounts and records. AECC pays AECSC a monthly fee of one-twelfth of $10.353 per certificate owner account for this service.

CUSTODIAN

Under the Custody Agreement, American Express Trust Company (AETC), a wholly owned subsidiary of AEFC, holds AECC's assets in custody for the benefit of AECC. The agreement authorizes AETC to enter into subcustodial arrangements with other banks, and AETC has established such an arrangement with Bank of New York for custody of foreign assets. AECC pays AETC fees based on the assets held in custody for AECC as well as per transaction charges for certain types of transactions and out-of-pocket expenses.

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30p      AMERICAN EXPRESS INVESTORS CERTIFICATE

DIRECTORS AND OFFICERS


The Issuer's sole shareholder, AEFC, elects the board of directors that oversees the Issuer's operations. The board annually elects the chairman and the Issuer's executive officers for a term of one year.

We paid a total of $78,935 during 2004 to directors not employed by AEFC.


Independent Board Members*
------------------------------- -------------------------------------------
Name,                           Karen M. Bohn
address,                        6620 Iroquois Trail
age                             Edina, MN 55439
                                Born in 1953

Position held with AECC  and    Board member since 2002
length of service

Principal occupations  during   President & CEO, Galeo Group LLC;
past five years                 Independent business consultant


Other directorships             Alerus Financial Corp., Gander Mountain,
                                Otter Tail Corporation


Committee memberships           Audit
------------------------------- -------------------------------------------
Name,                           Rodney P. Burwell
address,                        7901 Xerxes Avenue South, Suite 201
age                             Bloomington, MN 55431
                                Born in 1939
Position held with AECC  and    Board member since 1999
length of service

Principal occupations  during   Chairman, Xerxes Corporation  (fiberglass
past five years                 storage tanks)

Other directorships             TCF Financial

Committee memberships           Audit, Dividend
------------------------------- -------------------------------------------
Name,                           Jean B. Keffeler
address,                        P.O. Box 1377
age                             Livingston, MT 59047
                                Born in 1945

Position held with AECC  and    Board member since 1999
length of service

Principal occupations  during   Retired business executive
past five years

Other directorships

Committee memberships           Audit
------------------------------- -------------------------------------------

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PROSPECTUS -- APRIL 27, 2005     31p

------------------------------- -------------------------------------------
Name,                           Thomas R. McBurney
address,                        4900 IDS Center
age                             80 South Eighth Street
                                Minneapolis, MN 55402
                                Born in 1938


Position held with AECC  and    Chairman since 2005,  Board member since
length of service               1999


Principal occupations  during   President, McBurney Management Advisors
past five years


Other directorships             The Valspar Corporation (coatings),
                                Transport Corporation of America, Inc.


Committee memberships           Audit, Dividend
------------------------------- -------------------------------------------

* Mr. Burwell, Ms. Keffeler and Mr. McBurney also serve as directors of IDS Life Insurance Company of New York and American Centurion Life Assurance Company which are indirectly controlled by AEFC.

Board Member Affiliated with the AECC**
------------------------------- -------------------------------------------
Name,                           Paula R. Meyer
address,                        596 AXP Financial Center
age                             Minneapolis, MN 55474
                                Born in 1954

Position held with AECC  and    Board member and President since 1998
length of service

Principal occupations  during   Senior Vice President and General Manager
past five years                 - Mutual Funds, AEFC, since 2002;  Vice
                                President and Managing Director -
                                American Express Funds, AEFC, 2000-2002

Other directorships


Committee memberships           Dividend
------------------------------- -------------------------------------------


** Interested person by reason of being an officer, director and/or employee of AEFC.

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32p      AMERICAN EXPRESS INVESTORS CERTIFICATE

Executive Officers
------------------------------- -------------------------------------------
Name,                           Paula R. Meyer
address,                        596 AXP Financial Center
age                             Minneapolis, MN 55474
                                Born in 1954

Position held with AECC  and    Board member and President since 1998
length of service

Principal occupations  during   Senior Vice President and General Manager
past five years                 - Mutual Funds, AEFC, since 2002;  Vice
                                President and Managing Director -
                                American Express Funds, AEFC, 2000-2002

Other directorships


Committee memberships           Dividend
------------------------------- -------------------------------------------


Name,                           Brian J. McGrane
address,                        807 AXP Financial Center
age                             Minneapolis, MN 55474
                                Born in 1971

Position held with AECC  and    Vice President and Chief Financial
length of service               Officer since 2003

Principal occupations  during   Vice President - Lead Financial Officer -
past five years                 Asset Management Businesses, AEFC,  since
                                2003; Vice President - Lead Financial
                                Officer - Institutional and Brokerage,
                                AEFC, 2002-2003; Vice President - Lead
                                Financial Officer - US Brokerage, AEFC,
                                2001-2002; Director, Financial Standards and Accounting Policy - AEFC, 1999-2001

Other directorships

Committee memberships
------------------------------- -------------------------------------------


Name,                           David K. Stewart
address,                        802 AXP Financial Center
age                             Minneapolis, MN 55474
                                Born in 1953

Position held with AECC  and    Vice President, Controller and  Chief
length of service               Accounting Officer since 2004

Principal occupations  during   Vice President - AEFA Controller, since
past five years                 2002; Treasurer - Lutheran Brotherhood,
                                1985-2002


Other directorships

Committee memberships
------------------------------- -------------------------------------------

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PROSPECTUS -- APRIL 27, 2005     33p

------------------------------- -------------------------------------------
Name,                           Walter S. Berman
address,                        50115 AXP Financial Center
age                             Minneapolis, MN 55474
                                Born in 1942

Position held with AECC  and    Treasurer since 2003
length of service


Principal occupations  during   Chief Financial Officer - AEFA since
past five years                 2001; Various senior financial positions,
                                including Treasurer of IBM, at other
                                companies from 1996 to 2001


Other directorships


Committee memberships
------------------------------- -------------------------------------------


Name,                           Lorraine R. Hart
address,                        53643 AXP Financial Center
age                             Minneapolis, MN 55474
                                Born in 1951

Position held with AECC  and    Vice President - Investments
length of service

Principal occupations  during   Vice President - Investments
past five years                 Administration Officer, AEFC, since 2003;
                                Vice President - Insurance Investments,
                                AEFC, 1989-2003

Other directorships


Committee memberships
------------------------------- -------------------------------------------

Name,                           Michelle M. Keeley
address,                        257 AXP Financial Center
age                             Minneapolis, MN 55474
                                Born in 1964

Position held with AECC  and    Vice President - Investments since 2003
length of service

Principal occupations  during   Senior Vice President - Fixed Income,
past five years                 AEFC, since 2002; Managing Director,
                                Zurich Global Assets, 2000-2002

Other directorships

Committee memberships
------------------------------- -------------------------------------------


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34p      AMERICAN EXPRESS INVESTORS CERTIFICATE

------------------------------- -------------------------------------------
Name,                           Scott R. Plummer
address,                        813 AXP Financial Center
age                             Minneapolis, MN 55474
                                Born in 1959

Position held with AECC  and    Chief Compliance Officer since 2004
length of service

Principal occupations  during   Vice President - Asset Management
past five years                 Compliance, AEFC, since 2004; Senior Vice
                                President and Chief Compliance Officer,
                                U.S. Bancorp Asset Management, 2002-2004;
                                Second Vice President and Assistant
                                General Counsel, Hartford Life, 2001-2002

Other directorships

Committee memberships
------------------------------- -------------------------------------------

Name,                           H. Bernt von Ohlen
address,                        50607 AXP Financial Center
age                             Minneapolis, MN 55474
                                Born in 1946


Position held with AECC  and    Vice president, General Counsel, and
length of service               Secretary since September 2002

Principal occupations  during   Vice President & Group Counsel, AEFC,
past five years                 since 2000

Other directorships

Committee memberships
------------------------------- -------------------------------------------


The officers and directors as a group beneficially own less than 1% of the common stock of American Express Company.


AECC has provisions in its bylaws relating to the indemnification of its officers and directors against liability, as permitted by law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the 1933 Act) may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the 1933 Act and is therefore unenforceable.

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PROSPECTUS -- APRIL 27, 2005      35p

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The financial statements of AECC at December 31, 2004 and 2003, and for each of the three years in the period ended December 31, 2004, appearing in this prospectus have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firms as experts in accounting and auditing.


Appendix

Description of corporate bond ratings

Bond ratings concern the quality of the issuing corporation. They are not an opinion of the market value of the security. Such ratings are opinions on whether the principal and interest will be repaid when due. A security's rating may change which could affect its price. Ratings by Moody's Investors Service, Inc. are Aaa, Aa, A, Baa, Ba, B, Caa, Ca and C. Ratings by Standard & Poor's are AAA, AA, A, BBB, BB, B, CCC, CC, C and D.

Aaa/AAA -- Judged to be of the best quality and carry the smallest degree of investment risk. Interest and principal are secure.

Aa/AA -- Judged to be high-grade although margins of protection for interest and principal may not be quite as good as Aaa or AAA rated securities.

A -- Considered upper-medium grade. Protection for interest and principal is deemed adequate but may be susceptible to future impairment.

Baa/BBB -- Considered medium-grade obligations. Protection for interest and principal is adequate over the short-term; however, these obligations may have certain speculative characteristics.

Ba/BB -- Considered to have speculative elements. The protection of interest and principal payments may be very moderate.

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36p      AMERICAN EXPRESS INVESTORS CERTIFICATE

B -- Lack characteristics of more desirable investments. There may be small assurance over any long period of time of the payment of interest and principal.

Caa/CCC -- Are of poor standing. Such issues may be in default or there may be risk with respect to principal or interest.

Ca/CC -- Represent obligations that are highly speculative. Such issues are often in default or have other marked shortcomings.

C -- Are obligations with a higher degree of speculation. These securities have major risk exposures to default.

D -- Are in payment default. The D rating is used when interest payments or principal payments are not made on the due date.

Non-rated securities will be considered for investment. When assessing each non-rated security, the Issuer will consider the financial condition of the issuer or the protection afforded by the terms of the security.

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PROSPECTUS -- APRIL 27, 2005      37p

Annual Financial Information

SUMMARY OF SELECTED FINANCIAL INFORMATION

The following selected financial information was derived from AECC's audited financial statements and should be read in conjunction with those statements and the related notes to financial statements. Also see "Management's Discussion and Analysis of Financial Condition and Results of Operations" for further information.

Year Ended
December 31,
(Thousands)                                      2004              2003             2002              2001             2000

Statements of Operations Data(a)
Investment income                            $265,628          $264,238         $221,151          $204,345         $222,535
Investment expenses                            53,998            44,417           43,626            44,050           43,952
----------------------------------------------------------------------------------------------------------------------------
Net investment income
   before provision for
   certificate reserves
   and income tax
   (expense) benefit                          211,630           219,821          177,525           160,295          178,583
Net provision for
   certificate reserves                       139,958           141,483          100,252           155,387          155,461
----------------------------------------------------------------------------------------------------------------------------
Net investment income
   before income tax
   (expense) benefit                           71,672            78,338           77,273             4,908           23,122
Income tax
   (expense) benefit                          (25,040)          (27,296)         (24,866)            3,348              (14)
----------------------------------------------------------------------------------------------------------------------------
Net investment income                          46,632            51,042           52,407             8,256           23,108
----------------------------------------------------------------------------------------------------------------------------
Net realized gain (loss)
   on investments
   in securities
   of unaffiliated
   issuers before
   income taxes                                 4,616             2,944           (9,899)          (92,375)         (10,110)
Income tax
   (expense) benefit                           (1,615)           (1,031)           3,631            32,331            3,539
----------------------------------------------------------------------------------------------------------------------------
Net realized gain (loss)
   on investments                               3,001             1,913           (6,268)          (60,044)          (6,571)
Net income --
   wholly-owned
   subsidiary                                      --                --               --                --               --
Cumulative effect of
   accounting change                               --                --               --              (397)              --
----------------------------------------------------------------------------------------------------------------------------
Net income (loss)                            $ 49,633          $ 52,955         $ 46,139          $(52,185)        $ 16,537
----------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
38p      AMERICAN EXPRESS INVESTORS CERTIFICATE

Year Ended
December 31,
(Thousands)                                           2004              2003             2002              2001             2000

Cash Dividends Declared
                                                $       --        $       --       $       --        $       --       $    5,000
Capital Dividends Declared
                                                        --                --               --           166,906               --
(Return of capital to) contributions from AEFC
                                                        --           (50,000)         (10,000)          240,000               --
Balance Sheet Data(a)
Total assets                                    $6,311,786        $5,255,592       $5,199,769        $4,642,734       $4,043,806
Certificate loans                               $   13,006        $   15,606       $   18,614        $   21,807       $   25,547
Certificate reserves                            $5,835,243        $4,787,817       $4,493,372        $4,159,926       $3,831,059
Shareholder's equity                            $  343,069        $  323,213       $  359,389        $  263,005       $  166,514

(a) Certain reclassifications of prior period amounts have been made to conform to the current presentation.


--------------------------------------------------------------------------------
PROSPECTUS -- APRIL 27, 2005     39p

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS

Results of Operations

American Express Certificate Company's (AECC's) net income is derived primarily from the after-tax yield on investments and realized investment gains (losses), less investment expenses and interest credited on certificate reserve liabilities. Changes in net income trends occur largely due to changes in investment returns, interest crediting rates to certificate products, the mix of fully taxable and tax-advantaged investments in AECC's portfolio and from realization of investment gains (losses). AECC follows U.S. generally accepted accounting principles (GAAP).

Net income in 2004 decreased $3.3 million, or 6.3 percent, reflecting an increase in investment expenses which was mainly due to the write-off of previously deferred distribution fees paid to AEFC. Net income in 2003 increased $6.8 million, or 14.8 percent, reflecting increased investment income, increased gross realized gains and decreased gross realized losses on sale of investments, partially offset by slightly higher investment expenses and a higher provision for certificate reserves.

In 2004, investment income increased $1.4 million, or 0.5 percent, reflecting a slight increase in investment income from available-for-sale securities offset by a decrease in net pre-tax gains on equity index options due to the effect of lower appreciation in the S&P 500 on the value of options hedging outstanding stock market certificates compared to 2003. In 2003, investment income increased $43.1 million, or 19.5 percent, reflecting a $66.0 million increase in net pre-tax gains on equity index options, partially offset by lower investment portfolio yields. The increase in net pre-tax gains on equity index options was due to the effect of appreciation in the S&P 500 on the value of options economically hedging stock market certificate products.

In 2004, provision for certificate reserves decreased $1.5 million or 1.1 percent reflecting lower appreciation in the S&P 500. In 2003, provision for certificate reserves increased $41.2 million or 41.1 percent reflecting the effect on stock market certificates of appreciation in the S&P 500 during 2003 versus depreciation during 2002, partially offset by lower interest crediting rates on the interest rate sensitive portion of AECC's certificate product portfolio.


--------------------------------------------------------------------------------
40p      AMERICAN EXPRESS INVESTORS CERTIFICATE

AECC's gross realized gains on sales of securities classified as Available-for-Sale, using the specific identification method, were $6.1 million and $47.1 million for the years ended December 31, 2004 and 2003, respectively. Gross realized losses on sales were ($1.1 million) and ($2.8 million) for the same periods. AECC also recognized losses of ($0.6 million) and ($36.0 million) in other-than-temporary impairments on Available-for-Sale securities for the years ended December 31, 2004 and 2003, respectively.

Certain Critical Accounting Policies

AECC's significant accounting policies are described in Note 1 to the Financial Statements. The following provides a description of the critical accounting policy on investment securities valuation that is important to the Financial Statements.

Investment securities valuation

Generally, investment securities are carried at fair value on the balance sheet with unrealized gains (losses) recorded in accumulated other comprehensive income (loss) within equity, net of income tax provisions (benefits). At December 31, 2004, AECC had net unrealized pretax gains on Available-for-Sale securities of $21.8 million. Gains and losses are recognized in results of operations upon disposition of the securities. In addition, losses are recognized when management determines that a decline in value is other-than-temporary, which requires judgment regarding the amount and timing of recovery. Indicators of other-than-temporary impairment for debt securities include issuer downgrade, default or bankruptcy. AECC also considers the extent to which cost exceeds fair value, the duration and size of that gap, and management's judgment about the issuer's current and prospective financial condition. As of December 31, 2004, there were $31.9 million in gross unrealized losses that related to $2.7 billion of securities, of which only $321.6 million has been in a continuous unrealized loss position for twelve months or more. As part of its ongoing monitoring process, management has determined that substantially all of the gross unrealized losses on these securities is attributable to changes in interest rates. Additionally, AECC has the ability and intent to hold these securities for a time sufficient to recover its amortized cost and has, therefore, concluded that none of these securities is other-than-temporarily impaired at December 31, 2004.


--------------------------------------------------------------------------------
PROSPECTUS -- APRIL 27, 2005     41p

Liquidity and Capital Resources

AECC's principal sources of cash are receipts from sales of face-amount certificate products and cash flows from investments. AECC's principal uses of cash are payments to certificate product owners for matured and surrendered certificates, purchases of investments, and return of capital or dividend payments to AEFC.

Cash received from sales of certificates totaled $3.3 billion, $2.6 billion and $2.0 billion for the three years ended December 31, 2004, respectively. Certificate maturities and cash surrenders totaled $2.4 billion, $2.4 billion and $1.8 billion for the three years ended December 31, 2004, respectively.

AECC, as an issuer of face-amount certificates, is impacted by significant changes in interest rates as interest crediting rates on certificate products generally reset at shorter intervals than the change in the yield on AECC's investment portfolio. The specified maturities of most of AECC's certificate products range from ten to twenty years. Within that maturity period, most certificates have interest crediting rate terms ranging from one to thirty-six months. Interest crediting rates are subject to change and certificate product owners can surrender their certificates without penalty at term end. AECC has investment certificate obligations totaling $5.9 billion of which $5.4 billion have terms ending in 2005, $0.3 billion have terms ending in 2006 and $0.2 billion have terms ending in 2007. Contractholders have the right to redeem the investment certificates earlier and at their discretion subject to a surrender charge. Redemptions are most likely to occur in periods of dramatic increases in interest rates. AECC has investments in mortgage and asset-backed securities, and to a lesser extent, intermediate term corporate debt securities. AECC enters into interest rate swap contracts that effectively lengthen the rate reset interval on certificate products. As a result of interest rate fluctuations, the amount of interest paid on hedged liabilities will positively or negatively impact reported earnings. Income or loss on the derivative instruments that are linked to the hedged liabilities will generally offset the effect of this impact. The Company views this strategy as a prudent management of interest rate sensitivity, such that earnings are not exposed to undue risk presented by changes in interest rates. Also, on three series of AECC's certificates, interest is credited to certificate products based upon the relative change in a major stock market index between the beginning and end of the certificates' terms. To meet the obligations related to the provisions of these


--------------------------------------------------------------------------------
42p      AMERICAN EXPRESS INVESTORS CERTIFICATE
equity market sensitive certificates, AECC purchases and writes index call options on a major stock market index and, from time to time, enters into futures contracts.

AECC's investment program is designed to maintain an investment portfolio that will produce the competitive portfolio yields within acceptable risk and liquidity parameters. AECC's investment program considers investment securities as investments acquired to meet anticipated certificate owner obligations.

Debt securities and marketable equity securities are classified as Available-for-Sale and are carried at fair value. The Available-for-Sale classification does not mean AECC expects to sell these securities, but rather these securities are available to meet possible liquidity needs should there be significant changes in market interest rates or certificate owner redemptions.

At December 31, 2004, securities classified as Available-for-Sale were carried, in the aggregate, at a fair market value of $5.6 billion. Based on amortized costs, fixed maturity securities comprise 92 percent of AECC's total investment portfolio. Of these securities, 96 percent are investment grade. Investments primarily include mortgage and asset-backed securities and corporate debt securities. AECC's corporate debt securities are a diverse portfolio with concentrations in the following industries: banking and finance, utilities, communications, food processing and retail. Other than U.S. Government Agency mortgage-backed securities, no one issuer represents more than 1 percent of AECC's total investment portfolio.

AECC paid AEFC return of capital amounts of $20 million and $50 million during 2004 and 2003, respectively. In addition, AEFC paid AECC a capital contribution of $20 million during the fourth quarter of 2004.

Cash used in investing activities was $1,130.2 million and $522.5 million in 2004 and 2003, respectively. This change was primarily due to the decrease in sales and maturities and redemptions of Available-for-Sale investments partially offset by the increase in the amount due to brokers.

Cash provided by financing activities was $1,050.2 million and $246.8 million in 2004 and 2003, respectively. This increase primarily resulted from an increase in the payments received from certificate owners and lower amounts of return of capital paid to American Express Financial Corporation.


--------------------------------------------------------------------------------
PROSPECTUS -- APRIL 27, 2005     43p

Impact of Market Volatility on Results of Operations

The sensitivity analysis of two different tests of market risk discussed below estimate the effects of hypothetical sudden and sustained changes in the applicable market conditions on the ensuing year's earnings based on year-end positions. The market changes, assumed to occur as of year-end, are a 100 basis point increase in market interest rates and a 10 percent decline in a major stock market index. Computation of the prospective effects of hypothetical interest rate and major stock market index changes are based on numerous assumptions, including relative levels of market interest rates and the major stock market index level, as well as the levels of assets and liabilities. The hypothetical changes and assumptions presented will be different than what actually occurs in the future.

Furthermore, the computations do not anticipate actions that may be taken by management if the hypothetical market changes occur over time. As a result, actual earnings effects in the future will differ from those quantified below.

AECC primarily invests in mortgage and asset-backed securities, and intermediate term corporate debt securities to provide its certificate owners with a competitive rate of return on their certificate while managing risk. These investments provide AECC with a historically dependable and targeted margin between the interest rate earned on investments and the interest rate credited to certificate owners' accounts. AECC does not invest in securities to generate short-term trading profits for its own account.

AEFC's Asset Liability Committee (ALCO), which is comprised of senior business managers, holds regular scheduled meetings to review models projecting various interest rate scenarios and risk/return measures and their effect on various portfolios managed by AEFC, including that of AECC. AECC's Board of Directors has appointed the ALCO as the investment committee of AECC. The ALCO's objectives are to structure AECC's portfolio of investment securities based upon the type and behavior of the certificates in the certificate reserve liabilities, to achieve targeted levels of profitability within defined risk parameters and to meet certificate contractual obligations. Part of the committee's strategy includes entering into interest rate swaps to hedge interest rate risk.


--------------------------------------------------------------------------------
44p      AMERICAN EXPRESS INVESTORS CERTIFICATE

AECC is exposed to risk associated with fluctuating interest payments from certain certificate products tied to the London Interbank Offering Rate (LIBOR). As such, certificate product interest crediting rates reset at shorter intervals than the changes in the investment portfolio yield related to new investments and reinvestments. Therefore, AECC's spreads may be negatively impacted by increases in the general level of interest rates. AECC hedges the risk of rising interest rates by entering into pay-fixed, receive-variable (LIBOR-based) interest rate swaps that convert fluctuating crediting rate payments to fixed payments, effectively protecting AECC from unfavorable interest rate movements. The interest rate swaps are treated as cash flow hedges per Statement of Financial Accounting Standards (SFAS) No. 133, "Accounting for Derivative Instruments and Hedging Activities." At December 31, 2004, AECC had $300 million notional of interest rate swaps expiring by February 2005.

AECC is also exposed to risk associated with fluctuations in the equity market from three series of its certificate products. Such amounts credited to certificate product owners' accounts are tied to the relative change in a major stock market index between the beginning and end of the certificates' terms. AECC purchases and writes equity index call options on a major stock market index in order to meet such obligations.

SFAS No. 133 establishes accounting and reporting standards for derivative instruments and hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities on the balance sheet and measure those instruments at fair value. Changes in the fair value of a derivative are recorded in earnings or directly to equity, depending on the instrument's designated use. Those derivative instruments that are designated and qualify as hedging instruments under SFAS No. 133 are further classified as either fair value hedges, cash flow hedges or hedges of a net investment in a foreign operation, based upon the exposure being hedged. See Note 9 to the Financial Statements for further discussion of AECC's derivative and hedging activities.

The negative impact on AECC's annual pretax income of a 100 basis point increase in interest rates, which assumes certificate product interest crediting rate reset intervals and customer behavior based on the application of proprietary models, to the book of business at December 31, 2004 and 2003, would be $9.8 million and $11.8 million, respectively. A 10 percent decrease in the level of a major stock market index would have a minimal impact on


--------------------------------------------------------------------------------
PROSPECTUS -- APRIL 27, 2005     45p

AECC's annual pretax income related as of December 31, 2004 and 2003, because the income effect is a decrease in option related income and a corresponding decrease in interest credited to the American Express Stock Market Certificate, American Express Market Strategy Certificate and American Express Equity Indexed Savings Certificates product owners' accounts.

The ratio of shareholder's equity, excluding accumulated other comprehensive income (loss) net of tax, to total assets less certificate loans and net unrealized gains (losses) on securities classified as Available-for-Sale (the Capital-to-Assets Ratio) at December 31, 2004 and 2003, was 5.2 percent and 5.4 percent, respectively. In accordance with an informal agreement established with the Commissioner of Commerce for the State of Minnesota, AECC has agreed to maintain at all times a minimum Capital-to-Assets Ratio of 5 percent. In addition, AECC is required to maintain cash and "qualified investments" meeting the standards of Section 28(b) of the 1940 Act, as modified by an order of the SEC. The amortized cost of such investments must be at least equal to AECC's net liabilities on all outstanding face-amount certificates plus $250,000. So long as AECC wishes to rely on the SEC order, as a condition to the order, AECC has agreed to maintain an amount of unappropriated retained earnings and capital equal to at least 5 percent of net certificate reserves.

Other Reporting Matters

In January 2003, the Financial Accounting Standards Board issued Interpretation No. 46, "Consolidation of Variable Interest Entities" (FIN 46), as revised, which addresses consolidation by business enterprises of variable interest entities (VIEs) and was subsequently revised in December 2003. In general, FIN 46 requires a VIE to be consolidated when an enterprise has a variable interest for which it is deemed to be the primary beneficiary which means that it will absorb a majority of the VIE's expected losses or receive a majority of the VIE's expected residual return.

During 2003, FIN 46 did not impact the accounting for $27 million in a minority-owned secured loan trust (SLT) or $6 million in a collateralized debt obligation traunche (solely supported by a portfolio of high yield bonds), both of which were managed by third parties, as AECC was not the primary beneficiary. AECC had a 33 percent ownership interest in the SLT, which provided returns to investors primarily based on the performance of an underlying portfolio of high yield loans. The aggregate fair value of


--------------------------------------------------------------------------------
46p      AMERICAN EXPRESS INVESTORS CERTIFICATE
the loans related to AECC's pro rata share of this structure was $92.5 million. During 2004, the minority-owned secured loan trust and the CDO were both liquidated.

In November 2003, the FASB ratified a consensus on the disclosure provisions of Emerging Issues Task Force Issue 03-1, "The Meaning of Other-Than-Temporary Impairment and its Application to Certain Investments" (EITF 03-1). AECC complied with the disclosure provisions of this rule in its Annual Report on Form 10-K for the year ended December 31, 2003. In March 2004, the FASB reached a consensus regarding the application of a three-step impairment model to determine whether investments accounted for in accordance with SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities", and other cost method investments are other-than-temporarily impaired. However, with the issuance of FSP EITF 03-1-1 on September 30, 2004, the provisions of the consensus relating to the measurement and recognition of other-than-temporary impairments will be deferred pending further clarification from the FASB. The remaining provisions of this rule, which primarily relate to disclosure requirements, are required to be applied prospectively to all current and future investments accounted for in accordance with SFAS No. 115 and other cost method investments. The Company will evaluate the potential impact of EITF 03-1 after the FASB completes its reassessment.

Forward-Looking Statements

Certain statements in Item 7. of this Form 10-K Annual Report contain forward-looking statements, which are subject to risks and uncertainties. The words "believe," "expect," "anticipate," "optimistic," "intend," "plan," "aim," "will," "may," "should," "could," "would," "likely," and similar expressions are intended to identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. AECC undertakes no obligation to update or revise any forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to: AECC's ability to successfully implement a business model that allows for significant net income growth based on revenue growth that is lower than historical levels, including the ability to improve its operating expense to revenue ratio both in the short-term and over time, which will depend in part on the effectiveness of reengineering and other cost control initiatives, as well as factors impacting AECC's revenues;


--------------------------------------------------------------------------------
PROSPECTUS -- APRIL 27, 2005     47p

AECC's ability to grow its business, over time, which will depend on AECC's ability to manage its capital needs and the effect of business mix; the ability to increase investment spending, which will depend in part on the equity markets and other factors affecting revenues, and the ability to capitalize on such investments to improve business metrics; the accuracy of certain critical accounting estimates, including the fair value of the assets in AECC's investment portfolio (including those investments that are not readily marketable), fluctuation in the equity and fixed income markets, which can affect the amount and types of certificate products sold by AECC, potential deterioration in AECC's high-yield and other investments, which could result in further losses in AECC's investment portfolio; the ability of AECC to sell certain high-yield investments at expected values and within anticipated timeframes and to maintain its high-yield portfolio at certain levels in the future; and spreads in the certificate businesses; credit trends and the rate of bankruptcies, which can affect returns on AECC's investment portfolios; fluctuations in foreign currency exchange rates, which could affect commercial activities, among other businesses, or restrictions on convertibility of certain currencies; changes in laws or government regulations, including tax laws affecting AECC's businesses or that may affect the sales of the products and services that it offers, and regulatory activity in the areas of customer privacy, consumer protection, business continuity and data protection; the adoption of recently issued accounting rules related to the consolidation of variable interest entities, including those involving collateralized debt obligations and secured loan trusts, that AECC invests in, which could affect both AECC's balance sheet and results of operations; and outcomes and costs associated with litigation and compliance and regulatory matters. A further description of these and other risks and uncertainties can be found in AECC's other reports filed with the SEC.


--------------------------------------------------------------------------------
48p      AMERICAN EXPRESS INVESTORS CERTIFICATE

AMERICAN EXPRESS CERTIFICATE COMPANY RESPONSIBILITY OF MANAGEMENT

The management of American Express Certificate Company (AECC) is responsible for the preparation and fair presentation of its Financial Statements, which have been prepared in conformity with U.S. generally accepted accounting principles; and include amounts based on the best judgment of management. AECC's management is also responsible for the accuracy and consistency of other financial information included in this filing.

In recognition of its responsibility for the integrity and objectivity of data in the financial statements, AECC maintains a system of internal control over financial reporting which is designed to provide reasonable, but not absolute, assurance with respect to the reliability of AECC's financial statements. The concept of reasonable assurance is based on the notion that the cost of internal control system should not exceed the benefits derived.

The internal control system is founded on an ethical climate and includes: (i) an organizational structure with clearly defined lines of responsibility, policies and procedures; (ii) a Code of Conduct; and (iii) a careful selection and training of employees. Internal auditors monitor and assess the effectiveness of internal control system and report their findings to management and the Board of Directors throughout the year. AECC's independent auditors are engaged to express an opinion on the year-end financial statements and, with the coordinated support of the internal auditors, review the financial records and related data and test internal control system over financial reporting to the extent they believed necessary to support their report.


--------------------------------------------------------------------------------
PROSPECTUS -- APRIL 27, 2005     49p

American Express Certificate Company
--------------------------------------------------------------------------------

Report of Independent Registered Public Accounting Firm

THE BOARD OF DIRECTORS AND SHAREHOLDERS
AMERICAN EXPRESS CERTIFICATE COMPANY

We have audited the accompanying balance sheets of American Express Certificate Company (the Company), a wholly-owned subsidiary of American Express Financial Corporation, as of December 31, 2004 and 2003, and the related statements of operations, comprehensive income, shareholder's equity and cash flows for each of the three years in the period ended December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company's internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. Our procedures included confirmation of investments owned as of December 31, 2004 and 2003, by correspondence with the custodian. We believe that our audits provide a reasonable basis for our opinion.

--------------------------------------------------------------------------------
1

American Express Certificate Company
--------------------------------------------------------------------------------

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company at December 31, 2004 and 2003, the results of its operations and its cash flows for each of the three years in the period ended December 31, 2004, in conformity with U.S. generally accepting accounting principles.

                                                    /s/ Ernst & Young LLP

Minneapolis, Minnesota

February 18, 2005

--------------------------------------------------------------------------------
2

American Express Certificate Company
--------------------------------------------------------------------------------

Financial Statements

Balance Sheets

December 31,
(Thousands, except share amount)                                                  2004             2003
---------------------------------------------------------------------------------------------------------------------------
Assets
Qualified Assets (Note 2)

Investments in unaffiliated issuers (Note 3):
   Cash and cash equivalents                                                  $   35,212        $   25,099
   Available-for-Sale securities                                               5,603,789         4,509,726
   First mortgage loans on
     real estate and other loans                                                 461,211           469,309
   Certificate loans -- secured
     by certificate reserves                                                      13,006            15,606
---------------------------------------------------------------------------------------------------------------------------
Total investments                                                              6,113,218         5,019,740
---------------------------------------------------------------------------------------------------------------------------
Receivables:
   Dividends and interest                                                         42,162            36,007
   Investment securities sold                                                      3,699             7,946
---------------------------------------------------------------------------------------------------------------------------
Total receivables                                                                 45,861            43,953
---------------------------------------------------------------------------------------------------------------------------
Equity index options (Note 9)                                                    116,285           153,162
---------------------------------------------------------------------------------------------------------------------------
Total qualified assets                                                         6,275,364         5,216,855
---------------------------------------------------------------------------------------------------------------------------

Other Assets

Due from AEFC for federal income taxes                                                --            22,963
Deferred taxes, net (Note 8)                                                      34,483             9,321
Due from other affiliates                                                          1,939                --
Deferred distribution fees and other                                                  --             6,453
---------------------------------------------------------------------------------------------------------------------------
Total other assets                                                                36,422            38,737
---------------------------------------------------------------------------------------------------------------------------
Total assets                                                                  $6,311,786        $5,255,592
===========================================================================================================================

See Notes to Financial Statements

--------------------------------------------------------------------------------
3

American Express Certificate Company
--------------------------------------------------------------------------------

Balance Sheets (continued)

December 31,
(Thousands, except share amount)                                                 2004             2003
---------------------------------------------------------------------------------------------------------------------------
Liabilities and Shareholder's Equity
Liabilities

Certificate Reserves (Note 5):
  Installment certificates:
     Reserves to mature                                                       $  116,637        $  146,052
     Additional credits and accrued interest                                       3,092             3,514
     Advance payments and accrued interest                                           474               499
     Other                                                                             2                32
   Fully paid certificates:
     Reserves to mature                                                        5,666,939         4,573,514
     Additional credits and accrued interest                                      48,053            64,114
Due to unlocated certificate holders                                                  46                92
---------------------------------------------------------------------------------------------------------------------------
Total certificate reserves                                                     5,835,243         4,787,817
---------------------------------------------------------------------------------------------------------------------------
Accounts Payable and Accrued Liabilities:
   Due to AEFC (Note 7)                                                            1,190               880
   Due to other affiliates (Note 7)                                                  687               560
   Current taxes payable (Note 8)                                                 16,096                --
   Payable for investment securities purchased                                    25,541             9,173
   Equity index options and other liabilities (Note 9)                            89,960           133,949
---------------------------------------------------------------------------------------------------------------------------
Total accounts payable and accrued liabilities                                   133,474           144,562
---------------------------------------------------------------------------------------------------------------------------
Total liabilities                                                              5,968,717         4,932,379
---------------------------------------------------------------------------------------------------------------------------
Commitments (Note 4)
---------------------------------------------------------------------------------------------------------------------------

Shareholder's Equity (Note 6)

Common stock, $10 par -- authorized
   and issued 150,000 shares                                                       1,500             1,500
Additional paid-in capital                                                       323,844           323,844
Retained earnings:
   Appropriated for pre-declared
     additional credits and interest                                                 549               184
   Appropriated for additional
     interest on advance payments                                                     15                15
   Unappropriated                                                                  2,712           (46,556)
Accumulated other
   comprehensive income -- net of tax (Note 1)                                    14,449            44,226
---------------------------------------------------------------------------------------------------------------------------
Total shareholder's equity                                                       343,069           323,213
---------------------------------------------------------------------------------------------------------------------------
Total liabilities and shareholder's equity                                    $6,311,786        $5,255,592
===========================================================================================================================

See Notes to Financial Statements

--------------------------------------------------------------------------------
4

American Express Certificate Company
--------------------------------------------------------------------------------

Statements of Operations

Years ended December 31,
(Thousands)                                                            2004                 2003             2002
---------------------------------------------------------------------------------------------------------------------------
Investment Income

Interest income from unaffiliated investments:
   Available-for-Sale securities                                     $213,125            $204,932          $227,609
   Mortgage loans on real estate
     and other loans                                                   26,232              27,093            27,719
   Certificate loans                                                      772                 933             1,095
Dividends                                                               3,348               5,074             9,949
Equity index options (Note 9)                                          25,639              29,538           (36,421)
Interest rate swap
   agreements (Note 9)                                                 (5,367)             (5,301)           (9,780)
Other                                                                   1,879               1,969               980
---------------------------------------------------------------------------------------------------------------------------
Total investment income                                               265,628             264,238           221,151
---------------------------------------------------------------------------------------------------------------------------

Investment Expenses

AEFC and affiliated company fees (Note 7):
   Distribution                                                        37,960              29,731            29,762
   Investment advisory and services                                    10,940              10,436             9,980
   Transfer agent                                                       3,522               3,378             3,203
   Depository                                                             414                 349               321
Other                                                                   1,162                 523               360
---------------------------------------------------------------------------------------------------------------------------
Total investment expenses                                              53,998              44,417            43,626
---------------------------------------------------------------------------------------------------------------------------
Net investment income before
   provision for certificate
   reserves and income tax benefit                                   $211,630            $219,821          $177,525
---------------------------------------------------------------------------------------------------------------------------

See Notes to Financial Statements

--------------------------------------------------------------------------------
5

American Express Certificate Company
--------------------------------------------------------------------------------

Statements of Operations (continued)

Years ended December 31,
(Thousands)                                                            2004                 2003             2002
---------------------------------------------------------------------------------------------------------------------------
Provision for Certificate Reserves (Note 5)

According to the terms of the certificates:
  Provision for certificate reserves                                 $  6,416            $  6,043          $  7,888
  Interest on additional credits                                          348                 425               543
  Interest on advance payments                                             16                  17                19
Additional credits/interest authorized by AECC:
   On fully paid certificates                                         131,888             132,975            88,201
   On installment certificates                                          2,650               3,379             4,757
---------------------------------------------------------------------------------------------------------------------------
Total provision for certificate
  reserves before reserve recoveries                                  141,318             142,839           101,408
Reserve recoveries from
  terminations prior to maturity                                       (1,360)             (1,356)           (1,156)
---------------------------------------------------------------------------------------------------------------------------
Net provision for certificate reserves                                139,958             141,483           100,252
---------------------------------------------------------------------------------------------------------------------------
Net investment income
  before income tax expense                                            71,672              78,338            77,273
Income tax expense (Note 8)                                           (25,040)            (27,296)          (24,866)
---------------------------------------------------------------------------------------------------------------------------
Net investment income                                                  46,632              51,042            52,407
---------------------------------------------------------------------------------------------------------------------------

Net realized gain (loss) on investments

Securities of unaffiliated issuers
  before income tax benefit (expense)                                   4,616               2,944            (9,899)
Income tax (expense) benefit (Note 8)                                  (1,615)             (1,031)            3,631
---------------------------------------------------------------------------------------------------------------------------
Net realized gain (loss) on investments                                 3,001               1,913            (6,268)
---------------------------------------------------------------------------------------------------------------------------
Net income                                                           $ 49,633            $ 52,955          $ 46,139
===========================================================================================================================

See Notes to Financial Statements

--------------------------------------------------------------------------------
6

American Express Certificate Company
--------------------------------------------------------------------------------

Statements of Cash Flows

Years Ended December 31,
(Thousands)                                                            2004                 2003             2002
---------------------------------------------------------------------------------------------------------------------------
Cash Flows from Operating Activities

Net income                                                        $    49,633         $    52,955       $    46,139
Adjustments to reconcile
  net income to net
  cash provided by
  operating activities:
   Interest added to
      certificate loans                                                  (530)               (630)             (738)
   Amortization of premiums,
      accretion of discounts, net                                      17,915              14,907            (2,426)
   Deferred taxes, net                                                 (9,127)            (38,877)           (3,288)
   Net realized (gain) loss
      on investments before
      income tax provision                                             (4,616)             (2,944)            9,899
   Changes in other operating
      assets and liabilities:
      Deferred distribution fees, net                                   6,453                (479)            1,801
      Equity index options
        purchased and written, net                                       (946)             44,273            13,306
      Dividends and interest receivable                                (6,155)             (1,893)            4,184
      Due to American Express
        Financial Corporation --
        federal income taxes                                           37,553                  --             3,908
  Other assets and liabilities, net                                      (114)             (6,856)           (9,911)
---------------------------------------------------------------------------------------------------------------------------
Net cash provided by
  operating activities                                                 90,066              60,456            62,874
---------------------------------------------------------------------------------------------------------------------------

Cash Flows from Investing Activities

Available-for-Sale investments:
  Sales                                                               124,575           1,132,131           887,193
  Maturities and redemptions                                          842,427           1,305,953         1,111,493
  Purchases                                                        (2,126,951)         (2,626,239)       (2,228,071)
Other investments:
  Sales                                                                25,022              16,972            59,515
  Maturities and redemptions                                          128,463             117,159            39,195
  Purchases                                                          (144,660)           (231,478)         (210,061)
Certificate loans:
  Payments                                                              1,902               2,805             2,919
  Fundings                                                             (1,558)             (1,553)           (2,085)
Changes in amounts due to
  and from brokers, net                                                20,615            (238,262)           97,482
---------------------------------------------------------------------------------------------------------------------------
Net cash used in investing activities                              (1,130,165)           (522,512)         (242,420)
---------------------------------------------------------------------------------------------------------------------------

See Notes to Financial Statements

--------------------------------------------------------------------------------
7

American Express Certificate Company
--------------------------------------------------------------------------------

Statements of Cash Flows (continued)

Years Ended December 31,
(Thousands)                                                            2004                 2003             2002
---------------------------------------------------------------------------------------------------------------------------
Cash Flows from Financing Activities

Payments from certificate owners                                  $ 3,285,610         $ 2,571,209       $ 2,031,414
Net provision for certificate reserves                                139,958             141,483           100,252
Certificate maturities
  and cash surrenders                                              (2,375,356)         (2,415,860)       (1,788,995)
Payment of capital from
  American Express
  Financial Corporation                                                20,000                  --                --
Return of capital to
  American Express
  Financial Corporation                                               (20,000)            (50,000)          (10,000)
---------------------------------------------------------------------------------------------------------------------------
Net cash provided
  by financing activities                                           1,050,212             246,832           332,671
---------------------------------------------------------------------------------------------------------------------------
Net increase (decrease)
  in cash and cash equivalents                                         10,113            (215,224)          153,125
Cash and cash equivalents
  at beginning of year                                                 25,099             240,323            87,198
---------------------------------------------------------------------------------------------------------------------------
Cash and cash equivalents
  at end of year                                                   $   35,212          $   25,099        $  240,323
===========================================================================================================================

See Notes to Financial Statements

--------------------------------------------------------------------------------
8

American Express Certificate Company
--------------------------------------------------------------------------------

Statements of Comprehensive Income

Years Ended December 31,
(Thousands)                                                            2004                 2003             2002
---------------------------------------------------------------------------------------------------------------------------
Net income                                                           $ 49,633            $ 52,955          $ 46,139
---------------------------------------------------------------------------------------------------------------------------
Other comprehensive (loss)
  income net of tax
---------------------------------------------------------------------------------------------------------------------------
Unrealized (losses) gains on
  Available-for-Sale securities:
   Unrealized holding (losses)
     gains arising during period                                      (47,844)            (52,669)           82,904
   Income tax benefit (provision)                                      16,745              18,434           (29,016)
---------------------------------------------------------------------------------------------------------------------------
  Net unrealized holding (losses)
   gains arising during the period                                    (31,099)            (34,235)           53,888
---------------------------------------------------------------------------------------------------------------------------
  Reclassification adjustment
   for (gains) losses included
   in net income                                                       (4,395)             (8,260)            8,142
  Income tax provision (benefit)                                        1,538               2,891            (2,850)
---------------------------------------------------------------------------------------------------------------------------
  Net reclassification adjustment
   for (gains) losses included
   in net income                                                       (2,857)             (5,369)            5,292
---------------------------------------------------------------------------------------------------------------------------
Net unrealized (losses) gains
   on Available-for-Sale securities                                   (33,956)            (39,604)           59,180
---------------------------------------------------------------------------------------------------------------------------
Unrealized gains (losses) on interest rate swaps:
   Unrealized gains (losses)
     arising during the period                                          1,062              (4,579)           (8,141)
   Income tax (benefit) provision                                        (372)              1,603             2,849
---------------------------------------------------------------------------------------------------------------------------
  Net unrealized holding
   gains (losses) arising during the period                               690              (2,976)           (5,292)
---------------------------------------------------------------------------------------------------------------------------
  Reclassification adjustment
   for gains included in net income                                     5,367               5,300             9,780
  Income tax benefit                                                   (1,878)             (1,855)           (3,423)
---------------------------------------------------------------------------------------------------------------------------
  Net reclassification adjustment
   for losses included in net income                                    3,489               3,445             6,357
---------------------------------------------------------------------------------------------------------------------------
Net unrealized gains
   on interest rate swaps                                               4,179                 469             1,065
---------------------------------------------------------------------------------------------------------------------------
Net other comprehensive (loss) income                                 (29,777)            (39,135)           60,245
---------------------------------------------------------------------------------------------------------------------------
Total comprehensive income                                           $ 19,856            $ 13,820          $106,384
===========================================================================================================================

See Notes to Financial Statements

--------------------------------------------------------------------------------
9

American Express Certificate Company
--------------------------------------------------------------------------------

Statements of Shareholder's Equity

Years Ended December 31,
(Thousands)                                                            2004                 2003             2002
---------------------------------------------------------------------------------------------------------------------------
Common Stock                                                         $  1,500           $   1,500         $   1,500
---------------------------------------------------------------------------------------------------------------------------

Additional Paid-in Capital

Balance at beginning of year                                         $323,844           $ 373,844         $ 383,844
Receipt of capital from Parent                                         20,000                  --                --
Return of capital to Parent                                           (20,000)            (50,000)          (10,000)
---------------------------------------------------------------------------------------------------------------------------
Balance at end of year                                               $323,844           $ 323,844         $ 373,844
===========================================================================================================================

Retained Earnings

Appropriated for pre-declared
additional credits/interest (Note 5)
Balance at beginning of year                                         $    184           $     811         $   1,123
Transferred from (to)
  unappropriated retained earnings                                        365                (627)             (312)
---------------------------------------------------------------------------------------------------------------------------
Balance at end of year                                               $    549           $     184         $     811
---------------------------------------------------------------------------------------------------------------------------
Appropriated for additional
  interest on advance payments                                       $     15           $      15         $      15
---------------------------------------------------------------------------------------------------------------------------
Unappropriated (Note 6)

Balance at beginning of year                                         $(46,556)          $(100,142)        $(146,593)
Net income                                                             49,633              52,955            46,139
Transferred (to) from appropriated
  retained earnings                                                      (365)                627               312
Other                                                                      --                   4                --
---------------------------------------------------------------------------------------------------------------------------
Balance at end of year                                               $  2,712           $ (46,556)        $(100,142)
===========================================================================================================================

Accumulated other
comprehensive
income -- net of tax

Balance at beginning of year                                         $ 44,226             $83,361         $  23,116
Net other comprehensive (loss) income                                 (29,777)            (39,135)           60,245
---------------------------------------------------------------------------------------------------------------------------
Balance at end of year                                               $ 14,449           $  44,226         $  83,361
---------------------------------------------------------------------------------------------------------------------------
Total shareholder's equity                                           $343,069           $ 323,213         $ 359,389
===========================================================================================================================

See Notes to Financial Statements

--------------------------------------------------------------------------------
10

American Express Certificate Company
--------------------------------------------------------------------------------

Notes to Financial Statements

1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of business

American Express Certificate Company (AECC), is a wholly-owned subsidiary of American Express Financial Corporation (AEFC), which is a wholly-owned subsidiary of American Express Company. AECC is registered as an investment company under the Investment Company Act of 1940 ("the 1940 Act") and is in the business of issuing face-amount investment certificates. Face-amount certificates issued by AECC entitle the certificate owner to receive at maturity a stated amount of money and interest or credits declared from time to time by AECC, at its discretion. The certificates issued by AECC are not insured by any government agency. AECC's certificates are sold primarily by American Express Financial Advisor Inc. (AEFAI) and American Express Bank Ltd. (AEB), both affiliates of AECC. AEFAI is registered as a broker dealer in all 50 states, the District of Columbia and Puerto Rico. AEFC acts as investment advisor for AECC.

As of December 31, 2004, AECC offered nine different certificate products to the public. AECC is impacted by significant changes in interest rates as interest crediting rates on certificate products generally reset at shorter intervals than the change in the yield on AECC's investment portfolio. The specified maturities of most of AECC's certificate products range from ten to twenty years. Within that maturity period, most certificates have interest crediting rate terms ranging from one to thirty-six months. Interest crediting rates are subject to change and certificate product owners can surrender their certificates without penalty at term end. In addition, three types of certificate products have interest tied, in whole or in part, to a broad-based stock market index. Except for two types of certificate products, all of the certificates are available as qualified investments for Individual Retirement Accounts, 401(k) plans and other qualified retirement plans.

--------------------------------------------------------------------------------
11

American Express Certificate Company
--------------------------------------------------------------------------------

AECC's net investment income is derived primarily from interest and dividends generated by its investments. AECC's net income is determined by deducting from net investment income provision expenses for certificate reserves, and other expenses, including taxes, fees paid to AEFC for investment advisory and other services, distribution fees paid to AEFAI, and marketing fees paid to AEB, a wholly-owned indirect subsidiary of American Express Company.

Basis of financial statement presentation

The accompanying financial statements are presented in accordance with U.S. generally accepted accounting principles. AECC uses the equity method of accounting for its wholly-owned unconsolidated subsidiary, Investors Syndicate Development Corporation, as prescribed by the Securities and Exchange Commission
(SEC) for non-investment company subsidiaries. Certain reclassifications of prior period amounts have been made to conform to the current presentation.

Accounting estimates are an integral part of the Financial Statements. In part, they are based upon assumptions concerning future events. Among the more significant is investment securities valuation as discussed in Note 3. These accounting estimates reflect the best judgment of management and actual results could differ.

Fair values of financial instruments

The fair values of financial instruments disclosed in the notes to financial statements are estimates based upon current market conditions and perceived risks, and require varying degrees of management judgment.

Interest income

Interest income is accrued as earned using the effective interest method, which makes an adjustment for security premiums and discounts, so that the related security recognizes a constant rate of return on the outstanding balance throughout its term.

Preferred stock dividend income

AECC recognizes dividend income from cumulative redeemable preferred stocks with fixed maturity amounts on an accrual basis similar to that used for recognizing interest income on debt securities. Dividend income from perpetual preferred stock is recognized on an ex-dividend date basis.

--------------------------------------------------------------------------------
12

American Express Certificate Company
--------------------------------------------------------------------------------

Cash and cash equivalents

AECC has defined cash and cash equivalents as cash in banks and highly liquid investments with original maturities of ninety days or less.

Available-for-Sale investments

Debt securities and marketable equity securities are classified as Available-for-Sale and carried at fair value. Unrealized gains (losses) on securities classified as Available-for-Sale are reflected, net of taxes, in accumulated other comprehensive income as part of Shareholder's Equity.

The basis for determining cost in computing realized gains (losses) on securities is specific identification. Gains (losses) are recognized in the results of operations upon disposition of the securities. In addition, losses are also recognized when management determines that a decline in value is other-than-temporary, which requires judgment regarding the amount and timing of recovery. Indicators of other-than-temporary impairment for debt securities include issuer downgrade, default or bankruptcy. AECC also considers the extent to which cost exceeds fair value, the duration of time of that decline and management's judgment as to the issuer's current and prospective financial condition. The charges are reflected in net realized gain (loss) on investments in the statements of operations.

Fair value is generally based on quoted market prices. However, AECC's investment portfolio contained structured investments of various asset quality as of December 31, 2003, which were not readily marketable. As a result, the carrying values of these structured investments were based on future cash flow projections that required a significant degree of management judgment as to the amount and timing of cash payments, defaults and recovery rates of the underlying investments and as such, are subject to change. The structured investments were called in 2004 and AECC has no exposure as of December 31, 2004.

--------------------------------------------------------------------------------
13

American Express Certificate Company
--------------------------------------------------------------------------------

First mortgage loans on real estate and other loans

First mortgage loans on real estate reflect principal amounts outstanding less reserves for losses, which is the basis for determining realized gains (losses). Estimated fair values of mortgage loans on real estate are determined by a discounted cash flow analysis using mortgage interest rates currently offered for mortgages of similar maturities. Other loans reflect amortized cost less reserve for losses. Fair values of other loans represent estimated fair values when quoted prices are not available.

The reserve for loan losses is measured as the excess of the loan's recorded investment over its present value of expected principal and interest payments discounted at the loan's effective interest rate or the fair value of collateral. Additionally, the level of the reserve account is determined based on several factors, including historical experience and current economic and political conditions. Management regularly evaluates the adequacy of the reserve for loan losses, and believes it is adequate to absorb estimated losses in the portfolio.

AECC generally stops accruing interest on mortgage loans on real estate for which interest payments are delinquent more than three months. Based on management's judgment as to the ultimate collectibility of principal, interest payments received are either recognized as income or applied to the recorded investment in the loan.

Certificate Reserves

Investment certificates may be purchased either with a lump-sum payment or by installment payments. Certificate product owners are entitled to receive, at maturity, a definite sum of money. Payments from certificate owners are credited to investment certificate reserves. Investment certificate reserves accumulate interest at specified percentage rates as declared by AECC. Reserves also are maintained for advance payments made by certificate owners, accrued interest thereon, and for additional credits in excess of minimum guaranteed rates and accrued interest thereon. On certificates allowing for the deduction of a surrender charge, the cash surrender values may be less than accumulated investment certificate reserves prior to maturity dates. Cash surrender values on certificates allowing for no surrender charge are equal to certificate reserves. The payment distribution, reserve accumulation rates, cash surrender values, reserve values and other matters are governed by the 1940 Act.

--------------------------------------------------------------------------------
14

American Express Certificate Company
--------------------------------------------------------------------------------

Deferred distribution fees and other

Prior to September 30, 2004, distribution fees on sales of certain certificate products were deferred and amortized over the estimated lives of the related certificates, which was generally one year but could have been up to 10 years. Upon surrender prior to maturity, unamortized deferred distribution fees were reflected in expenses and any related surrender charges were reflected as a reduction to the provision expense for certificate reserves. During the third quarter of 2004, and based on management's recent review of AECC's certificate product portfolio mix and certificate portfolio maturities, AECC determined it to be appropriate to not defer distribution fees in the future and to completely write-down previously deferred balances to zero. As a result of these actions, investment expenses increased $5.7 million on a pre-tax basis during the third quarter of 2004.

Federal income taxes

AECC's taxable income is included in the consolidated federal income tax return of American Express Company. AECC provides for income taxes on a separate return basis, except that, under an agreement between AEFC and American Express Company, tax benefits are recognized for losses to the extent they can be used in the consolidated return. It is the policy of AEFC and its subsidiaries that AEFC will reimburse its subsidiaries for any tax benefits recorded.

Supplemental Disclosures of Cash Flow Information

Net cash paid for income taxes in 2004, 2003 and 2002 was $6.5 million, ($71.6) million and ($22.2) million, respectively. Certificate maturities and surrenders through loan reductions in 2004, 2003 and 2002 was $2.8 million, $2.4 million and $3.1 million, respectively.

Recently Issued Accounting Standards

In January 2003, the Financial Accounting Standards Board issued Interpretation No. 46, "Consolidation of Variable Interest Entities" (FIN 46), as revised, which addresses consolidation by business enterprises of variable interest entities (VIEs) and was subsequently revised in December 2003. In general, FIN 46 requires a VIE to be consolidated when an enterprise has a variable interest for which it is deemed to be the primary beneficiary which means that it will absorb a majority of the VIE's expected losses or receive a majority of the VIE's expected residual return.

--------------------------------------------------------------------------------
15

American Express Certificate Company
--------------------------------------------------------------------------------

During 2003, FIN 46 did not impact the accounting for $27 million in a minority-owned secured loan trust (SLT) or $6 million in a collateralized debt obligation traunche (solely supported by a portfolio of high yield bonds), both of which were managed by third parties, as AECC was not the primary beneficiary. AECC had a 33 percent ownership interest in the SLT, which provided returns to investors primarily based on the performance of an underlying portfolio of high yield loans. The aggregate fair value of the loans related to AECC's pro rata share of this structure was $92.5 million. During 2004, the minority-owned secured loan trust and the CDO were both liquidated.

In November 2003, the FASB ratified a consensus on the disclosure provisions of Emerging Issues Task Force Issue 03-1, "The Meaning of Other-Than-Temporary Impairment and its Application to Certain Investments" (EITF 03-1). AECC complied with the disclosure provisions of this rule in its Annual Report on Form 10-K for the year ended December 31, 2003. In March 2004, the FASB reached a consensus regarding the application of a three-step impairment model to determine whether investments accounted for in accordance with SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities", and other cost method investments are other-than-temporarily impaired. However, with the issuance of FSP EITF 03-1-1 on September 30, 2004, the provisions of the consensus relating to the measurement and recognition of other-than-temporary impairments will be deferred pending further clarification from the FASB. The remaining provisions of this rule, which primarily relate to disclosure requirements, are required to be applied prospectively to all current and future investments accounted for in accordance with SFAS No. 115 and other cost method investments. The Company will evaluate the potential impact of EITF 03-1 after the FASB completes its reassessment.

--------------------------------------------------------------------------------
16

American Express Certificate Company
--------------------------------------------------------------------------------

2. DEPOSIT OF ASSETS AND MAINTENANCE OF QUALIFIED ASSETS

Under the provisions of its certificates and the 1940 Act, AECC was required to have Qualified Assets (as that term is defined in Section 28(b) of the 1940 Act) in the amount of $5.8 billion and $4.8 billion at December 31, 2004 and 2003, respectively. AECC reported Qualified Assets of $6.2 billion and $5.1 billion at December 31, 2004 and 2003, respectively, excluding net unrealized pretax gains on Available-for-Sale securities of $22 million and $74 million at December 31, 2004 and 2003, respectively, and unsettled investment purchases of $26 million and $9 million at December 31, 2004 and 2003, respectively.

Qualified Assets are valued in accordance with such provisions of Minnesota Statutes as are applicable to investments of life insurance companies. These values are the same as financial statement carrying values, except for debt securities classified as Available-for-Sale and all marketable equity securities, which are carried at fair value in the financial statements but are valued at either amortized cost, market value or par value based on the state requirements for qualified asset and deposit maintenance purposes.

Pursuant to provisions of the certificates, the 1940 Act, the central depository agreement and requirements of various states, qualified assets (accounted for on a trade date basis) of AECC were deposited as follows:

                                                                           December 31, 2004
                                                            --------------------------------------------------
                                                                               Required
(Thousands)                                                   Deposits         Deposits            Excess
--------------------------------------------------------------------------------------------------------------
Deposits to meet
 certificate liability requirements:
Pennsylvania (at market value)                               $      155       $      100          $     55
Texas, Illinois, New Jersey
  (at par value)                                             $      215       $      185          $     30
Central Depository
  (at amortized cost)                                        $6,133,903       $5,791,501          $342,402
--------------------------------------------------------------------------------------------------------------

                                                                           December 31, 2003
                                                            --------------------------------------------------
                                                                               Required
(Thousands)                                                   Deposits         Deposits            Excess
--------------------------------------------------------------------------------------------------------------
Deposits to meet
  certificate liability requirements:
Pennsylvania (at market value)                               $      162       $      100          $     62
Texas, Illinois, New Jersey
  (at par value)                                             $      215       $      185          $     30
Central Depository
  (at amortized cost)                                        $5,004,553       $4,742,572          $261,981
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
17

American Express Certificate Company
--------------------------------------------------------------------------------

The assets on deposit with the central depository at December 31, 2004 and 2003 consisted of securities and other loans having a deposit value of $5.7 billion and $4.6 billion, respectively, mortgage loans on real estate of $322 million and $331 million, respectively, and other investments of $81 million and $74 million, respectively. Additionally, these assets on deposit include unsettled purchases of investments in the amount of $26 million and $9 million at December 31, 2004 and 2003, respectively.

American Express Trust Company, the custodian for AECC, is the Central Depository. See Note 7.

3. INVESTMENTS IN UNAFFILIATED ISSUERS

Fair values of investments in securities represent market prices or estimated fair values when quoted prices are not available. Estimated fair values are determined by using established procedures involving, among other things, review of market indexes, price levels of current offerings and comparable issues, price estimates, estimated future cash flows, and market data from independent brokers.

Investments classified as Available-for-Sale securities at December 31 are distributed by type as presented below:

                                                                            2004
                                  -----------------------------------------------------------------------------------------
                                                                 Gross             Gross
                                             Amortized        Unrealized        Unrealized         Fair
(Thousands)                                    Cost              Gains             Losses          Value
---------------------------------------------------------------------------------------------------------------------------
Mortgage and
  asset-backed securities                  $3,226,417           $23,251         $(17,372)       $3,232,296
Corporate debt securities                   2,279,295            29,927          (14,043)        2,295,179
Stated maturity
  preferred stock                              24,043               348               (9)           24,382
Perpetual preferred stock                      17,782               168              (81)           17,869
U.S. Government & agency
  obligations                                  25,365                62             (120)           25,307
State and municipal
  obligations                                   9,048                 2             (294)            8,756
---------------------------------------------------------------------------------------------------------------------------
Total                                      $5,581,950           $53,758         $(31,919)       $5,603,789
---------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
18

American Express Certificate Company
--------------------------------------------------------------------------------

                                                                            2003
                                  -----------------------------------------------------------------------------------------
                                                                 Gross             Gross
                                             Amortized        Unrealized        Unrealized         Fair
(Thousands)                                    Cost              Gains             Losses          Value
---------------------------------------------------------------------------------------------------------------------------
Mortgage and
  asset-backed securities                  $2,605,686           $35,954         $(10,975)       $2,630,665
Corporate debt securities                   1,710,353            53,497           (7,762)        1,756,088
Stated maturity
  preferred stock                              44,340             1,178              (34)           45,484
Structured Investments                         32,592             1,788               --            34,380
Perpetual preferred stock                      17,782               270               --            18,052
U.S. Government
  & agency obligations                         15,355               350               --            15,705
State and municipal obligations                 9,539                 6             (214)            9,331
Common Stock                                       --                21               --                21
---------------------------------------------------------------------------------------------------------------------------
Total                                      $4,435,647           $93,064         $(18,985)       $4,509,726
---------------------------------------------------------------------------------------------------------------------------

The following table provides information about Available-for-Sale securities with gross unrealized losses and the length of time that individual securities have been in a continuous unrealized loss position as of December 31, 2004:

(Thousands)                                                                         Less than 12 months
---------------------------------------------------------------------------------------------------------------------------
                                                                                   Fair         Unrealized
Description of Securities                                                          Value          Losses
---------------------------------------------------------------------------------------------------------------------------
Corporate debt securities                                                     $  875,416          $(10,104)
Mortgage and other asset-backed securities                                     1,444,363           (12,085)
State and  municipal obligations                                                   3,850              (150)
US Government & agency obligations                                                10,053              (120)
---------------------------------------------------------------------------------------------------------------------------
Perpetual preferred stock                                                          5,213               (81)
---------------------------------------------------------------------------------------------------------------------------
Stated maturity preferred stock                                                    1,285                (9)
---------------------------------------------------------------------------------------------------------------------------
Total                                                                         $2,340,180          $(22,549)
===========================================================================================================================

(Thousands)                                                                          12 months or more
---------------------------------------------------------------------------------------------------------------------------
                                                                                   Fair         Unrealized
Description of Securities                                                          Value          Losses
---------------------------------------------------------------------------------------------------------------------------
Corporate debt securities                                                       $135,885           $(3,939)
Mortgage and other asset-backed securities                                       180,808            (5,287)
State and  municipal obligations                                                   4,859              (144)
US Government & agency obligations                                                    --                --
---------------------------------------------------------------------------------------------------------------------------
Perpetual preferred stock                                                             --                --
---------------------------------------------------------------------------------------------------------------------------
Stated maturity preferred stock                                                       --                --
---------------------------------------------------------------------------------------------------------------------------
Total                                                                           $321,552           $(9,370)
===========================================================================================================================

(Thousands)                                                                                Total
---------------------------------------------------------------------------------------------------------------------------
                                                                                   Fair         Unrealized
Description of Securities                                                          Value          Losses
---------------------------------------------------------------------------------------------------------------------------
Corporate debt securities                                                     $1,011,301          $(14,043)
Mortgage and other asset-backed securities                                     1,625,171           (17,372)
State and  municipal obligations                                                   8,709              (294)
US Government & agency obligations                                                10,053              (120)
---------------------------------------------------------------------------------------------------------------------------
Perpetual preferred stock                                                          5,213               (81)
---------------------------------------------------------------------------------------------------------------------------
Stated maturity preferred stock                                                    1,285                (9)
---------------------------------------------------------------------------------------------------------------------------
Total                                                                         $2,661,732          $(31,919)
===========================================================================================================================

--------------------------------------------------------------------------------
19

American Express Certificate Company
--------------------------------------------------------------------------------

In evaluating potential other-than-temporary impairments, AECC considers the extent to which cost exceeds fair value and the duration and size of that difference. A key metric in performing this evaluation is the ratio of fair value to cost. The following table summarizes the unrealized losses by ratio of fair value to cost as of December 31, 2004:

(Thousands, except  number of securities)                                   Less than 12 months
-----------------------------------------------------------------------------------------------------------------
                                                                                                     Gross
Ratio of Fair Value to                                           Number of        Fair            Unrealized
Amortized Cost                                                  Securities        Value             Losses
-----------------------------------------------------------------------------------------------------------------
95% - 100%                                                          248       $2,326,063          $(21,666)
90% - 95%                                                             1           14,117              (883)
80% - 90%                                                            --               --                --
-----------------------------------------------------------------------------------------------------------------
Total                                                               249       $2,340,180          $(22,549)
-----------------------------------------------------------------------------------------------------------------

(Thousands, except  number of securities)                                    12 months or more
-----------------------------------------------------------------------------------------------------------------
                                                                                                     Gross
Ratio of Fair Value to                                           Number of        Fair            Unrealized
Amortized Cost                                                  Securities        Value             Losses
-----------------------------------------------------------------------------------------------------------------
95% - 100%                                                           37         $311,595           $(7,589)
90% - 95%                                                             1            3,249              (276)
80% - 90%                                                             1            6,708            (1,505)
-----------------------------------------------------------------------------------------------------------------
Total                                                                39         $321,552           $(9,370)
-----------------------------------------------------------------------------------------------------------------

(Thousands, except  number of securities)                                          Total
-----------------------------------------------------------------------------------------------------------------
                                                                                                     Gross
Ratio of Fair Value to                                           Number of        Fair            Unrealized
Amortized Cost                                                  Securities        Value             Losses
-----------------------------------------------------------------------------------------------------------------
95% - 100%                                                          285       $2,637,658          $(29,255)
90% - 95%                                                             2           17,366            (1,159)
80% - 90%                                                             1            6,708            (1,505)
-----------------------------------------------------------------------------------------------------------------
Total                                                               288       $2,661,732          $(31,919)
-----------------------------------------------------------------------------------------------------------------

Substantially, all of the gross unrealized losses on the securities are attributable to changes in interest rates. Credit spreads and specific credit events associated with individual issuers can also cause unrealized losses although these impacts are not significant as of December 31, 2004. As noted in the table above, a significant portion of the unrealized loss relates to securities that have a fair value to cost ratio of 95% or above resulting in an overall 99% ratio of fair value to cost for all securities with an unrealized loss.

--------------------------------------------------------------------------------
20

American Express Certificate Company
--------------------------------------------------------------------------------

The $1.5 million in unrealized losses for securities with an unrealized loss for twelve months or more and a fair value to cost ratio in 80-90% category relates to a commercial mortgage-backed security collateralized by a commercial property for which AECC expects that all contractual principal and interest will be received. The unrealized losses in the other categories are not concentrated in any individual industries or with any individual securities.

The Company monitors the investments and metrics discussed above on a quarterly basis to identify and evaluate investments that have indications of possible other-than-temporary impairment. See the Available-for-Sale Investments section of Note 1 for information regarding AECC's policy for determining when an investment's decline in value is other than temporary. As stated earlier, substantially all of the gross unrealized losses on its Available-for-Sale securities are attributable to changes in interest rates. Additionally, AECC has the ability and intent to hold these securities for a time sufficient to recover its amortized cost and has, therefore, concluded that none are other-than-temporarily impaired at December 31, 2004.

The amortized cost and fair value of Available-for-Sale securities, by contractual maturity at December 31, 2004 are shown below. Cash flows may differ from contractual maturities because issuers may call or prepay obligations.

                                                  Amortized           Fair
(Thousands)                                          Cost             Value
--------------------------------------------------------------------------------
Due within one year                              $  122,541        $  125,200
Due from one to five years                        1,749,956         1,758,232
Due from five to ten years                          461,132           466,082
Due in more than ten years                            4,122             4,110
--------------------------------------------------------------------------------
                                                 $2,337,751        $2,353,624
Mortgage and asset-backed securities              3,226,417         3,232,296
Perpetual preferred stock                            17,782            17,869
--------------------------------------------------------------------------------
Total                                            $5,581,950        $5,603,789
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
21

American Express Certificate Company
--------------------------------------------------------------------------------

Mortgage and other asset-backed securities primarily reflect GNMA, FNMA, and FHLMC securities at December 31, 2004 and 2003. The expected payouts on mortgage and other asset-backed securities may not coincide with their contractual maturities. As such, these securities, as well as perpetual preferred stock, were not included in the maturities distribution.

Gross realized gains on sales of securities classified as Available-for-Sale, using the specific identification method, were $6.1 million, $47.1 million and $23.4 million for the years ended December 31, 2004, 2003 and 2002, respectively. Gross realized losses on sales were ($1.1 million), ($2.8 million) and ($15.7 million) for the same periods. AECC also recognized losses of ($0.6 million), ($36 million) and ($15.8 million) in other-than-temporary impairments on Available-for-Sale securities for the years ended December 31, 2004, 2003 and 2002, respectively.

Investments in securities with fixed maturities comprised 92 percent and 90 percent of AECC's total investments at December 31, 2004 and 2003, respectively. Securities are rated by Moody's and Standard & Poors (S&P), or by AEFC's internal analysts, using criteria similar to Moody's and S&P, when a public rating does not exist. Ratings are presented using S&P's convention and if the two agency's ratings differ, the lower rating is used. A summary of investments in securities with fixed maturities, at amortized cost, by rating of investment is as follows:

Rating                                                           2004       2003
--------------------------------------------------------------------------------
AAA                                                               57%        60%
AA                                                                 6          2
A                                                                 15         16
BBB                                                               18         18
Below investment grade                                             4          4
--------------------------------------------------------------------------------
Total                                                            100%       100%
--------------------------------------------------------------------------------

Of the securities rated AAA, 76 percent and 94 percent at December 31, 2004 and 2003, respectively, are U.S. Government Agency mortgage-backed securities that are rated by a public rating agency. At December 31, 2004 and 2003, approximately 3 percent and 6 percent, respectively, of securities with fixed maturities, other than U.S. Government Agency mortgage-backed securities, are rated by AEFC's internal analysts.

--------------------------------------------------------------------------------
22

American Express Certificate Company
--------------------------------------------------------------------------------

At December 31, 2004 and 2003 no one issuer, other than U.S. Government Agency mortgage-backed securities, is greater than 1 percent of AECC's total investment in securities with fixed maturities.

AECC reserves freedom of action with respect to its acquisition of restricted securities that offer advantageous and desirable investment opportunities. In a private negotiation, AECC may purchase for its portfolio all or part of an issue of restricted securities. Since AECC would intend to purchase such securities for investment and not for distribution, it would not be "acting as a distributor" if such securities are resold by AECC at a later date. AECC's board of directors, using the aforementioned procedures and factors, approve fair value procedures, which are implemented by investment accounting.

In the event AECC were to be deemed to be a distributor of the restricted securities, it is possible that AECC would be required to bear the costs of registering those securities under the Securities Act of 1933, although in most cases such costs would be incurred by the issuer of the restricted securities.

4. INVESTMENTS IN FIRST MORTGAGE LOANS ON REAL ESTATE AND OTHER LOANS

The carrying amounts and fair values of first mortgage loans on real estate and other loans at December 31 are below:

                                                          2004                              2003
-----------------------------------------------------------------------------------------------------------
                                              Carrying          Fair             Carrying          Fair
(Thousands)                                    Amount           Value              Amount          Value
-----------------------------------------------------------------------------------------------------------
First mortgage loans on
  real estate                                $329,452          $342,116         $337,489          $355,442
Other loans                                   139,295           140,428          141,356           141,356
Reserve for losses                             (7,536)               --           (9,536)               --
-----------------------------------------------------------------------------------------------------------
Net first mortgage
  and other loans                            $461,211          $482,544         $469,309          $496,798
-----------------------------------------------------------------------------------------------------------

During the years ended December 31, 2004 and 2003, AECC held investments in impaired mortgage or other loans totaling $4.6 million and $9.9 million, respectively. AECC recognized $0.5 million and $0.4 million of interest income related to such investments for the years ended December 31, 2004 and 2003, respectively.

--------------------------------------------------------------------------------
23

American Express Certificate Company
--------------------------------------------------------------------------------

At December 31, 2004 and 2003, approximately 5 percent and 7 percent, respectively, of AECC's invested assets were first mortgage loans on real estate. A summary of first mortgage loans on real estate by region and property type at December 31, is as follows:

Region of the United States of America                           2004       2003
--------------------------------------------------------------------------------
South Atlantic                                                    20%        18%
West North Central                                                15         15
East North Central                                                10         12
Mountain                                                          10         10
West South Central                                                17         17
Pacific                                                           16         16
New England                                                        8          7
Middle Atlantic                                                    4          5
--------------------------------------------------------------------------------
Total                                                            100%       100%
--------------------------------------------------------------------------------

Property Type                                                    2004       2003
--------------------------------------------------------------------------------
Office buildings                                                  44%        42%
Retail/shopping centers                                           21         23
Apartments                                                        11         10
Industrial buildings                                              14         14
Other                                                             10         11
--------------------------------------------------------------------------------
Total                                                            100%       100%
--------------------------------------------------------------------------------

At December 31, 2004 and 2003, commitments for funding of first mortgage loans on real estate, at market interest rates, aggregated $2.5 million and $9.8 million, respectively. AECC holds the mortgage document, which gives it the right to take possession of the property if the borrower fails to perform according to the terms of the agreements. AECC employs policies and procedures to ensure the creditworthiness of the borrowers and that funds will be available on the funding date. AECC's first mortgage loans on real estate is restricted to 80 percent or less of the market value of the real estate at the time of the loan funding. Fair values for these commitments were not substantial at December 31, 2004 and 2003.

--------------------------------------------------------------------------------
24

American Express Certificate Company
--------------------------------------------------------------------------------

5. CERTIFICATE RESERVES

Reserves maintained on outstanding certificates have been computed in accordance with the provisions of the certificates and Section 28 of the 1940 Act. The average rates of accumulation on certificate reserves at December 31 were as follows:

                                                           2004
                                           -------------------------------------
                                                          Average       Average
                                                           Gross      Additional
                                             Reserve   Accumulation     Credit
(Dollars in Thousands)                       Balance       Rates         Rates
--------------------------------------------------------------------------------
Installment certificates:
Reserves to mature:
  With guaranteed rates                    $    9,394      4.00%         0.50%
  Without guaranteed rates(a)                 107,243        --          0.88%
Additional credits and accrued interest         3,092      3.25%           --
Advance payments and accrued interest(b)          474      3.37%           --
Other                                               2        --          5.67%
Fully paid certificates:
Reserves to mature:
  With guaranteed rates                        82,424      3.21%         0.01%
  Without guaranteed rates(a)and(c)         5,584,515        --          0.65%
Additional credits and accrued interest        48,053      3.02%           --
Due to unlocated certificate holders               46        --            --
------------------------------------------------------
Total                                      $5,835,243
------------------------------------------------------

(a) There is no minimum rate of accrual on these reserves. Interest is declared periodically, quarterly, or annually in accordance with the terms of the separate series of certificates.

(b) Certain series of installment certificates guarantee accrual of interest on advance payments at an average of 3.26 percent. AECC's rate of accrual is currently set at 4 percent, which is in effect through April 2006.

(c) American Express Stock Market Certificate, American Express Market Strategy Certificate and American Express Equity Indexed Savings Certificates enable the certificate owner to participate in any relative rise in a major stock market index without risking loss of principal. Generally the certificates have a term of 52 weeks and may continue for up to 20 successive terms. The reserve balance on these certificates at December 31, 2004 and 2003 was $1.5 billion and $1.3 billion, respectively.

--------------------------------------------------------------------------------
25

American Express Certificate Company
--------------------------------------------------------------------------------

                                                           2003
                                           -------------------------------------
                                                          Average       Average
                                                           Gross      Additional
                                             Reserve   Accumulation     Credit
(Dollars in Thousands)                       Balance       Rates         Rates
--------------------------------------------------------------------------------
Installment certificates:
Reserves to mature:
  With guaranteed rates                    $   11,153      4.00%          .50%
  Without guaranteed rates(a)                 134,899        --           .80%
Additional credits and accrued interest         3,514      3.22%           --
Advance payments and accrued interest(b)          499      3.35%           --
Other                                              32        --           .32%
Fully paid certificates:
Reserves to mature:
  With guaranteed rates                        90,149      3.21%          .01%
  Without guaranteed rates(a)and(c)         4,483,365        --           .53%
Additional credits and accrued interest        64,114      3.05%           --
Due to unlocated certificate holders               92        --            --
------------------------------------------------------
Total                                      $4,787,817
------------------------------------------------------

(a) There is no minimum rate of accrual on these reserves. Interest is declared periodically, quarterly, or annually in accordance with the terms of the separate series of certificates.

(b) Certain series of installment certificates guarantee accrual of interest on advance payments at an average of 3.26 percent. AECC's rate of accrual is currently set at 4 percent, which is in effect through April 2006.

(c) American Express Stock Market Certificate, American Express Market Strategy Certificate and American Express Equity Indexed Savings Certificates enable the certificate owner to participate in any relative rise in a major stock market index without risking loss of principal. Generally the certificates have a term of 52 weeks and may continue for up to 20 successive terms. The reserve balance on these certificates at December 31, 2004 and 2003 was $1.5 billion and $1.3 billion, respectively.

--------------------------------------------------------------------------------
26

American Express Certificate Company
--------------------------------------------------------------------------------

Certificate maturities and surrenders through loan reductions during the years ended December 31, 2004 and 2003 were $2.4 million.

On certain series of single payment certificates, additional interest is pre-declared for periods greater than one year. The retained earnings appropriated for the pre-declared additional interest at December 31, 2004 and 2003 was $549,000 and $184,000, respectively, which reflects the difference between certificate reserves on these series, calculated on a statutory basis, and the reserves maintained per books.

Fair values of certificate reserves with interest rate terms of one year or less approximated the carrying values less any applicable surrender charges. Fair values for other certificate reserves are determined by discounted cash flow analyses using interest rates currently offered for certificates with similar remaining terms, less any applicable surrender charges.

The carrying amounts and fair values of certificate reserves at December 31, consisted of the following:

                                                        2004                               2003
------------------------------------------------------------------------------------------------------------
                                              Carrying          Fair             Carrying          Fair
(Thousands)                                    Amount           Value             Amount           Value
------------------------------------------------------------------------------------------------------------
Reserves with terms of
  one year or less                         $5,393,448        $5,416,179       $4,322,321        $4,320,182
Other                                         441,795           439,636          465,496           471,427
------------------------------------------------------------------------------------------------------------
Total certificate reserves                 $5,835,243        $5,855,815       $4,787,817        $4,791,609
Unapplied certificate
  transactions                                  4,933             4,933            3,499             3,499
Certificate loans and
  accrued interest                            (13,176)          (13,176)         (15,798)          (15,798)
------------------------------------------------------------------------------------------------------------
Total                                      $5,827,000        $5,847,572       $4,775,518        $4,779,310
------------------------------------------------------------------------------------------------------------

6. DIVIDEND RESTRICTION

Certain series of installment certificates outstanding provide that cash dividends may be paid by AECC only in calendar years for which additional credits of at least one-half of one percent on such series of certificates have been authorized by AECC. This restriction has been satisfied for 2004 and 2003 by AECC's declaration of additional credits in meeting this requirement.

--------------------------------------------------------------------------------
27

American Express Certificate Company
--------------------------------------------------------------------------------

AECC is required to maintain cash and "qualified investments" meeting the standards of Section 28(b) of the 1940 Act, as modified by an order of the Securities and Exchange Commission (the SEC). The amortized cost of such investments must be at least equal to AECC's net liabilities on all outstanding face-amount certificates plus $250,000. So long as AECC wishes to rely on the SEC order, as a condition to the order, AECC has agreed to maintain an amount of unappropriated retained earnings and capital equal to at least 5 percent of net certificate reserves. For these purposes, net certificate reserves means certificate reserves less outstanding certificate loans. In determining compliance with this condition, qualified investments are valued in accordance with the provisions of Minnesota Statutes where such provisions are applicable. AECC's qualified assets consist of cash and cash equivalents, first mortgage loans on real estate and other loans, U.S. government and government agency securities, municipal bonds, corporate bonds, preferred stocks and other securities meeting specified standards. AECC has also entered into a written informal understanding with the State of Minnesota, Department of Commerce, that AECC will maintain capital equal to 5 percent of the assets of AECC (less any loans on outstanding certificates). When computing its capital for these purposes, AECC values its assets on the basis of statutory accounting for insurance companies rather than U.S. generally accepted accounting principles
(GAAP). AECC is subject to annual examination and supervision by the State of Minnesota, Department of Commerce (Banking Division).

--------------------------------------------------------------------------------
28

American Express Certificate Company
--------------------------------------------------------------------------------

7. RELATED PARTY TRANSACTIONS

Investment advisory, joint facilities and technology support

The investment advisory and services agreement with AEFC provides for a graduated scale of fees equal on an annual basis to 0.750 percent on the first $250 million of total book value of investments of AECC, 0.650 percent on the next $250 million, 0.550 percent on the next $250 million, 0.500 percent on the next $250 million and 0.107 percent on the amount in excess of $1 billion. The fee is payable monthly in an amount equal to one-twelfth of each of the percentages set forth above. Excluded from investments for purposes of this computation are first mortgage and other loans, real estate and any other asset on which AECC pays an outside advisory or service fee. The fee paid to AEFC for managing and servicing bank loans is equal to 0.35 percent on an annual basis.

Distribution services

Fees payable to AEFAI on sales of AECC's certificates are based upon terms of agreements giving AEFAI the right to distribute the certificates covered under the agreements. The agreements provide for payment of fees over a period of time.

From time to time, AECC may sponsor or participate in sales promotions involving one or more of the certificates and their respective terms. These promotions may offer a special interest rate to attract new clients or retain existing clients. To cover the cost of these promotions, distribution fees paid to AEFAI may be lowered. From September 29, 2004 through December 31, 2004, AECC sponsored a sales promotion on the Flexible Savings Certificate. During that time, the distribution fee on 7 and 11 month Flexible Savings Certificates has been 0.08 percent per quarter.

The aggregate fees payable under the agreements is $25 per $1,000 face amount of installment certificates sold on or after April 30, 1997. The aggregate fees payable for the first year is $2.50 and the remaining $22.50 aggregate fees is payable over nine subsequent years.

American Express Investors Certificates have contractual distribution fee rates at an annualized rate of 1 percent of the reserves maintained for the certificates. Fees are paid at the end of each term on certificates with a one-, two- or three-month term. Fees are paid each quarter from date of issuance on certificates with a six, twelve, twenty-four or thirty-six month term.

--------------------------------------------------------------------------------
29

American Express Certificate Company
--------------------------------------------------------------------------------

American Express Preferred Investors Certificates have contractual distribution fee rates of 0.165 percent of the initial payment on issue date of the certificate and 0.165 percent of the certificate's reserve at the beginning of the second and subsequent quarters from issue date.

Effective April 26, 2000, the American Express Flexible Savings Certificate have contractual distribution fee rates of 0.08 percent of the purchase price at the time of issuance and 0.08 percent of the reserves maintained for these certificates at the beginning of the second and subsequent quarters from issue date. For certificates sold from April 30, 1997 to April 25, 2000, fees were paid at the rate of 0.20 percent of the purchase price at time of issuance and
0.20 percent of the reserves maintained for these certificates at the beginning of the second and subsequent quarters from issue date.

Effective April 25, 2001, the American Express Cash Reserve Certificate have contractual distribution fee rates of 0.0625 percent of the purchase price at the time of issuance and 0.0625 percent of the reserves maintained for these certificates at the beginning of the second and subsequent quarters from issue date. For certificates sold from April 30, 1997 to April 24, 2001, the American Express Cash Reserve Certificates have contractual distribution fee rates of
0.20 percent of the purchase price at the time of issuance and 0.20 percent of the reserves maintained for these certificates at the beginning of the second and subsequent quarters from issue date.

Effective April 28, 1999, the American Express Stock Market, sold through AEFAI, and American Express Market Strategy Certificates have contractual distribution fee rates of 0.90 percent. For certificates sold from April 30, 1997 to April 27, 1999, fees were at the rate of 0.70 percent. Fees are paid on the purchase price on the first day of the certificate's term and on the reserves maintained for these certificates at the beginning of each subsequent term.

--------------------------------------------------------------------------------
30

American Express Certificate Company
--------------------------------------------------------------------------------

Effective April 26, 2000, the American Express Stock Market Certificates, sold through American Express Bank International, have contractual distribution fee rates of 0.90 percent. For certificates sold from April 28, 1999 to April 25, 2000, fees were paid at the rate of 1.00 percent. For certificates sold from April 30, 1997 to April 27, 1999, fees were at a rate of 1.25 percent. Fees are paid on the purchase price on the first day of the certificate's term and on the reserves maintained for these certificates at the beginning of each subsequent term.

The American Express Equity Indexed Savings Certificates have contractual distribution fee rates of 1.00 percent of the initial investment on the first day of each certificate's term and 1.00 percent of the certificate's reserve at the beginning of each subsequent term.

Depository fees

The basis for computing fees paid or payable to American Express Trust Company for depository services is as follows:

Depository fees paid or payable to American Express Trust Company (an affiliate) is:

Maintenance charge
   per account                      5 cents per $1,000 of assets on deposit
Transaction charge                  $20 per transaction
Security loan activity:
   Depository Trust Company
   receive/deliver                  $20 per transaction
   Physical receive/deliver         $25 per transaction
   Exchange collateral              $15 per transaction
--------------------------------------------------------------------------------

A transaction consists of the receipt or withdrawal of securities and commercial paper and/or a change in the security position. The charges are payable quarterly except for maintenance, which is an annual fee.

--------------------------------------------------------------------------------
31

American Express Certificate Company
--------------------------------------------------------------------------------

Other fees

The basis for computing fees paid or payable to American Express Bank Ltd. (an affiliate) for the distribution of the American Express Special Deposits on an annualized basis is 1.25 percent of the reserves maintained for the certificates on an amount from $100,000 to $249,999, 0.80 percent on an amount from $250,000 to $499,999, 0.65 percent on an amount from $500,000 to $999,999 and 0.50 percent on an amount $1,000,000 or more. Fees are paid at the end of each term on certificates with a one-, two- or three-month term. Fees are paid at the end of each quarter from date of issuance on certificates with six, twelve, twenty-four, or thirty-six month terms.

Transfer agent fees

The basis of computing transfer agent fees paid or payable to American Express Client Service Corporation (AECSC) (an affiliate) is under a Transfer Agency Agreement effective December 2, 2004. AECSC maintains certificate owner accounts and records. AECC pays AECSC a monthly fee of one-twelfth of $10.353 per certificate owner account for this service.

8. INCOME TAXES

Income tax (expense) benefit as shown in the Statements of Operations for the three years ended December 31 consists of:

(Thousands)                       2004             2003              2002
--------------------------------------------------------------------------------
Federal:
  Current                      $(44,763)         $(44,777)         $(24,367)
  Deferred                       18,934            17,804             3,288
--------------------------------------------------------------------------------
                                (25,829)          (26,973)          (21,079)
State                              (826)           (1,354)             (156)
--------------------------------------------------------------------------------
Total income tax expense       $(26,655)         $(28,327)         $(21,235)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
32

American Express Certificate Company
--------------------------------------------------------------------------------

Income tax expense differs from that computed by using the federal statutory rate of 35%. The principal causes of the difference in each year are shown below:

(Thousands)                                                     2004
--------------------------------------------------------------------------------
Federal tax expense at federal statutory rate         $(26,701)      35.0%
Dividend exclusion                                         820       (1.1)%
Other, net                                                  52       (0.1)%
--------------------------------------------------------------------------------
Federal tax expense                                   $(25,829)      33.8%
--------------------------------------------------------------------------------

(Thousands)                                                     2003
--------------------------------------------------------------------------------
Federal tax expense at federal statutory rate         $(28,449)      35.0%
Dividend exclusion                                         998       (1.2)%
Other, net                                                 478       (0.6)%
--------------------------------------------------------------------------------
Federal tax expense                                   $(26,973)      33.2%
--------------------------------------------------------------------------------

(Thousands)                                                     2002
--------------------------------------------------------------------------------
Federal tax expense at federal statutory rate         $(23,581)      35.0%
Dividend exclusion                                       2,462       (3.6)%
Other, net                                                  40       (0.1)%
--------------------------------------------------------------------------------
Federal tax expense                                   $(21,079)      31.3%
--------------------------------------------------------------------------------

Deferred income tax provision (benefit) results from differences between assets and liabilities measured for financial reporting and for income tax purposes. The significant components of deferred tax assets and liabilities at December 31, 2004 and 2003 are reflected in the following table:

(Thousands)                                               2004     2003
--------------------------------------------------------------------------------
Deferred tax assets:
Certificate reserves                                   $18,676  $18,454
Investments                                             24,512   34,425
Other, net                                                  --      140
--------------------------------------------------------------------------------
Total deferred tax assets                              $43,188  $53,019
--------------------------------------------------------------------------------

Deferred tax liabilities:
Investment unrealized gains, net                       $ 7,780  $23,814
Deferred distribution fees                                  --    2,259
Purchased/written call options                              --   17,501
Other, net                                                 925      124
--------------------------------------------------------------------------------
Total deferred tax liabilities                           8,705   43,698
--------------------------------------------------------------------------------
Net deferred tax assets                                $34,483  $ 9,321
--------------------------------------------------------------------------------

AECC is required to establish a valuation allowance for any portion of the deferred tax assets that management believes will not be realized. In the opinion of management, it is more likely than not that AECC will realize the benefit of the deferred tax assets and, therefore, no such valuation allowance has been established.

--------------------------------------------------------------------------------
33

American Express Certificate Company
--------------------------------------------------------------------------------

Net income taxes paid during the years ended December 31, 2004 and 2003 were $6.5 million and $71.6 million, respectively.

9. DERIVATIVE FINANCIAL INSTRUMENTS

AECC maintains an overall risk management strategy that incorporates the use of derivative instruments to minimize significant unplanned fluctuations in earnings that are caused by interest rate and equity market volatility. AECC enters into interest rate swaps to manage interest rate sensitivity and enters into options and futures contracts to mitigate the negative effect on earnings that would result from an increase in the equity markets.

AECC is exposed to risk associated with fluctuating interest payments on certain certificate products tied to the London Interbank Offering Rate (LIBOR) as the certificate products reset at shorter intervals than the average maturity of the investment portfolio. AECC enters into interest rate swap contracts that effectively lengthen the rate reset interval on certificate products. As a result of interest rate fluctuations, the amount of interest paid on hedged liabilities will positively or negatively impact reported earnings. Income or loss on the derivative instruments that are linked to the hedged liabilities will generally offset the effect of this impact. The Company views this strategy as a prudent management of interest rate sensitivity, such that earnings are not exposed to undue risk presented by changes in interest rates.

AECC uses interest rate swap contracts to hedge the risk of interest rate fluctuations on a portion of the certificate products. Interest rate swaps generally involve the exchange of fixed and variable rate interest rate payments between two parties, based on a common notional principal amount and maturity date. The Company is required to pay counterparties to the contracts a stream of fixed interest payments, and in turn, receives a stream of LIBOR-based variable interest payments.

The interest rate swaps qualify for and are designated as cash flow hedges. The effective portions of changes in the fair value of the derivatives are recorded in other comprehensive income. Amounts are reclassified from other comprehensive income to investment income as interest is credited to certificate reserves. The fair value of the interest rate swaps are included in accounts payable and accrued liabilities on the balance sheet.

--------------------------------------------------------------------------------
34

American Express Certificate Company
--------------------------------------------------------------------------------

For the years ended December 31, 2004 and 2003, AECC recognized no losses on the derivatives as a result of ineffectiveness. AECC reclassified into earnings pretax losses of ($5.4 million) and ($5.3 million) during 2004 and 2003, respectively. An estimated ($0.4 million) of the unrealized losses accumulated in other comprehensive income related to derivatives designated as cash flow hedges will be reclassified into earnings by December 31, 2005. This effect will occur at the same time as the Company realizes the benefits of lower market rates of interest on its certificates. The longest period of time over which the Company is hedging exposure to the variability in future cash flows is 2 months.

AECC offers American Express Stock Market Certificates ("SMC") that offer a return based upon the relative change in a major stock market index between the beginning and end of the SMC's term. The SMC product contains an embedded derivative, essentially the equity based return of the certificate that must be separated from the host contract and accounted for as a derivative instrument per SFAS No. 133. As a result of fluctuations in equity markets, and the corresponding changes in value of the embedded derivative, the amount of expenses incurred by the Company related to SMC will positively or negatively impact reported earnings. As a means of hedging its obligations under the provisions for these certificates, the Company purchases and writes call options on the major market index. The Company views this strategy as a prudent management of equity market sensitivity, such that earnings are not exposed to undue risk presented by changes in equity market levels.

On the same series of certificates, AECC also purchases futures on the major market index to economically hedge its obligations. The futures are marked-to-market daily and exchange traded, exposing the Company to no counterparty risk.

--------------------------------------------------------------------------------
35

American Express Certificate Company
--------------------------------------------------------------------------------

The options and futures contracts do not receive special hedge accounting under SFAS No. 133. As such, any changes in the fair value of the contracts are taken through earnings. The fair values of the purchased and written call options are included in equity index options receivable and equity indexed options and other liabilities, respectively, on the balance sheet. The fair value of the embedded derivatives is reflected in certificate reserves. Gains (losses) on options and futures are reflected in investment income, equity index options, on the statements of operations. Changes in fair values of embedded derivative instruments are reflected in provision for certificate reserves.

By using derivative instruments, AECC is exposed to credit and market risk. Credit risk is the possibility that the counterparty will not fulfill the terms of the contract. AECC monitors credit risk related to derivative financial instruments through established approval procedures, including setting concentration limits by counterparty, reviewing credit ratings and requiring collateral where appropriate.

Market risk is the possibility that the value of the derivative financial instrument will change due to fluctuations in a factor from which the instrument derives its value, primarily an interest rate or a major market index. AECC manages the market risk associated with interest rate contracts by establishing and monitoring limits as to the types and degree of risk that may be undertaken. AECC primarily uses derivatives to manage risk and, therefore, cash flow and income effects of such derivatives generally offset effects of the underlying certificate product reserves.

10. FAIR VALUES OF FINANCIAL INSTRUMENTS

AECC discloses fair value information for most on- and off-balance sheet financial instruments for which it is practicable to estimate that value. The fair value of the financial instruments presented may not be indicative of their future fair values. The estimated fair value of certain financial instruments such as cash and cash equivalents, receivables for dividends and interest, and investment securities sold, accounts payable due to parent and other affiliates, payable for investment securities purchased and other accounts payable and accrued expenses approximate the carrying amounts disclosed in the Balance Sheets.

--------------------------------------------------------------------------------
36

American Express Certificate Company
--------------------------------------------------------------------------------

A summary of fair values of financial instruments as of December 31, is as follows:

                                                        2004                               2003
-----------------------------------------------------------------------------------------------------------
                                             Carrying           Fair            Carrying           Fair
(Thousands)                                    Value            Value             Value            Value
-----------------------------------------------------------------------------------------------------------
Financial assets:
  Assets for which carrying
   values approximate
   fair values                             $  102,703        $  102,703       $  101,105        $  101,105
  Available-for-sale
   securities (Note 3)                     $5,603,789        $5,603,789       $4,509,726        $4,509,726
  First mortgage loans
   on real estate and
   other loans (Note 4)                    $  468,747        $  482,544       $  469,309        $  493,798
  Derivative financial
   instruments (Note 9)                    $  116,285        $  116,285       $  153,162        $  153,162
Financial liabilities:
  Liabilities for which
   carrying values
   approximate fair values                 $   55,560        $   55,560       $   24,444        $   24,444
  Net certificate
   reserves (Note 5)                       $5,827,000        $5,847,572       $4,775,518        $4,779,310
  Derivative financial
   instruments (Note 9)                    $   72,428        $   72,428       $  116,680        $  116,680
-----------------------------------------------------------------------------------------------------------

11. SUBSEQUENT EVENT

On February 1, 2005, American Express Company announced plans to pursue a tax-free spin-off of the common stock of AEFC through a special dividend to American Express Company common shareholders. The final transaction, which is subject to certain conditions including receipt of a favorable tax ruling and approval by American Express Company's Board of Directors, is expected to close in the third quarter of 2005.

At the time of the spin-off, American Express Company intends to provide additional capital to AEFC that will provide additional liquidity and a senior debt rating that will allow AEFC to have efficient access to the capital markets. Additionally, American Express Company anticipates that it will incur spin-off related expenses associated with establishing an independent company that could be significant on a cumulative basis. These expenses will be recorded by American Express Company or AEFC, as appropriate, as they are incurred each quarter.

--------------------------------------------------------------------------------
37

Quick telephone reference

Selling Agent:     American Express Bank International

Regional offices   600 Lexington Ave.       (212) 415-9500
                   4th Floor
                   New York, NY 10022

                   1111 Brickell Avenue     (305) 350-7750
                   16th Floor
                   Miami, FL 33131

--------------------------------------------------------------------------------
(logo)
AMERICAN
 EXPRESS
(R)
--------------------------------------------------------------------------------

American Express
Certificate Company
70100 AXP Financial Center
Minneapolis, MN 55474
(800) 862-7919

Distributed by
American Express
Financial Advisors Inc.

Investment Company Act File #811-00002

                                                                 S-6040 K (4/05)

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item
Number

Item 13. Other Expenses of Issuance and Distribution.

                  The expenses in connection with the issuance and distribution of the securities being registered are to be borne by the registrant.

Item 14. Indemnification of Directors and Officers.

                  The By-Laws of IDS Certificate Company provide that it shall indemnify any person who was or is a party or is threatened to be made a party, by reason of the fact that he was or is a director, officer, employee or agent of the company, or is or was serving at the direction of the company, or any predecessor corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to any threatened, pending or completed action, suit or proceeding, wherever brought, to the fullest extent permitted by the laws of the state of Delaware, as now existing or hereafter amended.

                  The By-Laws further provide that indemnification questions applicable to a corporation which has been merged into the company relating to causes of action arising prior to the date of such merger shall be governed exclusively by the applicable laws of the state of incorporation and by the by-laws of such merged corporation then in effect. See also Item 17.

Item 15. Recent Sales of Unregistered Securities.

(a)               Securities Sold

2002          American Express Special Deposits                     9,792,888.00
2003          American Express Special Deposits                    13,341,309.00
2004          American Express Special Deposits                     8,423,210.00

(b)               Underwriters and other purchasers

American  Express  Special  Deposits are marketed by American  Express Bank Ltd.
(AEB), an affiliate of American Express Certificate Company, to private banking clients of AEB in the United Kingdom.

(c)               Consideration

All American Express Special Deposits were sold for cash. The aggregate offering price was the same as the amount sold in the table above. Aggregate marketing fees to AEB were $446,326.20 in 2002, $263,897.87 in 2003 and $226,417.33 in
2004.

(d)               Exemption from registration claimed

American Express Special Deposits are marketed, pursuant to the exemption in Regulation S under the Securities Act of 1933, by AEB in the United Kingdom to persons who are not U.S. persons, as defined in Regulation S.

Item 16. Exhibits and Financial Statement Schedules.

(a)      Exhibits

         1. (a) Distribution Agreement dated November 18, 1988, between Registrant and IDS Financial Services Inc., filed electronically as Exhibit 1(a) to the Registration Statement No. 33-26844, for the American Express International Investment Certificate (now called, the IDS Investors Certificate) is incorporated herein by reference.

         2.       Not Applicable.

         3. (a) Certificate of Incorporation, dated December 31, 1977, filed electronically as Exhibit 3(a) to Post-Effective Amendment No. 10 to Registration Statement No. 2-89507, is incorporated herein by reference.

            (b) Certificate of Amendment, dated April 2, 1984 filed electronically as Exhibit 3(b) to Post-Effective Amendment No. 10 to Registration Statement No. 2-89507, is incorporated herein by reference.

            (c) Certificate of Amendment, dated September 12, 1995, filed electronically as Exhibit 3(c) to Post-Effective Amendment No. 44 to Registration Statement No. 2-55252, is incorporated herein by reference.

            (d) Certificate of Amendment, dated April 30, 1999, filed electronically as Exhibit 3(a) to Registrant's March 31, 1999 Quarterly Report on Form 10-Q is incorporated herein by reference.

            (e) Certificate of Amendment, dated January 28, 2000, filed electronically as Exhibit 3(e) to Post-Effective Amendment No. 47 to Registration Statement No. 2-55252 is incorporated herein by reference.

            (f) Current By-Laws, filed electronically as Exhibit 3(e) to Post-Effective Amendment No. 19 to Registration Statement No. 33-26844, are incorporated herein by reference.

         4.       Not Applicable.

         5. An opinion and consent of counsel as to the legality of the securities being registered, filed electronically as Exhibit 16(a)5 to Post-Effective Amendment No. 24 to Registration Statement No. 2-95577 is incorporated by reference.

         6. through 9. --  None.

         10. (a)  Investment   Advisory   and   Services   Agreement   between
                  Registrant and American Express Financial Corporation dated March 6, 2002, filed electronically as Exhibit 10(a) to Post-Effective Amendment No. 51 to Registration Statement No. 2-55252, is incorporated by reference.

            (b) Depositary and Custodial Agreement dated June 23, 2004, between American Express Certificate Company and American Express Trust Company, filed electronically on or about February 18, 2005 as Exhibit 10(b) to Post-Effective Amendment No. 32 to Registration Statement No. 2-95577 is incorporated by reference.

            (c) Foreign Deposit Agreement dated November 21, 1990, between IDS Certificate Company and IDS Bank & Trust, filed electronically as Exhibit 10(h) to Post-Effective Amendment No. 5 to Registration Statement No. 33-26844, is incorporated herein by reference.

            (d) Selling Agent Agreement dated June 1, 1990, between American Express Bank International and IDS Financial Services Inc. for the American Express Investors and American Express Stock Market Certificates, filed electronically as Exhibit 1(c) to the Post-Effective Amendment No. 5 to Registration Statement No. 33-26844, is incorporated herein by reference.

            (e) Amendment to the Selling Agent Agreement dated December 12, 1994, between IDS Financial Services Inc. and American Express Bank International, filed electronically as Exhibit 1(d) to Post-Effective Amendment No. 13 to Registration Statement No. 2-95577, is incorporated herein by reference.

            (f) Second amendment to Selling Agent Agreement between American Express Financial Advisors Inc. and American Express Bank International dated as of May 2, 1995, filed electronically as Exhibit (1) to Registrant's June 30, 1995, Quarterly Report on Form 10-Q, is incorporated herein by reference.

            (g) Marketing Agreement dated October 10, 1991, between Registrant and American Express Bank Ltd., filed electronically as Exhibit 1(d) to Post-Effective Amendment No. 31 to Registration Statement 2-55252, is incorporated herein by reference.

            (h) Letter amendment dated January 9, 1997 to the Marketing Agreement dated October 10, 1991, between Registrant and American Express Bank Ltd. filed electronically as Exhibit 10(j) to Post-Effective Amendment No. 40 to Registration Statement No. 2-55252, is incorporated herein by reference.

            (i) Letter amendment dated April 7, 1997 to the Selling Agent Agreement dated June 1, 1990 between American Express Financial Advisors Inc. and American Express Bank International, filed electronically as Exhibit 10 (j) to Post-Effective Amendment No. 14 to Registration Statement 33-26844, is incorporated herein by reference.

            (j) Letter Agreement dated July 28, 1999 amending the Selling Agent Agreement dated June 1, 1990, or a schedule thereto, as amended, between American Express Financial Advisors Inc. (formerly IDS Financial Services Inc.) and American Express Bank International, filed electronically to IDS Certificate Company's June 30, 1999 Quarterly Report on Form 10-Q, is incorporated herein by reference.

            (k) Letter Agreement dated July 28, 1999, amending the Marketing Agreement dated October 10, 1991, or a schedule thereto, as amended, between IDS Certificate Company and American Express Bank Ltd., filed electronically to IDS Certificate Company's June 30, 1999 Quarterly Report on Form 10-Q, is incorporated herein by reference.

            (l) Selling Agent Agreement, dated March 10, 1999 between American Express Financial Advisors Inc. and Securities
                  America, Inc., filed electronically as Exhibit 10 (l) to Post-Effective Amendment No. 18 to Registration Statement 33-26844, is incorporated herein by reference.

            (m) Letter Agreement, dated April 10, 2000, amending the Selling Agent Agreement, dated March 10, 1999, between American Express Financial Advisors Inc. and Securities America, Inc., filed electronically as Exhibit 10(o) to Post-Effective Amendment No. 20 to Registration Statement 33-26844, is incorporated herein by reference.

            (n) Selling Dealer Agreement dated July 31, 2000 between American Express Financial Advisors Inc., and Securities America Inc. filed electronically on or about February 18, 2005 as Exhibit 10(n) to Post-Effective Amendment No. 32 to Registration Statement No. 2-95577 is incorporated by reference.

          (o)(1)  Code of  Ethics  under  rule  17j-1  for  Registrant,  filed electronically as Exhibit 10(p)(1) to Pre-Effective Amendment No. 1 to Registration Statement No. 333-34982, is incorporated herein by reference.

          (o)(2) Code of Ethics under rule 17j-1 for Registrant's investment advisor and principal underwriter, filed electronically on or about February 18, 2005 as Exhibit 10(o)(2) to Post-Effective Amendment No. 32 to Registration Statement No. 2-95577 is incorporated by reference.

          (p) Letter of Representations, dated August 22, 2000, on behalf of American Express Certificate Company and American Express Client Service Corporation filed electronically as Exhibit 10(r) to Post-Effective Amendment No. 49 to Registration Statement No. 2-55252, is incorporated herein by reference.

          (q) Transfer Agency Agreement, dated December 2, 2004, between American Express Certificate Company and American Express Client Service Corporation filed electronically on or about February 18, 2005 as Exhibit 10(q) to Post-Effective Amendment No. 32 to Registration Statement No. 2-95577 is incorporated by reference.

        11. through 22. -- None.

        23. Consent of Independent Registered Public Accounting Firm is filed electronically herewith.

        24. (a) Directors' Power of Attorney, dated Feb. 22, 2005, filed electronically on or about April 22, 2005 as Exhibit 24(a) to Post-Effective Amendment No. 33 to Registration Statement No. 2-95577 is incorporated by reference.

            (b) Officers' Power of Attorney, dated Feb. 22, 2005, filed electronically on or about April 22, 2005 as Exhibit 24(b) to Post-Effective Amendment No. 33 to Registration Statement No. 2-95577 is incorporated by reference.

            (c) Director's and Officer's Power of Attorney, dated Feb. 22, 2005, filed electronically on or about April 22, 2005 as
                  Exhibit 24(c) to Post-Effective Amendment No. 33 to Registration Statement No. 2-95577 is incorporated by reference.

        25. through 27. -- None.

(b) The financial statement schedules for American Express Certificate Company filed electronically on or about April 22, 2005 as Exhibit 16(b) to Post-Effective Amendment No. 33 to Registration Statement No. 2-95577 for American Express Flexible Savings Certificate are incorporated by reference.

Item 17. Undertakings.

               Without limiting or restricting any liability on the part of the other, American Express Financial Advisors Inc. (formerly, IDS Financial Services Inc.), as underwriter, and American Express Bank International, as selling agent will assume any actionable civil liability which may arise under the Federal Securities Act of 1933, the Federal Securities Exchange Act of 1934 or the Federal Investment Company Act of 1940, in addition to any such liability arising at law or in equity, out of any untrue statement of a material fact made by their respective agents in the due course of their business in selling or offering for sale, or soliciting applications for, securities issued by the Company or any omission on the part of their respective agents to state a material fact necessary in order to make the statements so made, in the light of the circumstances in which they were made, not misleading (no such untrue statements or omissions, however, being admitted or contemplated), but such liability shall be subject to the conditions and limitations described in said Acts. American Express Financial Advisors Inc. and American Express Bank International will also assume any liability of the Company for any amount or amounts which the Company legally may be compelled to pay to any purchaser under said Acts because of any untrue statements of a material fact, or any omission to state a material fact, on the part of the respective agents of American Express Financial Advisors Inc. and American Express Bank International to the extent of any actual loss to, or expense of, the Company in connection therewith. The By-Laws of the Registrant contain a provision relating to Indemnification of Officers and Directors as permitted by applicable law.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on April 22, 2005.

AMERICAN EXPRESS CERTIFICATE COMPANY



                                              By: /s/ Paula R. Meyer
                                              -----------------------
                                                      Paula R. Meyer, President


Pursuant to the requirements of the Securities Act of 1933, this amendment has been signed below by the following persons in the capacities indicated on April 22, 2005.


Signature                          Capacity

/s/ Paula R. Meyer                 President and Director
----------------------             (Principal Executive Officer)
    Paula R. Meyer

/s/ Brian J. McGrane               Vice President and Chief Financial Officer
----------------------             (Principal Financial Officer)
    Brian J. McGrane

/s/ David K. Stewart               Vice President, Controller and
----------------------             Chief Accounting Officer
    David K. Stewart               (Principal Accounting Officer)

/s/ Rodney P. Burwell*             Director
-----------------------
    Rodney P. Burwell

/s/ Jean B. Keffeler*              Director
----------------------
    Jean B. Keffeler

/s/ Thomas R. McBurney*            Chairman and Director
------------------------
    Thomas R. McBurney

/s/ Karen M. Bohn*                 Director
-------------------
    Karen M. Bohn

* Signed pursuant to Directors' Power of Attorney dated Feb. 22, 2005, filed electronically on or about April 22, 2005 as Exhibit 24(a) to American Express Flexible Savings Certificate Post-Effective Amendment No. 33 to Registration Statement No. 2-95577, by:




/s/ Paula R. Meyer
----------------------
    Paula R. Meyer